                                  SCHEDULE 14C

                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement        [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14c-5(d)(2))

[ ] Definitive Information Statement

                                 VIASOFT, INC.
-------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

                       Shares, par value $.001 per share
-------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

                                   2,229,442*
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                        $8.40 per share of common stock*
-------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

                                  $13,960,356*

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    (5)  Total fee paid:

                                    $2,792*

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[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

                                    $31,131*
-------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

                                  Schedule TO
-------------------------------------------------------------------------------

(3)  Filing Party:

           Viasoft, Inc., Allen Systems Group, Inc. and ASG Sub, Inc.
-------------------------------------------------------------------------------

(4)  Date Filed:

                                  May 4, 2000
-------------------------------------------------------------------------------

* The amount assumes the purchase of all outstanding shares of common stock, $0.001 par value, of Viasoft, Inc. at $8.40 per share (totaling $11,189,774), or in the case of 897,326 shares underlying options, at $8.40 per share less the option exercise price per share (totaling $2,770,582), in accordance with the terms of the merger described herein. The amount of the filing fee was calculated in accordance with Rule 0-11(c) under the Securities Exchange Act of 1934. Based upon such value, the fee due upon the filing of the preliminary information statement is $2,792, which amount is completely offset by the $31,131 fee previously paid in connection with the filing of the Schedule TO by Viasoft, Inc., Allen Systems Group, Inc. and ASG Sub, Inc. in connection with the first step of the transaction of which the merger is a part.

                                  VIASOFT, INC
                       4343 E. CAMELBACK ROAD, SUITE 205
                             PHOENIX, ARIZONA 85018
                                 (602) 952-0050

                                                                  June __, 2000

Dear Stockholder:

     The attached Notice of Special Meeting of Stockholders and Information Statement are being furnished to you in connection with a special meeting of stockholders (the "Special Meeting") of Viasoft, Inc., a Delaware corporation (the "Company"), which will be held at _____ a.m., local time, on July ___, 2000 at the Company's offices located at 4343 E. Camelback Road, Suite 205, Phoenix, Arizona 85018.

     We are holding this meeting to obtain stockholder approval of an Agreement and Plan of Merger, as amended (the "Merger Agreement"), approved by the board of directors of the Company on April 27, 2000 providing for the merger of ASG Sub, Inc., a Delaware corporation ("ASG Sub") with and into the Company ("Merger"). ASG Sub is a wholly owned subsidiary of Allen Systems Group, Inc. ("Allen Systems"). Under the Merger Agreement, each share of the Company's outstanding common stock, other than shares owned by the Company or held by ASG Sub, or shares with respect to which appraisal rights are properly exercised under Delaware law, will be converted into the right to receive $8.40 in cash, without interest, and each outstanding option to purchase Shares will be converted into the right to receive the excess, if any, of $8.40 over the option exercise price, without interest.

     The Merger is the second and final step of the acquisition of the Company by Allen Systems. The first step was a combined tender offer by ASG Sub and the Company for all of the outstanding shares of common stock of the Company (the "Shares") at $8.40 per Share in cash. ASG Sub purchased 9,111,209 of the Company's outstanding Shares pursuant to that tender offer, which expired at 12:00 midnight, Eastern time, on June 2, 2000.

     The affirmative vote of a majority of the outstanding Shares will be necessary to approve the Merger Agreement. As a result of the consummation of the tender offer, ASG Sub owns approximately 87% of the outstanding Shares and therefore has the right to vote a sufficient number of outstanding Shares such that approval of the Merger Agreement at the Special Meeting is assured without the affirmative vote of any other stockholder.

     You are welcome to attend the Special Meeting; however, you are not being asked for a proxy and are requested not to send one. The accompanying Information Statement explains the terms of the Merger. Please read the accompanying Information Statement carefully.

     We appreciate your loyalty and support as a stockholder of the Company in the past and as we move forward with this transition to a new ownership.

                           Sincerely,

                           -------------------------------
                           Arthur L. Allen
                           Chairman, President and Chief Executive Officer

                                  VIASOFT, INC
                       4343 E. CAMELBACK ROAD, SUITE 205
                             PHOENIX, ARIZONA 85018
                                 (602) 952-0050

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY __, 2000

To Stockholders of Viasoft, Inc:

     Notice is hereby given that a special meeting (the "Special Meeting") of stockholders of Viasoft, Inc., a Delaware corporation ("Viasoft" or the "Company"), will be held on July ___, 2000, at ______ a.m., local time, at the Company's offices at: 4343 E. Camelback Road, Suite 205, Phoenix, Arizona, 85018 for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 27, 2000, by and among the Company, Allen Systems Group, Inc., a Delaware corporation ("Allen Systems"), and ASG Sub, Inc., a Delaware corporation and wholly owned subsidiary of Allen Systems ("ASG Sub"), as amended by the First Amendment to Agreement and Plan of Merger dated as of May 25, 2000 (the "Merger Agreement") in connection with the proposed merger (the "Merger") of ASG Sub with and into the Company.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. The Company's Board of Directors is not aware of, and does not intend to raise, any other matters to be considered at the Special Meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Only holders of record of shares of common stock, par value $.001 per share at the close of business on June __, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting on the approval and adoption of the Merger Agreement, including the consummation of the transactions contemplated thereby.

     Stockholders of the Company will be entitled to assert appraisal rights under Section 262 of the General Corporation Law of the State of Delaware ("Section 262"), a copy of which is attached as Annex B to the accompanying Information Statement. In order to assert such rights, a stockholder is required to adhere strictly to certain statutory requirements. Stockholders intending to exercise their appraisal rights must deliver to the Company, before the taking of the vote at the Special Meeting, a written demand for payment for their shares of common stock of the Company if the merger is consummated and may not vote in favor of the merger. You are urged to review Annex B in its entirety.

     AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THE MERGER, WE WILL SEND YOU INSTRUCTIONS FOR SURRENDERING YOUR VIASOFT SHARE CERTIFICATES AND A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE. YOU SHOULD NOT SUBMIT YOUR SHARE CERTIFICATES FOR EXCHANGE UNTIL YOU HAVE RECEIVED SUCH INSTRUCTIONS AND THE LETTER OF TRANSMITTAL.

                            By Order of the Board of Directors,

                            ----------------------------------------------------
                            Kristine Kennedy Rieger, Secretary

June __, 2000
Phoenix, Arizona

                                  VIASOFT, INC
                       4343 E. CAMELBACK ROAD, SUITE 205
                             PHOENIX, ARIZONA 85018
                                 (602) 952-0050
                               ------------------
                             INFORMATION STATEMENT
                               ------------------

     This Information Statement is being furnished on behalf of the Board of Directors (the "Company Board") of Viasoft, Inc., a Delaware corporation ("Viasoft" or the "Company"), to the holders of record at the close of business on June __, 2000 (the "Record Date") of the outstanding shares of common stock, par value $0.001 per share, including the associated Preferred Share Purchase Rights issued pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank, as rights agent, dated as of April 20, 1998, as amended on July 14, 1999 and April 27, 2000 (the "Shares") of the Company, in connection with the proposed merger (the "Merger") of ASG Sub, Inc., a Delaware corporation ("ASG Sub"), a wholly-owned subsidiary of Allen Systems Group, Inc, a Delaware corporation ("Allen Systems"), with and into the Company pursuant to an Agreement and Plan of Merger, dated as of April 27, 2000 (the "Merger Agreement"), by and among the Company, ASG Sub, and Allen Systems, as amended by the First Amendment to Agreement and Plan of Merger dated as of May 25, 2000 by and among ASG Sub, Allen Systems and the Company, copies of which are attached hereto as Annex A. As a result of the Merger, the Company will become a wholly-owned subsidiary of Allen Systems and each issued and outstanding Share (other than those Shares owned by ASG Sub, the Company or by stockholders who have properly exercised their appraisal rights under Delaware law) will be cancelled and converted automatically into the right to receive $8.40 per Share, in cash, without interest (the "Merger Consideration"), and each outstanding option to purchase Shares will be converted into the right to receive the excess, if any, of $8.40 over the option exercise price, without interest.

     This Information Statement is being furnished in connection with a special meeting (the "Special Meeting") of stockholders to be held at ___ a.m. local time on July ___, 2000 at the Company's offices located at 4343 E. Camelback Road, Suite 205, Phoenix, Arizona, 85018. At the Special Meeting, the Company's stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and such other business as may properly come before the meeting.

     The Merger is the second and final step in a two-step transaction provided for by the Merger Agreement. The first step was a combined cash tender offer for all of the outstanding Shares at a purchase price of $8.40 per Share. Pursuant to the Offer, which expired at 12:00 midnight, Eastern time, on June 2, 2000, as scheduled, ASG Sub purchased 9,111,209 Shares.

     ASG Sub currently owns approximately 87% of the outstanding Shares. Because ASG Sub will vote all Shares it beneficially owns in favor of the Merger Agreement, approval is assured, and the Company Board is not soliciting your proxy.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

    This Information Statement is first being mailed to Stockholders on or about June __, 2000.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET................................................................................................4

INTRODUCTION......................................................................................................7

THE PARTIES.......................................................................................................7

THE SPECIAL MEETING...............................................................................................8

         General..................................................................................................8

         Place, Date and Time.....................................................................................9

         Purpose of the Special Meeting...........................................................................9

         Vote Required............................................................................................9

         Approval Assured.........................................................................................9

         Procedure for Receiving Merger Consideration/Payment for Shares..........................................9

SELECTED FINANCIAL DATA..........................................................................................10

PRICE RANGE OF SHARES AND DIVIDENDS..............................................................................11

CHANGE OF CONTROL................................................................................................12

THE MERGER.......................................................................................................12

         Background of the Merger................................................................................12

         Recommendation of the Viasoft Board.....................................................................23

         Reasons for the Merger; Factors Considered by the Viasoft Board.........................................23

         Opinion of Financial Advisor............................................................................25

         Interests of Certain Persons in the Merger That Differ From Your Interests..............................34

         Payment For Shares......................................................................................36

         Appraisal Rights........................................................................................37

         Effect of the Merger on the Company's Stockholders......................................................40

         Certain Federal Income Tax Considerations...............................................................40

         Accounting Treatment....................................................................................41

         Regulatory Approvals....................................................................................41

THE MERGER AGREEMENT.............................................................................................41

         The Merger Agreement....................................................................................41

         Stock Options And Other Awards..........................................................................42

         Directors...............................................................................................42

         Representations and Warranties..........................................................................43

         Covenants...............................................................................................43

         No Solicitation.........................................................................................44

         Public Announcements....................................................................................44

         Reasonable Efforts; Notification........................................................................45

         Post Merger Employment Benefits.........................................................................45

         Indemnification; Directors' and Officers' Insurance.....................................................45

         State Takeover Laws.....................................................................................46

         Conditions to Consummation of the Merger................................................................46

         Termination; Effect Of Termination......................................................................48

         Fees and Expenses.......................................................................................51

         Amendment...............................................................................................51

         Extension; Waiver.......................................................................................51

         Dividends And Distributions.............................................................................51

THE CREDIT AGREEMENT.............................................................................................51

         Interest Rates..........................................................................................52

         Mandatory Reductions of the Revolving Commitment Amount.................................................52

         Mandatory Prepayments...................................................................................52

         Advances Under the Credit Agreement.....................................................................52

         Financial Covenants.....................................................................................53

         Other Covenants.........................................................................................53

         Events of Default.......................................................................................53

         Fees....................................................................................................54

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND BENEFICIAL OWNERS OF THE COMPANY.........................54

OTHER MATTERS....................................................................................................55

WHERE CAN YOU FIND MORE INFORMATION..............................................................................55

INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................55

FORWARD-LOOKING STATEMENTS AND INFORMATION.......................................................................56

ANNEX A:   Agreement and Plan of Merger and First Amendment to Agreement and Plan of Merger

ANNEX B:   Section 262 of the General Corporation Law of the State of Delaware

ANNEX C:   Opinion of Broadview International LLC

                                       3

                               SUMMARY TERM SHEET

     Viasoft, Inc. is calling a special meeting of the Viasoft stockholders to consider and vote on the merger of ASG Sub, Inc. with and into Viasoft. The following are some of the questions that you as a stockholder of Viasoft, Inc. may have, and the answers to those questions. We urge you to read carefully the remainder of this information statement because the information in this summary term sheet is not complete. Additional important information is contained in the remainder of this information statement and the annexes attached to it.

WHEN AND WHERE IS THE SPECIAL MEETING? WHAT IS THE PURPOSE OF THE SPECIAL
MEETING?

         The special meeting of stockholders of Viasoft will be held at ____ a.m. local time on July ___, 2000 at Viasoft's offices, located at: 4343 E. Camelback Road, Suite 205, Phoenix, Arizona 85018. The purpose of the meeting is to consider and vote to approve the merger of ASG Sub with and into Viasoft. Following the merger, ASG Sub will cease to exist and Viasoft will be the surviving company, wholly owned by Allen Systems. See "THE SPECIAL MEETING."

WHO ARE ALLEN SYSTEMS GROUP AND ASG SUB, INC.?

     Allen Systems Group, Inc., a Delaware corporation, is a privately held computer software company that focuses on providing enterprise software for breakthrough productivity. ASG Sub, Inc. is a Delaware corporation that has carried on no business other than joining Viasoft in the recent tender offer to purchase all of the outstanding shares of Viasoft common stock. ASG Sub is a wholly-owned subsidiary of Allen Systems Group. See "THE PARTIES."

WHAT IS THE HISTORY OF THE MERGER?

     The merger is the second and final step of the acquisition of Viasoft by Allen Systems Group acting through ASG Sub. The first step was a combined cash tender offer by ASG Sub and Viasoft for all of the outstanding shares of common stock of Viasoft. The tender offer commenced on May 4, 2000 and expired as scheduled at 12:00 midnight, Eastern time, on June 2, 2000. ASG Sub and Viasoft purchased approximately 16,890,301 shares validly tendered in the tender offer. As a result of the tender offer, ASG Sub now owns approximately 87% of the outstanding shares of Viasoft. After the merger, ASG Sub will cease to exist and Viasoft will be a wholly-owned subsidiary of Allen Systems. See "THE MERGER--Background of the Merger."

WHAT WILL HAPPEN TO MY SHARES UPON THE MERGER?

     Upon the merger, each outstanding share not tendered and purchased by ASG Sub or Viasoft in the tender offer will be converted into the right to receive $8.40 in cash, without interest, the same amount paid for shares tendered in the tender offer. Thereafter, you will not have any ownership interest in Viasoft or any rights as a stockholder of Viasoft. In addition, prior to or as promptly after the merger as is practicable, the shares will be delisted from the Nasdaq National Market and registration of the shares under the Securities and Exchange Act of 1934 will be terminated. See "THE MERGER--Payment for Shares."

WHEN WILL I RECEIVE THE MERGER CONSIDERATION?

     The merger is expected to be completed on July ___, 2000, or as promptly as practicable thereafter. However, it is possible that delays could require that the merger be completed at a later time.

HOW DO I RECEIVE THE MERGER CONSIDERATION?

     Promptly after the merger becomes effective, Harris Trust and Savings
Bank, the depositary and paying agent, will send you a letter of transmittal containing instructions for the surrender of your stock certificate(s) representing shares of Viasoft. In order to receive your payment, you must surrender your stock certificate(s) together with a duly executed and properly completed letter of transmittal (and any other documents that may be required) as instructed in the letter of transmittal. Do not send your share certificates at this time; wait for instructions from Harris Trust and Savings Bank after the merger becomes effective. See "THE MERGER--Payment for Shares."

WHAT WILL HAPPEN TO ANY OPTIONS THAT I HAVE TO PURCHASE SHARES?

     Any options to purchase shares held by you will become fully exercisable immediately prior to the merger and will be deemed automatically exercised at the time of the merger by being converted into the right to receive the excess, if any, of $8.40 over the option exercise price, without interest, for each share subject to the options you hold. Options held by you which are exercisable at $8.40 per share or higher will be terminated on the effective date of the merger and you will not receive any payment for them. See "THE MERGER AGREEMENT--Stock Options and Other Awards."

ARE THERE ANY CONDITIONS TO THE MERGER?

     Yes. The obligation of each party to effect the merger is subject to the satisfaction or waiver of various conditions at or prior to the time at which the merger becomes effective, including the vote of the stockholders of Viasoft and other customary closing conditions. In addition, neither ASG Sub nor Viasoft is required to effect the merger if certain representations and warranties made by the other in the merger agreement were not truthful when made. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

WHAT DID THE BOARD OF DIRECTORS OF VIASOFT THINK OF THE MERGER?

     The board of directors of Viasoft unanimously approved the merger agreement, as amended, and (1) determined that the merger and the merger agreement are advisable, fair to, and in the best interests of, Viasoft and its shareholders, (2) approved the merger and the merger agreement and declared their advisability and (3) recommended that stockholders approve and adopt the merger and the merger agreement. See "THE MERGER--Recommendation of the Viasoft Board."

WHAT DID THE BOARD OF DIRECTORS OF VIASOFT CONSIDER IN MAKING ITS
RECOMMENDATION?

         In making its recommendation in favor of the merger, the board of directors of Viasoft considered a number of factors, including the consideration to be paid in the merger and the fact that the $8.40 per share to be paid to the stockholders of Viasoft is approximately 53% higher than the closing stock price per share on April 26, 2000, the last full trading day before the board of directors of Viasoft approved the merger agreement. The board of directors of Viasoft also considered the opinion of its financial advisor, Broadview International LLC, that the $8.40 per share cash consideration to be paid to the Viasoft stockholders is fair, from a financial point of view, to the stockholders. See "THE MERGER--Reasons for the Merger; Factors Considered by the Viasoft Board."

HOW MANY VOTES ARE REQUIRED TO APPROVE THE MERGER?

     Under Delaware law, the approval of the merger will require the vote of the holders of a majority of the outstanding shares, with holders of shares being entitled to one vote per share held by them on __________, which is the record date for the meeting. See "THE SPECIAL MEETING--Vote Required."

WILL MY VOTE HAVE ANY EFFECT ON WHETHER THE MERGER IS APPROVED?

         No. ASG Sub owns approximately 87% of the outstanding shares, and therefore has sufficient voting power to constitute a quorum at the special meeting and to approve all matters to be considered at the special meeting, regardless of the presence or vote of any other stockholder. ASG Sub will vote all of the shares it owns in favor of the merger. As a result, the merger will be approved and adopted at the special meeting even if no stockholder other than ASG Sub votes in favor of the merger. See "THE SPECIAL MEETING--Approval Assured."

HOW DO I VOTE IF I WISH TO VOTE?

         If you wish to vote your shares, you or your representative must be present in person at the special meeting to be held on July ___, 2000 at ______ a.m. local time.

WHAT IF I DO NOT AGREE WITH THE MERGER OR THE AMOUNT TO BE PAID TO ME FOR EACH OF MY SHARES? DO I HAVE THE RIGHT TO DISSENT?

     Yes, under Section 262 of the Delaware General Corporation Law, shareholders who do not vote to approve the merger and who comply with the other requirements of Delaware law are provided with "appraisal rights" in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to have the value of your shares independently determined and to receive payment based on that valuation. To exercise your appraisal rights, you may not vote in favor of the merger and you must deliver a written demand for an appraisal of your shares to Viasoft prior to the time at which the vote on the merger is taken at the special meeting. Your failure to exactly follow the procedures specified under Delaware law will result in the loss of your appraisal rights. A summary of the requirements you must follow in order to exercise your appraisal rights is set forth in "THE MERGER--Appraisal Rights", and a copy of Section 262 is attached to this information statement as Annex B.

HOW WILL I BE TAXED IN THE MERGER?

     Your receipt of cash in exchange for your shares (as the merger consideration pursuant to the merger agreement or from the exercise of appraisal rights) pursuant to the merger will be a taxable transaction for United States federal income tax purposes, and may also be taxable under applicable state, local or foreign income or other tax laws. You should consult with your tax advisor regarding the particular tax consequences of the merger to you, including the applicability and the effect of federal, state, local, foreign and other tax laws. See "THE MERGER--Certain Federal Income Tax Considerations."

WHO CAN HELP ANSWER MY QUESTIONS ABOUT THE MERGER?

     If you have questions about the merger after reading this information statement, you should contact Kristine Kennedy Rieger, Secretary of the Company, at 800-932-5536.

                                  INTRODUCTION

     Throughout this Information Statement, the term "Merger" means the merger of ASG Sub, a Delaware corporation ("ASG Sub"), with and into Viasoft, Inc., a Delaware corporation ("Viasoft" or the "Company"), with the Company being the surviving corporation. The term "Merger Agreement" means the Agreement and Plan of Merger among Allen Systems Group, Inc., a Delaware corporation ("Allen Systems"), ASG Sub and the Company, dated as of April 27, 2000, as amended by the First Amendment to Agreement and Plan of Merger dated as of May 25, 2000, copies of which are attached as Annex A to this Information Statement and are hereby incorporated by reference herein. The term "Offer" means the combined tender offer by ASG Sub and the Company to purchase all of the outstanding shares of common stock, $.001 par value, including the associated Preferred Share Purchase Rights issued pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank, as rights agent, dated as of April 20, 1998, as amended on July 14, 1999 and April 27, 2000, of the Company (the "Shares") at a purchase price of $8.40 per Share.

     Statements contained in this Information Statement or in any document incorporated in this Information Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an Annex to this Information Statement or such other document, each such statement being qualified in all respects by such reference.

                                  THE PARTIES

     VIASOFT. The Company provides business solutions consisting of specialized professional services and award-winning software that are designed to enable customers worldwide to cost-effectively manage and evolve their information technology assets. The Company provides a broad range of products and consulting services to support the application modernization needs of large organizations worldwide, including implementation of e-business within their operations. The mailing address and telephone number of the Company's principal executive offices are: 4343 E. Camelback Road, Suite 205, Phoenix, Arizona 85018, (602) 952-0050.

     ALLEN SYSTEMS. Allen Systems is a privately held computer software company that focuses on providing enterprise software for breakthrough productivity. Allen Systems provides a suite of Enterprise Productivity Software Solutions to improve the productivity and performance of corporate IT systems. Allen Systems employs more than 400 associates worldwide. Headquartered in Naples, Florida, Allen Systems has offices in California, Texas, Georgia, Australia, France, Germany, Italy, Singapore, South Africa and the United Kingdom, as well as distribution channels in Asia, Europe, Israel, and Latin America. The mailing address and telephone number of the principal executive offices of Allen Systems are: 1333 Third Avenue South, Naples, Florida 34102, (800) 932-5536.

     ASG SUB. ASG Sub is a Delaware corporation newly formed for the purpose of effecting the Offer and the Merger. The mailing address and telephone number of the principal executive offices of ASG Sub are 1333 Third Avenue South, Naples, Florida 34102, (800) 932-5536.

     SURVIVING CORPORATION. The Company will be the Surviving Corporation in the Merger and it will be wholly owned by Allen Systems.

                              THE SPECIAL MEETING

GENERAL

     You are receiving this Information Statement in connection with the proposed Merger of ASG Sub into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company will survive the Merger and become a wholly-owned subsidiary of Allen Systems and each issued and outstanding Share (other than those Shares owned by ASG Sub and the Company or by stockholders who have properly exercised their appraisal rights under the Delaware General Corporation Law ("DGCL") will be cancelled and converted automatically into the right to receive $8.40 per Share, without interest (the "Merger Consideration"). In addition, each outstanding option to purchase Shares will be converted into the right to receive the excess, if any, of $8.40 over the option exercise price, without interest. Accordingly, the equity interest of all pre-Merger stockholders in the Company other than ASG Sub, the Company, or stockholders who have perfected their appraisal rights under the DGCL will be terminated.

     The Merger is the second step of a two-step transaction, pursuant to which Allen Systems, as the owner of all of the capital stock of ASG Sub, will acquire the entire equity interest in the Company. The first step was the Offer. The Offer expired at 12:00 midnight, Eastern time, on June 2, 2000. As a result of the purchase of Shares pursuant to the Offer, ASG Sub owns approximately 87% of the voting power of all outstanding securities of the Company.

     The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL.

PLACE, DATE AND TIME

     The special meeting of stockholders of Viasoft (the "Special Meeting") will be held on July __, 2000, at ____ a.m., local time, at the Company's executive offices at 4343 E. Camelback Road, Suite 205, Phoenix, Arizona 85018.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and such other proposals as may be properly brought before the Special Meeting.

VOTE REQUIRED

     Under the DGCL and pursuant to the Company's Certificate of Incorporation, the affirmative vote of the holders of a majority of the issued and outstanding Shares is the only vote of the Company's capital stock that is necessary to approve and adopt the Merger Agreement at the Special Meeting. Only holders of record of Shares at the close of business on June __, 2000 (the "the Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 10,443,325 Shares outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. At such date, there were approximately ________ holders of record of the Company's Shares.

APPROVAL ASSURED

     As a result of the purchase of Shares pursuant to the Offer, ASG Sub acquired 9,111,209 Shares, and the Company purchased the remaining 7,779,092 Shares validly tendered. Consequently, as of the Record Date, ASG Sub will own approximately 87% of the voting power of all outstanding securities of the Company. Accordingly, ASG Sub has the right to vote a sufficient number of outstanding Shares at the Special Meeting to approve and adopt the Merger Agreement without the affirmative vote of any other holder of Shares, thereby assuring such approval and adoption. Pursuant to the Merger Agreement, ASG Sub is obligated to vote the Shares owned by it in favor of approving and adopting the Merger Agreement. The Company currently anticipates that the Merger will be consummated on July __, 2000, or as promptly as practicable thereafter.

PROCEDURE FOR RECEIVING MERGER CONSIDERATION/PAYMENT FOR SHARES.

     Upon consummation of the Merger, the Company will deposit with Harris Trust and Savings Bank, as the depositary and paying agent (the "Paying Agent") for the holders of record of Shares, as needed, the aggregate amount of cash to be paid in respect of the Shares converted into cash pursuant to the Merger. Holders of record should use the Letter of Transmittal referred to below to effect the surrender of certificates evidencing Shares in exchange for the Merger Consideration. All certificates so surrendered will be cancelled. Upon consummation of the Merger and surrender of certificates evidencing Shares, together with a properly completed and duly executed Letter of Transmittal, the holder of record thereof will receive the Merger Consideration in exchange for each Share surrendered. Any cash held by the Paying Agent that remains unclaimed by stockholders for ninety (90) days after the date the Merger becomes effective (the "Effective Time") will be returned to the Company, as the Surviving Corporation, and thereafter stockholders may look, subject to applicable abandoned property, escheat and other similar laws, only to the Surviving Corporation for payment thereof, without any interest thereon.

     A Letter of Transmittal will be sent to all stockholders of the Company of record as of the Effective Date under separate cover promptly following the consummation of the Merger. The Letter of Transmittal will advise such holder of the terms of the Merger and the procedures for surrendering to the Paying Agent certificates evidencing Shares in exchange for the Merger Consideration. See "THE MERGER--Payment for Shares." Do not send your stock certificates or otherwise attempt to surrender Shares at this time; wait for instructions from the Company or the Paying Agent following the consummation of the Merger. Following the Effective Time, the holders of Shares prior to the Effective Time, other than ASG Sub, the Company, or any stockholders who have perfected their appraisal rights under Delaware law, will cease to have ownership interests in the Company or rights as stockholders.

                            SELECTED FINANCIAL DATA

     HISTORICAL FINANCIAL INFORMATION. Set forth below is certain selected historical consolidated financial information relating to the Company and its subsidiaries which has been excerpted or derived from the audited financial statements contained in the Company's annual report on Form 10-K for the fiscal year ended June 30, 1999 and the unaudited financial statements contained in the Company's quarterly report on Form 10-Q for the nine months ended March 31, 2000. The audited financial statements set forth on pages F-3 through F-29 of Viasoft's Form 10-K for the fiscal year ended June 30, 1999 and the unaudited financial statements set forth in Part I of Viasoft's Form 10-Q for the nine months ended March 31, 2000 are hereby incorporated by reference into this Offer to Purchase. More comprehensive financial information is included in those reports and in other documents filed by the Company with the Securities and Exchange Commission (the "SEC"). The financial information that follows is qualified in its entirety by reference to such reports and other documents, including the financial statements and related notes contained therein. Such reports, documents and other financial information may be inspected and copies may be obtained from the SEC in the manner set forth below. During the fiscal years 1999 and 1998 and the nine months ended March 31, 2000 and March 31, 1999, there were no fixed charges.

                                 VIASOFT, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        FISCAL YEAR ENDED     NINE MONTHS ENDED
                                                            JUNE 30,               MARCH 31,
                                                       -------------------   ------------------
                                                         1999       1998      2000       1999
                                                       --------   --------   -------   --------
                                                                                (UNAUDITED)

STATEMENT OF OPERATIONS DATA
Revenues:
  Software license fees..............................  $ 44,989   $ 65,122   $14,323  $34,166
  Maintenance and other fees.........................    33,757     28,950    22,964   25,580
  Professional services fees.........................    25,526     19,615     8,051   21,072
          Total revenues.............................   104,272    113,687    45,338   80,818

Operating Expenses:
  Cost of software license and maintenance fees......    15,596     12,737     7,037   12,140
  Cost of professional services fees.................    22,312     18,537     9,798   18,064
  All other operating expenses.......................    83,665     74,931    34,162   61,251
          Total operating expenses...................   121,573    106,205    50,997   91,455
Income (loss) from operations........................   (17,301)     7,482    (5,659) (10,637)
Net income (loss)....................................    (8,490)     7,935    (1,892)  (5,133)
Net income (loss) per share -- basic.................     (0.46)      0.42     (0.11)   (0.28)
Net income (loss) per share -- diluted...............     (0.46)      0.40     (0.11)   (0.28)
Weighted average common shares
  outstanding -- basic...............................    18,308     18,999    18,010   18,443
Weighted average common shares
  outstanding -- diluted.............................    18,308     19,799    18,010   18,443

                                                                AT JUNE 30,
                                                            -------------------     AT MARCH 31,
                                                              1999       1998          2000
                                                            --------   --------   ---------------
                                                                                    (UNAUDITED)
BALANCE SHEET DATA
Cash and cash equivalents.................................  $ 25,609   $ 37,807      $ 38,172
Working capital...........................................    71,623     96,257        62,544
Current assets............................................   110,857    142,104        87,873
Total assets..............................................   134,169    162,377       118,310
Current liabilities.......................................    39,234     45,847        25,329
Total liabilities.........................................    39,539     46,519        25,490
Total stockholders' equity................................    94,630    115,858        92,820
Book value per share......................................  $   5.28   $   6.00      $   5.13

                      PRICE RANGE OF SHARES AND DIVIDENDS

     As of June _____, 2000, there were approximately _________ record holders of Shares. The Shares trade on the Nasdaq National Market under the symbol "VIAS." The Company's Transfer Agent and Registrar is Harris Trust and Savings Bank. The following table sets forth the high and low sales prices per Share as reported on the Nasdaq National Market for the quarters indicated.

                                      HIGH        LOW
Fiscal Year ending June 30, 1998
     First Quarter................  $65 1/4     $47
     Second Quarter...............   54 5/8    32 1/2
     Third Quarter................   43 7/8    25 3/4
     Fourth Quarter...............   29 3/8    12 3/8
Fiscal year ending June 30, 1999:

     First Quarter................   16 1/2     6 1/4
     Second Quarter...............     9        2 3/4
     Third Quarter................    7 7/8    3 9/16
     Fourth Quarter...............  4 11/16    3 1/32
Fiscal year ending June 30, 2000:

     First Quarter................  8 11/16     3 1/2
     Second Quarter...............   8 9/16     4 1/4
     Third Quarter................    6 7/8     4 1/2
     Fourth Quarter (through June
      15, 2000) ..................    8 3/8     4 3/4

The Company has never declared or paid cash dividends on its capital stock.

     On April 26, 2000, the last full trading day prior to the day of the public announcement of the execution of the Merger Agreement and of the Company's and ASG Sub's intention to commence the Offer, the reported closing price on the Nasdaq was $5.50 per Share. On May 3, 2000, the last full trading day prior to the commencement of the Offer, the reported closing price per Share on the Nasdaq was $8.06. On June 15, 2000, the reported sale price per Share on the Nasdaq was $8.34 per Share.

     Under the terms of the Merger Agreement, the Company is not permitted to declare or pay dividends with respect to the Shares without the prior written consent of Allen Systems, and Allen Systems does not intend to consent to any such declaration or payment.

                               CHANGE OF CONTROL

     On June 5, 2000, ASG Sub and the Company accepted for payment all of the Shares validly tendered in the Offer, which constituted approximately 93% of the total outstanding Shares. ASG Sub purchased 9,111,209 of the issued and outstanding Shares validly tendered at an aggregate purchase price of approximately $76.5 million using a portion of the proceeds of a loan from LaSalle Bank, N.A. ("LaSalle") and KeyBank National Association (collectively, the "Banks") under a secured revolving credit facility pursuant to a Credit Agreement dated April 26, 2000 (the "Credit Agreement"). The Company purchased the remaining Shares validly tendered using its available funds. Consequently, Allen Systems, as the sole owner of ASG Sub, may be deemed to own beneficially an aggregate of 9,111,209 shares, or approximately 87% of the total outstanding Shares.

     Pursuant to the Merger Agreement, ASG Sub was entitled to designate such number of directors to the Board of Directors of the Company (the "Company Board" or "Viasoft Board"), as would give ASG Sub representation proportionate to its ownership interest. Pursuant thereto, John J. Barry III, Alexander S. Kuli, and J. David Parrish have resigned from their positions on the Company Board and Arthur L. Allen, Kristine Kennedy Rieger, and Patrick L. Pullen have been appointed to the Company Board to fill the vacancies created by the resignations. They have also been appointed as the senior officers of the Company.

                                   THE MERGER

BACKGROUND OF THE MERGER

     BACKGROUND. In February 1998, Viasoft engaged an investment banking firm to identify potential candidates for a strategic acquisition by Viasoft. At that time, the investment banking firm suggested that Viasoft also consider other strategic alternatives, including a possible acquisition of Viasoft by another company. In addition to contacting potential candidates for a strategic acquisition by Viasoft, the investment banking firm contacted Compuware Corporation ("Compuware") regarding its potential interest in a transaction with Viasoft.

     From March through July 1998, Viasoft's management and the Viasoft Board engaged in investigations and discussions regarding a possible business combination with Compuware, but the parties were unable to reach an agreement and discussions terminated in July 1998.

     In March 1999, Compuware representatives initiated renewed discussions of a possible business combination with Steven D. Whiteman, then President and CEO of Viasoft. After preliminary discussions, the Viasoft Board authorized Mr. Whiteman to engage an investment banking firm to advise Viasoft with respect to available strategic alternatives, and Viasoft entered into an engagement letter with Broadview International LLC ("Broadview") to act as its financial advisor.

     In May through June 1999, Broadview contacted several other companies with Viasoft's approval to ascertain their potential interest in pursuing a transaction with Viasoft. With the exception of Compuware, no company contacted by Broadview indicated any interest in pursuing a potential transaction with Viasoft at that time.

     During June and July 1999, Viasoft and its advisors engaged in extensive negotiations with representatives of Compuware, and Compuware conducted extensive due diligence with respect to Viasoft, all with a view toward developing a mutually-acceptable business combination proposal.

     On June 28, 1999, Mr. Whiteman received an unsolicited letter of interest from another company ("Other Interested Party") regarding a possible all cash acquisition of Viasoft. The proposed price range of approximately $5.40 per share was substantially below the price then under discussion with Compuware. After consultation with the Viasoft Board, Mr. Whiteman advised the Other Interested Party that Viasoft would be willing to pursue discussions if that company were able to substantially increase its proposed price. Despite Mr. Whiteman's efforts to continue these discussions, the Other Interested Party did not contact Viasoft again.

     On July 14, 1999, after extensive further discussions and negotiations among Viasoft, Compuware, Broadview and the parties' legal counsel, the Viasoft Board approved an Agreement and Plan of Merger between Viasoft and Compuware (the "Compuware Merger Agreement"). The Compuware Merger Agreement provided for the acquisition of all outstanding shares of Viasoft common stock for $9.00 in cash per share, pursuant to a cash tender offer. The Compuware Merger Agreement further provided that the tender offer would be followed by a merger in which any shares of Viasoft common stock not purchased in the tender offer would be converted into the right to receive the same $9.00 per share from Compuware in cash, without interest.

     In connection with the Compuware Merger Agreement, Compuware entered into a shareholder tender and voting agreement with all directors and executive officers of Viasoft, who held, in the aggregate, approximately 2.0% of the then outstanding shares of Viasoft common stock (the "Compuware Shareholder Agreement"). The Compuware Shareholder Agreement contained terms and conditions substantially similar to the Shareholder Tender and Voting Agreement entered into between ASG Sub and all the then directors and executive officers of Viasoft dated as of April 27, 2000 (the "Shareholder Agreement") including, among other things, the agreement of such shareholders to tender their shares pursuant to the Compuware tender offer and, if required, vote such shares in favor of the merger contemplated by the Compuware Merger Agreement. In connection with its approval of the

Compuware Merger Agreement, the Viasoft Board received a fairness opinion from Broadview to the effect that as of July 14, 1999, based upon and subject to certain matters stated in such opinion, the consideration to be received by the holders of Viasoft common stock was fair to such shareholders from a financial point of view.

     Prior to entering into the Compuware Merger Agreement, during July 1999, representatives of Viasoft, Broadview and Compuware discussed a plan to provide incentives for certain key employees of Viasoft to remain employed following an acquisition of Viasoft, in order to facilitate an orderly transition and the achievement of the parties' goals for the acquisition. After extensive discussions and negotiations, Viasoft adopted a Change in Control Separation Plan (the "Separation Plan") which was approved by the Viasoft Board in connection with its approval of the Compuware Merger Agreement. In addition, the Viasoft Board considered and unanimously approved an amendment to the Rights Agreement, which legal counsel advised was necessary in order to facilitate the transactions contemplated by the Compuware Merger Agreement.

     Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Viasoft and Compuware filed Certification and Report Forms with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission ("FTC"), on July 19, 1999. On August 3, 1999, the Antitrust Division requested additional information and documents from the parties with respect to the proposed acquisition, as a result of which the required waiting periods under the HSR Act were extended.

     As a result of these information requests, Compuware extended its tender offer to allow sufficient time to comply with the information requests and to allow the Antitrust Division time to complete its investigation. Viasoft and Compuware filed extensive additional information with the Antitrust Division in response to the requests. On October 29, 1999, the Antitrust Division filed a lawsuit in the United States District Court for the District of Columbia seeking to enjoin the proposed acquisition of Viasoft by Compuware, alleging that it would violate certain provisions of the antitrust laws ("DOJ Litigation"). Compuware and Viasoft extended the tender offer a number of times in order to provide additional time to evaluate and pursue available options in defense of the DOJ Litigation. On January 18, 2000, Viasoft and Compuware mutually agreed to terminate the Compuware Merger Agreement and not to proceed with the proposed acquisition of Viasoft by Compuware. The DOJ Litigation was dismissed on January 24, 2000.

     Viasoft agreed to terminate the Compuware Merger Agreement because the Viasoft Board did not believe that continuing the DOJ Litigation for many months, with its inherent risks, substantial costs and potential for irreparable damage to the Viasoft business and relationships with customers, distributors and employees, was in the best interest of Viasoft shareholders. Viasoft believes that its business, results of operations, financial condition and liquidity have been materially adversely affected by the announcement of the proposed acquisition by Compuware, the DOJ Litigation and resulting termination of the transaction. Relationships with customers were adversely affected and revenues from product licenses and professional services declined as customers delayed or reconsidered purchase decisions. Among the reasons for these adverse customer effects was Viasoft's inability to commit to customers that a particular strategic direction or development plan would be followed following the Compuware transaction. In addition, some customers expressed concern about continued customer support and enhancement of Viasoft products after the proposed merger and other customers who were considering replacement of Compuware products with Viasoft products put their decisions on hold when the transaction was announced. Viasoft learned of customer concerns primarily through discussions with its sales managers and sales representatives and is not able to determine how many customers were impacted or how many relationships were adversely affected, given the nature of these concerns. In addition, Viasoft experienced significant employee attrition as a result of the announcement of the Compuware transaction and the subsequent delays and uncertainty. Loss of employees has been most significant in the marketing and administration functions and in the sales force, particularly in the United States. From June 30, 1999, when the Company had approximately 430 employees, until January 30, 2000, a date shortly after the termination of the Compuware Merger Agreement, the Company lost approximately 115 employees. Viasoft believes, based on its interviews of departing employees and their coworkers, that approximately 70% of these terminations were related, at least in part, to the terminated Compuware transaction. The functional areas that experienced the most attrition were U.S. sales, which lost approximately 44% of its employees, marketing, which lost 34%, and finance and administration, which lost approximately 26%. Viasoft revenue also declined during and after the period that the Compuware transaction was pending. Total revenues decreased from $23.5 million in the quarter ended June 30, 1999 (the last quarter prior to announcement of the Compuware transaction) to $18.6 million, $15.5 million and $11.2 million in the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000 (the last quarter prior to entering into the Merger Agreement), respectively. License revenue during these periods decreased from $10.8 million in the quarter ended June 30, 1999 to $7.1 million, $5.0 million and $2.3 million in the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, respectively. The Company believes that these revenue declines are attributable in part to the effects of the terminated Compuware transaction, among other factors, including loss of sales personnel and the end of the market for the Company's year 2000 products and services.

     On January 24, 2000, Viasoft received a letter from Compuware claiming that Viasoft violated the Compuware Merger Agreement and demanding $10 million in damages. Compuware alleged that Viasoft violated its obligations under the Compuware Merger Agreement to refrain from seeking alternative take-over proposals and, as a result, failed to use reasonable efforts to obtain regulatory approval and consummate the proposed transaction. Viasoft publicly disclosed these claims and believes that there is no basis for the claims. To Viasoft's knowledge, Compuware has not commenced any legal proceedings with respect to the claims.

     After the termination of the Compuware Merger Agreement, Mr. Whiteman instructed several members of the Viasoft management team to prepare a plan to present to the Board at its next meeting, scheduled for February 1, 2000, regarding Viasoft's strategy for reorganization of the Company into business units and continuing and expanding Viasoft's historical lines of business, as well as potential new business initiatives. In addition, Viasoft management enlisted Broadview to consult with the Company regarding the current acquisition environment and potential strategic alternatives or business combinations that might be available to Viasoft.

     At a meeting of the Viasoft Board on February 1, 2000, the Board discussed Viasoft's plans to reorganize the Company, which included a reduction in force, as well as plans for potential new business initiatives. Viasoft management was directed to continue its planning and implementation of an independent strategy along the lines discussed. The Viasoft Board also discussed the preliminary status of Broadview's efforts to identify other strategic alternatives.

     Beginning January 20, 2000 and into February 2000, representatives of Broadview contacted several other companies to inquire as to their interest in considering a possible business combination transaction with Viasoft. During this period, Mr. Whiteman also contacted several additional companies to explore possible interest in a strategic transaction. As a result of these discussions, representatives of Viasoft and Broadview held informational meetings with, and provided certain financial information to, several potential acquirors, during the period from early February to mid-March 2000.

     CONTACTS BETWEEN VIASOFT AND ALLEN SYSTEMS. Since 1998, Allen Systems has continuously researched and developed leads on potential acquisitions. In the winter of 2000, Allen Systems' mergers and acquisitions department began a review of possible strategic initiatives that might complement Allen Systems' existing business and customer base and enable it to seek a broader range of enterprise solutions for its customers.

     The first contact between representatives of Viasoft and representatives of Allen Systems occurred in late February 2000 when Kristine Kennedy Rieger, Senior Vice President and General Counsel of Allen Systems, left voicemails for Mr. Whiteman and Ms. Hardwick, then Vice President and General Counsel of Viasoft, and indicated Allen Systems' interest in exploring a possible business relationship between Viasoft and Allen Systems. After discussing the message with Mr. Whiteman, Ms. Hardwick asked Broadview to respond to Allen Systems' call, and a representative of Broadview returned Ms. Rieger's voicemail. After several messages were exchanged, Ms. Rieger spoke to a representative of Broadview on February 22, 2000 and preliminarily discussed a possible relationship between Allen Systems and Viasoft. On March 2, 2000, a Broadview representative called Ms. Rieger, and a meeting was scheduled between representatives of Viasoft and Allen Systems for March 3, 2000 so that the parties could explore possibilities.

     On March 3, 2000, Arthur L. Allen, President and Chief Executive Officer of Allen Systems, along with Ms. Rieger and Patrick Pullen, Chief Financial Officer of Allen Systems, met with Mr. Whiteman and David Lee, then Senior Vice President of Viasoft, a representative of Broadview, and representatives of Allen Systems' financial advisor, William Blair, at the offices of Viasoft's counsel, Osborn Maledon, P.A. in Phoenix, Arizona. Also present at the meeting were representatives of LaSalle, with whom Allen Systems was pursuing a lending relationship. At the meeting, Viasoft and Allen Systems signed an agreement to preserve the confidentiality of certain Viasoft information and Allen Systems also delivered a form of agreement to preserve the confidentiality of certain Allen Systems information, which was subsequently executed by Allen Systems and Viasoft on March 8, 2000 (together, the "Confidentiality Agreement").

     At the March 3 meeting, the parties had a general discussion about possible business relationships. Viasoft and Allen Systems representatives each presented an overview of their respective products, business strategy, resources and financial condition. As part of its presentation, Viasoft provided Allen Systems a set of Viasoft forecasted financial information for fiscal years 2000 and 2001. The parties discussed the potential benefits of a business combination transaction and agreed that additional discussion was warranted. Additionally, Mr. Whiteman indicated that he would have a preliminary discussion with members of the Viasoft Board to determine if there was interest in discussing a potential transaction.

     On March 6, 2000, Ms. Rieger contacted representatives of Broadview and stated that Allen Systems was prepared to move forward with discussions of a business combination. At that time, Ms. Rieger proposed a price range as a basis for continuing discussions. The Broadview representatives expressed concern that the proposed range was below the range that would be acceptable to the Viasoft Board, but stated that they would convey this information to Mr. Whiteman.

     On March 7, 2000, Mr. Whiteman updated the Viasoft Board in a telephonic meeting regarding the status of various discussions and meetings with Allen Systems and several companies that had responded to Viasoft's solicitation of interest in a strategic relationship with the Company. Of these, only two companies, including Allen Systems, pursued discussions to a point at which they were willing to explore with Viasoft or Broadview a proposed price range. Allen Systems proposed a price in the range of $7.50, subject to due diligence and further negotiations; the other company indicated preliminary interest in the range of $6.50 to $7.00, payable entirely in stock of the acquiring company. The Board discussed these proposed price ranges and instructed Mr. Whiteman to convey to both companies that those price ranges were insufficient.

     On March 10, 2000, Mr. Allen telephoned Mr. Whiteman and indicated that Allen Systems had evaluated the preliminary information provided by Viasoft at the March 3 meeting and was prepared to pursue discussions of an acquisition of Viasoft. Mr. Allen reiterated the price range proposed by Ms. Rieger to Broadview. Mr. Whiteman responded that the price proposal was below the range that the Viasoft Board would be willing to consider. Mr. Whiteman stated that he had plans to be in Dallas, Texas on March 14, 2000 and suggested that he and Mr. Allen meet at the airport to discuss the possible transaction in more depth.

     On March 14, 2000, Mr. Whiteman and Mr. Allen met for an hour at the Love Field Airport in Dallas. At this meeting, the executives discussed the potential synergies of a business combination and the business strategy that a combined company might pursue. Mr. Allen discussed his philosophy in managing Allen Systems for the past 14 years. He discussed goals to expand offerings to Allen Systems' and Viasoft's customer base. Mr. Allen also discussed his acquisition strategy relative to customers, employees and shareholders. The executives also discussed the proposed price for a transaction and Mr. Allen indicated that Allen Systems was prepared to increase the potential transaction price to the range of $8.25 per share if Allen Systems was permitted to conduct additional due diligence and the results of that investigation were favorable. Mr. Whiteman responded that the proposed price was still likely to be considered inadequate by the Viasoft Board, but agreed to present the proposal for consideration to the Viasoft Board, in an effort to determine whether additional due diligence would be appropriate.

     The Viasoft Board met on March 17 and March 20, 2000 to discuss the status of the discussions with Allen Systems. Mr. Whiteman provided the Viasoft Board with an update of the discussions and the increased price that the parties were now discussing. Broadview representatives reported on the companies they had contacted, noting that discussions with the one other company that had provided a preliminary price indication had terminated when the other party indicated no interest in further discussions. Broadview representatives responded to questions from the Viasoft Board regarding market risk, timing and other concerns related to an acquisition of Viasoft at this time or in the future. The Viasoft Board had a lengthy discussion of the issues, including the status and risks of Viasoft's developing an independent strategy. The Viasoft Board discussed the proposed price and determined that it was still inadequate, but concluded that if due diligence were likely to facilitate further price discussions with Allen Systems, then the Company should move forward with the due diligence discussions for that purpose. Mr. Whiteman was directed to proceed on this basis.

     Following the Viasoft Board meeting, on March 21, 2000, Mr. Whiteman telephoned Mr. Allen to discuss the response of the Viasoft Board to the Allen Systems proposal. Mr. Whiteman reiterated that the price proposed by Allen Systems was still regarded as inadequate by the Viasoft Board. Mr. Allen indicated that additional due diligence with respect to the business and finances of Viasoft would be necessary in order to enable Allen Systems and its potential financing sources to determine if an increase in the price could be warranted. Mr. Whiteman advised Mr. Allen that the Viasoft Board had authorized Viasoft management to participate in a due diligence process for this purpose. Mr. Whiteman and Mr. Allen agreed that representatives of the parties would meet in Phoenix on March 22, 2000 to begin the due diligence process.

     Beginning on March 22, 2000 and continuing through March 25, 2000, Ms. Rieger, Mr. Pullen and other representatives of Allen Systems met in Phoenix at the offices of Osborn Maledon with Ms. Hardwick, Jay Mayne, then Director of Finance of Viasoft, and other representatives of Viasoft. The Viasoft representatives provided extensive due diligence information and documents for review by the Allen Systems team. Viasoft continued to respond to information requests from Allen Systems during the following week.

     As part of the due diligence process, Ms. Rieger and Mr. Pullen inquired about Viasoft's anticipated financial results for the upcoming quarter ending March 31, 2000, as well as whether any new projections had been prepared. On March 28, 2000, Mr. Whiteman sent to Mr. Pullen an additional financial forecast for Viasoft's 2000 and 2001 fiscal years.

     On March 31, 2000, Mr. Whiteman was contacted by representatives of a third party software company (the "Other Potential Offeror"). The Other Potential Offeror was one of the companies with which Viasoft held informational meetings during February and March 2000. The Other Potential Offeror discussed with Mr. Whiteman a proposal under which it would acquire all of the shares of Viasoft. The transaction proposal contemplated a purchase price in the range of $9.00 per share, payable in stock of the Other Potential Offeror then valued at approximately $5.50, with the remainder of the price payable in cash. Mr. Whiteman expressed his concern regarding the mix of consideration to the shareholders, but indicated that he would discuss the matter with the Viasoft Board at its next meeting on April 3, 2000.

     On March 31, 2000, Mr. Whiteman and Mr. Allen discussed the results of Allen Systems' due diligence meetings by telephone. Mr. Allen stated that Allen Systems was satisfied with the results of the due diligence meetings, but that Allen Systems did not believe that an increase in the price under discussion was warranted. Mr. Whiteman reiterated that the Viasoft Board viewed the potential transaction price as inadequate and advised Mr. Allen that Viasoft was continuing to consider its other alternatives, including the proposal received from the Other Potential Offeror. Mr. Whiteman indicated that the Viasoft Board had a meeting scheduled for April 3, 2000, at which the Viasoft Board would continue to consider its alternatives. Mr. Whiteman encouraged Mr. Allen to continue to explore ways to increase the proposed transaction price.

     On April 3, 2000, the Viasoft Board met at the Viasoft offices in Phoenix. All Viasoft directors were present at the meeting, together with a representative of Osborn Maledon. Representatives of Broadview participated in portions of the meeting by telephone. Mr. Whiteman presented a detailed review of the Company's recent performance and financial condition, together with a report on management's investigation of strategic alternatives. This presentation included an update on Viasoft's plans and strategies for Viasoft to continue as an independent public company, as well as strategic alternatives involving potential business combinations. Tim Brewer, then Vice President of Viasoft, joined the meeting and made an extensive presentation regarding the status, opportunities and issues facing the Company's current product and services businesses. The directors also discussed various possible new business initiatives that Viasoft might pursue as an independent public company.

     Representatives of Broadview presented a report on the investigation of strategic alternatives conducted to date by Viasoft management and Broadview at the April 3, 2000 meeting. The Broadview representatives indicated that Allen Systems and the Other Potential Offeror were the only companies to express interest in an acquisition of Viasoft at this time, after solicitations of interest from all of the companies considered by Viasoft management and Broadview to be likely potential acquirors. The Viasoft Board and Broadview then engaged in an extensive discussion and analysis of the expressions of interest by Allen Systems and the Other Potential Offeror. Broadview provided and reviewed with the Viasoft Board a summary of publicly available information relating to the Other Potential Offeror, including product offerings, independent analyst estimates, ownership and share price data and comparable public company data. This summary information did not include an opinion or recommendation from Broadview.

     The Viasoft Board and Broadview representatives discussed the fact that while the transaction prices proposed for discussion by Allen Systems and the Other Potential Offeror had stated dollar values between $8.25 to $9.00, Allen Systems was proposing an all cash offer, while the Other Potential Offeror was proposing to pay the majority of the stated value in its common stock, with only the balance payable in cash. The Viasoft Board regarded the proposal of the Other Potential Offeror as significantly inferior to the Allen Systems proposal for many reasons, including the size and financial resources of the Other Potential Offeror, and the volatility and relative lack of liquidity of its common stock. The Viasoft Board also discussed the terms of the Allen Systems proposal, which the directors continued to regard as inadequate in terms of price. After an extensive discussion, the Viasoft Board authorized Mr. Whiteman to continue to pursue discussions with Allen Systems and the Other Potential Offeror in an effort to improve their proposals for an acquisition of the Company. The Viasoft Board instructed Mr. Whiteman to advise the Other Potential Offeror that a significant increase in the cash component of its proposal, or other significant improvements in the price or terms of the offer, would be necessary before the Viasoft Board would consider the proposal worthy of further consideration.

     At its April 3, 2000 meeting, the Viasoft Board further instructed Mr. Whiteman to communicate to Allen Systems that an increase in the proposed transaction price, together with further assurances with respect to financing and closing conditions, would be necessary in order for the Viasoft Board to recommend such an offer to the Viasoft shareholders. Mr. Whiteman left the meeting briefly to discuss Viasoft Board's position by telephone with Mr. Allen. Mr. Whiteman returned to the meeting and advised the Viasoft Board that Mr. Allen had stated that an increase in the price would be considered by Allen Systems, subject to final due diligence, and that Allen Systems would be willing to discuss and respond to the Viasoft Board's concerns with respect to financing and closing conditions. The Viasoft Board authorized Mr. Whiteman to continue discussion and due diligence exchanges with Allen Systems on this basis, while simultaneously pursuing the Other Potential Offeror's proposal.

     On April 4, 2000, Mr. Whiteman communicated the Viasoft Board's concerns to the Other Potential Offeror. The parties discussed these concerns and shared additional information over the next several days. Mr. Whiteman and representatives of the Other Potential Offeror had several detailed discussions about the business and the potential synergies and incremental value of the proposed combined entity. On April 7, 2000, a representative of the Other Potential Offeror telephoned Mr. Whiteman and, after a brief discussion, withdrew its proposal. The Other Potential Acquiror was unwilling to meet the Viasoft Board's stated expectation to either increase the cash component of the offer or otherwise improve the terms of its offer.

     On April 5, 2000, Mr. Pullen, Derek Eckelman, Corporate Counsel of Allen Systems, Ms. Rieger and outside legal counsel for Allen Systems held a telephone meeting with representatives of the Banks and the Banks' outside legal counsel concerning a possible structure for financing a tender offer and merger to acquire Viasoft. Representatives of the Banks indicated that they had been considering a loan facility in the approximate amount of $100 million and that, if an additional bridge loan was required by Allen Systems to acquire all of the Shares, there would be a delay in obtaining the approval of the Banks necessary in order to make the loan. As a result of this discussion, later on that same day, Ms. Rieger, on behalf of Allen Systems, suggested to Broadview representatives that Allen Systems and Viasoft engage in a combined tender offer using funds to be obtained by Allen Systems under a Credit Agreement with the Banks, as well as funds to be provided by Viasoft. Several conversations ensued over the next few days regarding the combined tender offer proposal between Ms. Hardwick, Ms. Rieger, Mr. Allen and Mr. Whiteman and their various financial and legal representatives.

     On April 6, 2000, Allen Systems' legal counsel delivered a draft of the Merger Agreement and the Shareholder Agreement to Viasoft and its legal counsel. On April 10, 2000,

Osborn Maledon distributed to Allen Systems and its legal counsel initial comments on the Merger Agreement.

     On April 12, 2000, the Viasoft Board met to discuss the proposed concept of a combined tender offer that would facilitate the financing of the proposed transaction by Allen Systems. After discussion of the proposal, which included input from Viasoft's financial and legal advisors, the Viasoft Board agreed to consider structuring the transaction on this basis. Ms. Hardwick communicated that message to Ms. Rieger the same day. On April 13, 2000, Viasoft and its counsel received a revised draft of the Merger Agreement reflecting revisions to implement the structural changes to the proposed transaction. Ms. Hardwick delivered this draft of the Merger Agreement to the Viasoft Board for review.

     On April 13 and 14, 2000, Mr. Allen and Mr. Whiteman exchanged information concerning the anticipated timing of Allen Systems' receipt of the Banks' commitment for the financing and the schedule for preparing a definitive Credit Agreement. Ms. Rieger and Ms. Hardwick had similar discussions. As a result, the parties agreed to continue negotiations with a view to completing them when a definitive Credit Agreement could be available.

     Representatives of Viasoft and Allen Systems, together with their respective counsel and representatives of Broadview, held a conference call on April 14, 2000 during which the terms of the draft Merger Agreement, the parties' comments and the manner in which the transaction should be effected were reviewed, discussed and negotiated extensively. Representatives of the Banks and their counsel participated in portions of these discussions.

     On April 14, 2000 and again on April 17, 2000, Mr. Whiteman and Mr. Allen held telephone conversations to review the progress of their negotiating teams and continued to discuss terms for the proposed transaction. Throughout the week of April 17, both parties and their respective advisors worked toward the completion of the terms of the Merger Agreement and the execution of the Credit Agreement. During this time, on April 21, 2000, Viasoft publicly announced its earnings statements for the quarter ended March 31, 2000.

     On April 21, 2000, representatives of Allen Systems provided a draft of its definitive Credit Agreement with the Banks to Viasoft and its counsel for review. During the week of April 24, representatives of Viasoft, Broadview and Allen Systems discussed various matters relating to the proposed Credit Agreement, including the various financial covenants and lending conditions provided therein with respect to the financing of the proposed transaction. On April 26, 2000, representatives of Allen Systems and the Banks met at the offices of the Bank's counsel in Chicago and executed and delivered the Credit Agreement.

     From April 24 through the evening of April 26, 2000, representatives of Allen Systems, Viasoft and their respective legal and financial advisors participated in numerous conferences during which the terms of the draft Merger Agreement, Shareholder Agreement and related matters were further discussed and negotiated. In addition, during this period, the parties discussed modifications to the Separation Plan to adjust the severance compensation payable to certain key employees, including an increase in severance compensation for two officers from 12 months to 15 months of benefits. See "THE MERGER -- Interests of Certain Persons in the

Merger that Differ From Your Interests -- Separation Plan." Ms. Hardwick continued to provide interim drafts of various transaction documents to the Viasoft Board.

     On the morning of April 26, 2000, Viasoft held a telephonic Board meeting during which Mr. Whiteman, Ms. Hardwick and counsel updated the Viasoft Board on the progress of negotiations with Allen Systems. Later in the day, Ms. Hardwick and counsel distributed to the Viasoft Board proposed final drafts of the Merger Agreement, Shareholder Agreement and an amendment to the Separation Plan. Counsel also circulated a proposed amendment to the Rights Agreement, which counsel advised was necessary in order to facilitate the transaction contemplated by the Merger Agreement, and Ms. Hardwick distributed a copy of Allen Systems' definitive Credit Agreement with the Banks. Broadview provided to the Board a financial analysis of the loan covenants in the Credit Agreement, as well as a draft of the Broadview fairness opinion and supporting materials.

     On the morning of April 27, 2000, the Viasoft Board held a telephonic meeting to consider the proposed final terms of the Merger Agreement, Shareholder Agreement and the amendment to the Separation Plan. Participating in the meeting were all Viasoft directors, Ms. Hardwick, and representatives of Broadview and Osborn Maledon. Mr. Whiteman summarized the status of the transaction generally and the results of discussions and negotiations with Allen Systems. A representative of Osborn Maledon reviewed with the Viasoft Board the principal provisions of the proposed Merger Agreement, Shareholder Agreement and the amendment to the Separation Plan and responded to questions from the Viasoft Board. Representatives of Broadview presented Broadview's fairness opinion to the Viasoft Board that as of the date of the meeting and based upon and subject to certain matters stated in such opinion, the $8.40 per Share cash consideration (the "Offer Price") was fair, from a financial point of view, to Viasoft's shareholders. The Broadview representatives described to the Viasoft Board the procedures followed, Broadview's findings, the bases for and methods of arriving at Broadview's fairness opinion, including the financial analysis Broadview made of certain information supporting its fairness opinion, and responded to questions from the Viasoft Board. The Broadview representatives also presented an analysis of the loan covenants in the Credit Agreement. Representatives of Osborn Maledon and Broadview addressed various questions from the Viasoft Board with respect to the Credit Agreement. Ms. Hardwick provided certain information regarding the antitrust aspects of the proposed transaction.

     The Viasoft Board considered these matters carefully and, after discussion, the Viasoft Board unanimously determined that the terms of the Offer, the Merger and the Merger Agreement were advisable and fair to, and in the best interests of, Viasoft and its shareholders. The Viasoft Board then unanimously approved the transactions contemplated by the Merger Agreement, including execution and delivery of the Merger Agreement, approval of the Shareholder Agreement and adoption of the amendment to the Separation Plan, and unanimously resolved to recommend that Viasoft's shareholders accept the Offer and tender their Shares in the Offer. In addition, the Viasoft Board considered and unanimously approved an amendment to the Rights Agreement to facilitate the transactions contemplated by the Merger Agreement.

     On the afternoon of April 27, 2000, following the Viasoft Board meeting, Mr. Whiteman, Ms. Hardwick and representatives of Osborn Maledon met with Mr. Allen, Ms. Rieger and representatives of Steptoe & Johnson LLP, Allen Systems' outside counsel, at Steptoe & Johnson's offices in Phoenix, where the Merger Agreement was executed and delivered.

     On May 4, 2000, ASG Sub and Viasoft commenced the Offer pursuant to the terms of the Merger Agreement. On June 2, 2000, the Offer expired, as scheduled, and approximately 16.9 million Shares were validly tendered and not withdrawn pursuant to the Offer. ASG Sub accepted for payment 9,111,209 Shares tendered, and Viasoft accepted for payment the remainder of all Shares validly tendered. Consequently, ASG Sub now owns approximately 87% of the total outstanding Shares.

RECOMMENDATION OF THE VIASOFT BOARD

     In evaluating the Offer and the Merger, the Viasoft Board relied upon their knowledge of the business, financial condition and prospects of the Company as well as the advice of Viasoft's financial and legal advisors. At a meeting held April 27, 2000, the Viasoft Board, (a) determined that the Offer and Merger were fair to, and in the best interest of, Viasoft's stockholders;
(b) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger; and (c) recommended that Viasoft's stockholders accept the Offer and tender their Shares thereunder and adopt the Merger Agreement and the Merger.

REASONS FOR THE MERGER; FACTORS CONSIDERED BY THE VIASOFT BOARD

     In approving and recommending the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, to the Company's shareholders, the Viasoft Board considered a number of factors, including the following:

    (1) CURRENT BUSINESS STRATEGY AND FUTURE PROSPECTS. The Viasoft Board's familiarity with, and information provided by Viasoft management as to, the business, financial condition, results of operations, current business strategy and future prospects of Viasoft, recent trends in the software product and services markets in which Viasoft operates, Viasoft's position in such markets, the historical and recent market prices for the Shares, potential new business initiatives and the information provided by Broadview as to Viasoft's strategic and other alternatives.

     (2) MARKET PRICE AND PREMIUM. The Viasoft Board considered the historical market and recent trading activity of the Shares with a particular emphasis on the relationship between the $8.40 per Share cash consideration and the trading history of the Shares. In particular, the Board noted that the $8.40 per Share cash consideration represents a premium of approximately 53% over the $5.50 per Share closing price on the Nasdaq National Market on April 26, 2000, the last full trading day before the Board met to determine the final terms of the Merger Agreement and a premium of 26.8% over the $6.63 per Share closing price on the twentieth trading day prior to such determination. The Viasoft Board also noted that approximately 1.8 million Shares were purchased by the Company during the last two fiscal years at an average purchase price of $8.63 per Share, but did not consider this information to be as material to its determination as the more recent trading prices, due in part to the adverse effects of more recent developments on its business, such as the terminated Compuware transaction, winding down of the market for Viasoft's year 2000 products and services and risks associated with the announced reorganization of its business.

     (3) OFFER PRICE AND MERGER CONSIDERATION. The Viasoft Board concluded, based on Viasoft's negotiations with Allen Systems and the advice of financial and legal advisors, that the $8.40 per Share cash consideration represents the highest price that Allen Systems would be willing to pay in acquiring the Shares.

     (4) BROADVIEW FAIRNESS OPINION. The Viasoft Board considered the financial analysis and presentation of Broadview, including Broadview's analyses based on Viasoft's historical market prices, public company comparables, transaction comparables, transaction premiums paid, and present value of projected future share price. The Board also considered the written Fairness Opinion of Broadview delivered on April 27, 2000, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the $8.40 Offer Price was fair, from a financial point of view, to Viasoft's shareholders. A COPY OF THE FAIRNESS OPINION IS ATTACHED AS ANNEX C TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE ENCOURAGED TO READ THE FAIRNESS OPINION CAREFULLY IN ITS ENTIRETY.

     (5) TRANSACTION STRUCTURE. The Viasoft Board evaluated the benefits of the transaction being structured as an immediate cash tender offer for all of the outstanding Shares, thereby enabling the public shareholders of the Company the opportunity to obtain cash for all of their Shares at the earliest possible time and the fact that the per Share cash consideration to be paid in the Offer and the Merger is the same.

     (6) FINANCING; EXECUTION OF DEFINITIVE CREDIT AGREEMENT. The Board considered that financing is not a condition of Allen Systems' obligation to complete the Offer or the Merger. The Board also considered the fact that Allen Systems had entered into the definitive Credit Agreement with the Banks for the necessary financing for the Offer and the Merger, and that the Board had an opportunity to analyze certain terms and conditions of the Credit Agreement.

     (7) RECENT DISCUSSIONS REGARDING A SALE OF THE COMPANY. The Board considered the fact that Broadview and Viasoft management sought indications of interest in a potential acquisition from all of the companies other than Allen Systems and the Other Potential Offeror that Broadview and the Company considered to be likely potential acquirors, none of which chose to make an offer to acquire the Company. In addition, the Viasoft Board considered the proposal of the Other Potential Offeror, the Viasoft Board's opinion that such proposal was inferior to the Allen Systems offer and the fact that the Other Potential Offeror was unwilling to improve its proposal. The Viasoft Board considered the significant publicity surrounding termination of the Compuware Merger Agreement and the fact that no other unsolicited indications of interest in a business combination have been received by Viasoft. The Viasoft Board also evaluated the relative risks and benefits of entering into the Merger Agreement with Allen Systems as compared to pursuing business combination discussions with Allen Systems or other parties without a binding commitment from Allen Systems or any other party.

required after termination of the Compuware Merger Agreement and the potential new business initiatives investigated by management.

     (8) TERMS OF THE MERGER AGREEMENT. The Viasoft Board evaluated the terms of the Merger Agreement, including the circumstances under which the Viasoft Board could withdraw its recommendation of the Merger and the Offer, and/or terminate the Merger Agreement, and the parties' representations, warranties and covenants and the conditions to their respective obligations. In addition, the Viasoft Board reviewed the termination provisions of the Merger Agreement, which under certain circumstances could obligate Viasoft to pay an $8,000,000 termination fee to Allen Systems and to reimburse Allen Systems for its actual expenses (not to exceed $200,000) incurred in connection with the transactions, and the Viasoft Board's belief that such fees and expense reimbursement provisions are reasonable in the circumstances and would not deter a higher offer.

     (9) PRIOR COMPUWARE OFFER. The Viasoft Board considered the fairness of the Offer and the Merger in relation to the $9.00 offer made pursuant to the Compuware Merger Agreement, noting in particular recent developments, such as the adverse effects of the terminated Compuware transaction, described under "THE MERGER--Background of the Merger," the end of the market for Viasoft's year 2000 products and services and risks associated with the reorganization of its business.

     (10) ALTERNATIVES TO THE MERGER. The Viasoft Board evaluated possible alternatives to the Offer and the Merger. The Viasoft Board considered the proposal of the Other Potential Offeror and regarded it as significantly inferior to the Offer and Merger for many reasons, including the size and financial resources of the Other Potential Offeror, the volatility and relative lack of liquidity of its common stock and the risk these factors entailed in view of the Other Potential Offeror's requirement that a majority of the per share consideration be paid in common stock rather than cash. The Viasoft Board also considered continuing to seek additional proposals from other parties and accepting the related uncertainties (including with respect to timing, valuation and the likelihood of completion of any such proposals that might be received) and concluded that the risks outweighed the potential benefits of this alternative in light of the unsuccessful recent discussions with other potential acquirors discussed above and the fact that no other unsolicited indications of interest were received following the highly-publicized termination of the Compuware Merger Agreement. The Viasoft Board further considered continuing to maintain Viasoft as an independent public corporation and not engaging in any extraordinary transaction. In that connection, the Viasoft Board reviewed Viasoft's prospects if it were to remain independent, including the risks and benefits inherent in remaining independent and in particular, the risks associated with the rebuilding of the business required after termination of the Compuware Merger Agreement and Viasoft's previously announced reorganization of its business. Ultimately, this alternative was rejected based on an evaluation of all of the information and factors summarized above and the Viasoft Board's determination that such information and factors favored approval of the Offer and the Merger when weighed against the risks and uncertainties of continuing as an independent public company.

     The Viasoft Board considered the going concern value of the Company in evaluating the Offer and the Merger in part by reference to multiples of earnings and revenue set forth in the Broadview financial analysis. The Viasoft Board noted that the Offer Price represents a premium over the median multiples of trailing 12 months net income, projected June 30, 2000 net income and earnings for comparable companies. The Viasoft Board understood that valuation and revenue growth rates are positively correlated in the software industry and noted that while the Offer Price is below the median multiples of trailing 12 months revenue, projected June 30, 2000 revenue and revenue for comparable companies, the revenue growth rates for Viasoft for the 12 months ended March 30, 2000 and June 30, 2000 (projected) are negative (39.4%) and (45.3%), respectively, compared to median revenue growth rates for comparable companies of 6.3% and 10.5%, respectively, for such periods. The Viasoft Board did not consider the Company's net book value or liquidation value because such values were believed not to be material indicators of the Company's value as a going concern.

     The Viasoft Board also considered as factors that potentially weighed against the Offer and the Merger the potential risks and detriments of the Offer and the Merger, including (1) the fact that as a result of the Offer and the Merger, the existing stockholders of the Company would be unable to benefit from any future growth of the Company, (2) the fees and expenses required to be paid by the Company by the terms of the Merger Agreement upon certain terminations of the Merger Agreement which, among other things, would make it more costly for another potential bidder to propose an acquisition of the Company on a basis that would be superior to that contemplated by the Merger Agreement and (3) the conditions relating to the obligations of the lenders under the Credit Agreement to provide the funding necessary for Allen Systems to consummate the Offer and the Merger and to pay related fees and expenses.

     The foregoing discussion summarizes the material information and factors considered by the Viasoft Board in its consideration and approval of the Offer and the Merger. In view of the variety of factors and the amount of information considered, the Viasoft Board did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered or to determine that any factor was of special importance. The determination to recommend that shareholders tender their Shares in the Offer and approve the Merger was made after consideration of all of the factors taken as a whole. In addition, individual members of the Viasoft Board may have assigned different weights to different factors.

     The Viasoft Board believed that the Offer and the Merger were procedurally fair because, among other things: (1) the then existing Viasoft Board consisted of directors who were unaffiliated with Allen Systems or ASG Sub and (2) the $8.40 per Share cash consideration and the other terms and conditions of the Merger Agreement resulted from active arm's-length bargaining between Viasoft and Allen Systems and their respective advisors. The Viasoft Board believed that sufficient procedural safeguards to ensure fairness of the transaction and to permit the Viasoft Board to effectively represent the interests of the holders of the Shares were present, and therefore there was no need to retain any additional unaffiliated representative to act on behalf of the holders of the Shares in view of the unaffiliated status of the members of the Viasoft Board with respect to Allen Systems and ASG Sub and the retention by Viasoft of its own independent legal counsel and financial advisor.

     PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS. Neither Viasoft nor ASG Sub has made any provisions in connection with the Offer or the Merger to grant unaffiliated shareholders of Viasoft access to Viasoft's corporate records, or to obtain counsel or appraisal services at the expense of either Viasoft or ASG Sub.

     ON APRIL 27,2000, THE VIASOFT BOARD UNANIMOUSLY APPROVED THE OFFER, THE MERGER AND THE MERGER AGREEMENT AND DETERMINED THAT THE TERMS OF EACH WERE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, VIASOFT AND ITS SHAREHOLDERS, AND RECOMMENDED THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

OPINION OF FINANCIAL ADVISOR

     As discussed above, the then existing Viasoft Board retained Broadview to act as its financial advisor with respect to possible strategic alternatives. On April 27, 2000, at a meeting of the Viasoft Board, Broadview orally delivered its opinion to the Viasoft Board, and delivered its written opinion dated April 27, 2000, to the effect that, as of that date, and based upon and subject to the various factors, assumptions and limitations set forth in the opinion, the $8.40 Offer Price is fair, from a financial point of view, to Viasoft's shareholders.

     THE FULL TEXT OF BROADVIEW'S WRITTEN OPINION IS ATTACHED AS ANNEX C TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE FAIRNESS OPINION ALSO IS AVAILABLE FOR INSPECTION AND COPYING BY ANY HOLDER OF SHARES OR ANY

REPRESENTATIVE OF SUCH HOLDER WHO HAS BEEN SO DESIGNATED IN WRITING, AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY DURING NORMAL BUSINESS HOURS. STOCKHOLDERS OF VIASOFT ARE URGED TO, AND SHOULD, READ THE FAIRNESS OPINION CAREFULLY IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY BROADVIEW IN RENDERING ITS OPINION. THE FAIRNESS OPINION WAS FOR THE USE AND BENEFIT OF THE VIASOFT BOARD AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE OFFER PRICE. IT DOES NOT EXPRESS ANY VIEW ON ALLEN SYSTEMS' ABILITY TO OBTAIN FINANCING OR THE SOLVENCY OR PRUDENCE OF THE CAPITAL STRUCTURE OF THE COMPANY OR ASG SUB FOLLOWING CONSUMMATION OF THE OFFER AND THE MERGER, NOR DOES IT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE OFFER AND THE MERGER. THE FAIRNESS OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF VIASOFT AS TO WHETHER THAT SHAREHOLDER SHOULD (1) TENDER ANY SHARES PURSUANT TO THE OFFER, (2) VOTE IN FAVOR OF THE MERGER, IF APPLICABLE, OR (3) TAKE ANY OTHER ACTION WITH RESPECT TO THE OFFER AND THE MERGER. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY BROADVIEW AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE FAIRNESS OPINION.

      In preparing its opinion and prior to delivering its opinion, Broadview had, among other things:

      1. Reviewed the terms of the draft merger agreement dated April 26, 2000 furnished to Broadview by Viasoft management on April 26, 2000 which, for the purposes of its opinion, Broadview had assumed, with Viasoft's permission, to be identical in all material respects to the agreement to be executed except that Broadview had been informed by Viasoft management that the Offer Price will be $8.40;

      2. Reviewed Viasoft's annual report on Form 10-K for its fiscal year ended June 30, 1999, including the audited financial statements included therein, and Viasoft's financial press release dated April 21, 2000 for the period ended March 31, 2000, including the unaudited financial statements included therein;

      3. Reviewed certain internal financial and operating information relating to Viasoft, including certain quarterly projections through June 30, 2001, prepared and furnished to Broadview by Viasoft management;

      4. Participated in discussions with Viasoft management concerning the operations, business strategy, current financial performance and prospects for Viasoft;

      5. Discussed with Viasoft management its view of the strategic rationale for the Offer and the Merger;

      6. Reviewed the recent reported closing prices and trading activity for Viasoft common stock;

      7. Compared certain aspects of the financial performance of Viasoft with public companies it deemed comparable;

      8. Analyzed available information, both public and private, concerning other mergers and acquisitions it believed to be comparable in whole or in part to the Offer and the Merger;

      9. Reviewed recent equity research analyst reports covering Viasoft;

     10. Assisted in negotiations and discussions related to the Offer and the Merger among Viasoft, Allen Systems and their respective financial and legal advisors; and

     11. Conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

         In preparing its opinion, Broadview assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and did not assume any responsibility for independently verifying that information or undertake an independent evaluation or appraisal of any of the Company's assets or liabilities, nor was Broadview furnished with any such evaluation or appraisal. In addition, Broadview did not assume any obligation to conduct any physical inspection of the Company's properties or facilities. With respect to the financial forecast information furnished to or discussed with Broadview by the Company, Broadview assumed that it had been reasonably prepared and reflected the best currently available estimates and judgment of the management of the Company as to the expected future financial performance of the Company. Broadview also assumed that the Merger Agreement would be substantially similar to the last draft reviewed by it. The Broadview opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Broadview as of, April 26, 2000.

SUMMARY OF VALUATION CONSIDERATIONS

         In reviewing the business of Viasoft, along with the current activity within the information technology ("IT"), communications and media industries, Broadview identified the following factors which, among others, may have a material impact on valuation.

FACTORS POSITIVELY AFFECTING THE VALUE OF VIASOFT

LARGE ENTERPRISE CUSTOMER BASE. Viasoft has established a large, high-profile customer base with over 750 entities under active maintenance contracts. The majority of the Company's customers are large enterprises with significant investments in mainframe-based systems. Viasoft currently has over 550 customers paying maintenance on its flagship product, Enterprise Systems Workbench (ESW). These customer relationships provide Viasoft with a recurring revenue stream as well as a large installed base in which to sell additional products and services.

LARGE POTENTIAL OPPORTUNITY IN NASCENT APPLICATION MODERNIZATION MARKET. Despite the movement to next-generation platforms, large enterprises typically remain highly dependent on mainframe-based applications to support their business processes. As these companies look to modernize their mainframe applications to leverage the Internet platform for e-business (e.g., browser-based user interfaces and integration of mainframe systems with new Internet applications), Viasoft expects these organizations to require third-party solutions to assist with the transition. The Company currently offers a suite of tools and service offerings used in analyzing mainframe applications and plans to introduce additional products designed to facilitate the transition of mainframe code to a componentized, distributed application framework. This new emerging market provides Viasoft with the opportunity for renewed revenue growth.

STRONG BALANCE SHEET. As of March 31, 2000, Viasoft had a cash balance of $88.3 million and no debt. As a result, Viasoft possessed a strong balance sheet with which to fund investment in the development of new application modernization tools.

FACTORS NEGATIVELY AFFECTING THE VALUE OF VIASOFT

RAPID HISTORICAL REVENUE DECLINE. Viasoft reported a 39% revenue decline for the trailing twelve months ending March 31, 2000, and a year-over-year quarterly revenue decline of 57% for the quarter ending March 31, 2000. This decline is largely the result of the shift in focus away from Y2K testing tools and services as the market for these products and services has been extinguished. The Company's financial performance in the three quarters ended March 31, 2000 may have also been negatively impacted by the announced but not completed transaction with Compuware. In addition to the quarter-over-quarter decline of 54% in license revenue and 25% in services revenue in the quarter ending March 31, 2000, the Company also reported a 13% decline in maintenance revenue, due to a decline in both year 2000 and non-year 2000 product maintenance revenue. Although both management and an analyst expect Viasoft to moderately grow revenues in fiscal year 2001, potential growth will be highly dependent on the Company's ability to rebuild the sales organization, develop new products to complement its existing product portfolio, and reverse the decline in maintenance revenue from existing customers.

STRONG COMPETITION AND NEED FOR GREATER CRITICAL MASS. The enterprise application development tools market is highly competitive and is experiencing rapid consolidation. Many of the vendors in this market have far greater critical mass in sales and marketing, product breadth, research and development and services capability. In its core non-year 2000 related markets, Viasoft currently competes with vendors such as IBM, Computer Associates/Sterling Software, Compuware, Merant, and Microsoft, among others. As large enterprise customers continue to rationalize the number of strategic software and services vendors from which they purchase, the Company is experiencing a greater need for critical mass to compete effectively in this changing market environment.

DEPENDENCE ON GROWTH OF NASCENT APPLICATION MODERNIZATION MARKET. An estimated 180 billion lines of COBOL code have been implemented on the IBM mainframe. While numerous companies rely on these mainframe systems for mission critical data processing, there is no guarantee of the rate at which companies will seek to modernize these applications. Furthermore, it is also undetermined how companies will choose to modernize their mainframe applications. Companies may choose to outsource mainframe code modernization to large services organizations thereby limiting the revenue potential of smaller tools vendors such as Viasoft. Companies may also choose to replace legacy applications with "packaged" software, hence obviating the need for modernization tools that Viasoft plans to offer.

LOSS OF KEY PERSONNEL. Due to the transition in its business model, Viasoft completed two restructurings during fiscal 1999 and has experienced higher than historical voluntary turnover among its employee base and management team. The Company has suffered the loss of over 50% of its North American sales organization and over 50% of the personnel in the finance/administration organization, largely as a result of the announced, but not completed Compuware transaction. Without the benefits of additional products in the development pipeline, the Company may have difficulty attracting and retaining key sales personnel. The Company will also need to recruit key executives including a CFO and senior management to oversee sales and marketing functions.

PUBLIC ANNOUNCEMENT OF THE COMPUWARE TRANSACTION TERMINATION. The Company has recently emerged from a six-month process that began with the announcement of a transaction with Compuware on July 14, 1999 and concluded with a public announcement of a termination on January 18, 2000. As a result of this process, the Company has been adversely impacted by loss of key personnel, delays of customer orders, slowdown of development projects and exposure to one of the Company's larger competitors. While these factors have visibly impacted recent financial results, the Company's future growth may also be negatively impacted.

SUMMARY OF FINANCIAL ANALYSES

     The following is a brief summary of the material financial analyses presented by Broadview to the Viasoft Board in connection with the rendering of its opinion. The Viasoft Board did not place any limitation on the scope or methodology of the analysis conducted by Broadview.

     Certain of these summaries include information presented in tabular format. To understand fully the financial analyses performed by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Broadview, and considering the data set forth in the tables without considering the full narrative description, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of those financial analyses.

     The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in valuing Viasoft in conjunction with rendering its Fairness Opinion. Broadview employed analyses based on: (1) public company comparables, (2) transaction comparables, (3) transaction premiums paid; (4) stock price performance; and (5) present value of future share price to determine the fairness of the Offer and the Merger.


     PUBLIC COMPANY COMPARABLES ANALYSIS -Ratios of a Company's Shares Share Price and Equity Market Capitalization ("EMC"), adjusted for cash and debt when appropriate, to selected historical and projected operating metrics indicate the value public equity markets place on companies in a particular market segment. Several companies are comparable to Viasoft based on revenue growth, revenue size, products offered, business model and management structure. Broadview reviewed nine public company comparables in the analysis, design and modeling, development management, application construction and data management market segments with Trailing Twelve Month ("TTM") revenue between $35 million and $500 million, and TTM Revenue Growth less than 20%, from a financial point of view including each company's: TTM Revenue; TTM Revenue Growth; TTM Earnings Before Interest and Taxes ("TTM EBIT") Margin, Projected June 30, 2000 ("Projected 2000") Revenue; Projected June 30, 2000 Revenue Growth; Net Cash; Equity Market Capitalization; Total Market Capitalization ("TMC" defined as Equity Market Capitalization plus debt minus cash)/TTM Revenue ("TTM TMC/R") ratio; TMC/TTM EBIT ("TTM TMC/EBIT") ratio; Price/TTM EPS ("TTM P/E") ratio; TMC/Projected June 30, 2000 Revenue ratio ("Projected 2000 TMC/R"); and Price/Projected June 30, 2000 EPS ratio ("Projected June 30, 2000 P/E"). The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded Information Technology ("IT"), Communications and Media companies maintained by Broadview and broken down by industry segment.

     In order of descending TTM TMC/R, the public company comparables consist of:

           1)  ILOG SA;
           2)  eXcelon Corp.;
           3)  Centura Software Corp.;
           4)  Saga Systems, Inc.;
           5)  Progress Software Corp.;
           6)  Crystal Systems Solutions Ltd.;
           7)  Pervasive Software, Inc.;
           8)  MERANT plc; and
           9)  Rogue Wave Software, Inc.

         These comparables exhibit the following medians and ranges for revenue growth:

                                                          MEDIAN GROWTH RATE        RANGE OF GROWTH RATES
                                                          ------------------        ---------------------
         TTM Revenue Growth                                    6.3 %               (14.4)%     -      19.6 %

         Projected 6/30/2000 Revenue Growth                   10.5 %               (10.4)%     -      21.5 %

     Viasoft's TTM revenue growth was (39.4)%. Viasoft management's projection for June 30, 2000 revenue growth is (45.3)%. The projections of the independent equity research analyst covering Viasoft for Viasoft's June 30, 2000 revenue growth is (45.3)%.

     These comparables exhibit the following medians and ranges for the applicable multiples:

                                          MEDIAN MULTIPLE                         RANGE OF MULTIPLES
                                          ---------------                         ------------------
         TTM TMC/R                           1.81 x                            0.44 x  -         8.49 x

         TTM TMC/EBIT                       17.97 x                            7.08 x  -        32.81 x

         TTM P/E                            33.95 x                           12.37 x  -        46.73 x

         Projected 2000 TMC/R                1.55 x                            0.44 x  -         7.37 x
         (Management Projections)
         Projected 2000 TMC/R                1.55 x                            0.44 x  -         7.37 x
         (Analyst Projections)
         Projected 2000 P/E                 27.34 x                           11.26 x  -       126.17 x
         (Management Projections)
         Projected 2000 P/E                 27.34 x                           11.26 x  -       126.17 x
         (Analyst Projections)


         These comparables imply the following medians and ranges for per share value:


                                          IMPLIED MEDIAN           RANGE OF IMPLIED VALUES
                                          --------------           -----------------------
                                              VALUE
                                             -------
         TTM TMC/R                           $11.55                $6.44       -      $36.48
         TTM TMC/EBIT                            NM                  NM        -        NM
         TTM P/E                              $2.86                $1.04       -      $3.93
         Projected 2000 TMC/R (Management     $9.59                $6.14       -      $27.59
         Projections)
         Projected 2000 TMC/R                 $9.59                $6.14       -      $27.60
         (Analyst Projections)
         Projected 2000 P/E                   $1.38                $0.57       -      $6.39
         (Management Projections)
         Projected 2000 P/E                   $0.12                $0.05       -      $0.55
         (Analyst Projections)

     TRANSACTION COMPARABLES ANALYSIS - Ratios of Equity Purchase Price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A handful of companies involved in recent transactions are comparable to Viasoft based on products offered and business model. Broadview reviewed twelve comparable merger and acquisition ("M&A") transactions from January 1, 1998 through April 26, 2000 involving sellers in the analysis, design and modeling, development management, application construction, and data management market segments, with TTM revenue between $35 million and $500 million, from a financial point of view including each transaction's: Adjusted Price (Equity Price plus debt minus cash); Seller TTM Revenue; Adjusted Price/TTM Revenue ("P/R") ratio; Adjusted Price/EBIT (Earnings Before Interest and Taxes); and Equity Price/Net Income. The transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT, Communications and Media industries. In order of descending P/R multiple, the transactions used are the acquisition of:

      1)   Forte Software, Inc. by Sun Microsystems, Inc.;
      2)   Ardent Software, Inc. by Informix Corp.;

      3)   Inprise Corp. by Corel Corp.;
      4)   Logic Works, Inc. by Platinum Technology, Inc.;
      5)   Intersolv, Inc. by Micro Focus Group plc;
      6)   Information Advantage, Inc. by Sterling Software, Inc.;
      7)   Template Software by Level 8 Systems, Inc.;
      8)   Synon Corp. by Sterling Software, Inc.;
      9)   Prism Solutions, Inc. by Ardent Software, Inc.;
      10)  SEER Technologies, Inc. by Level 8 Systems, Inc.;
      11)  Red Brick Systems, Inc by Informix Corp.; and
      12)  Cayenne Software, Inc. by Sterling Software, Inc.

      These comparables exhibit the following median and range for the applicable multiple:

                                                             MEDIAN MULTIPLE       RANGE OF MULTIPLES
                                                             ---------------       ------------------

         P/R                                                   1.62 x            0.22 x  -      6.19 x
         P/EBIT                                               29.05 x           18.92 x  -     29.45 x
         P/Net Income                                         32.75 x           21.31 x  -     46.27 x


      These comparables imply the following median and range for per share value:

                                                          MEDIAN IMPLIED       RANGE OF IMPLIED VALUES
                                                              VALUE            -----------------------
                                                             -------
         P/R                                                    $ 10.83        $ 5.61  -         $27.87
         P/EBIT                                                      NM            NM  -             NM
         P/Net Income                                             $2.76        $ 1.79  -          $3.90

     TRANSACTION PREMIUMS PAID ANALYSIS - Premiums paid above the seller's EMC indicate the additional value, when compared to public shareholders, strategic and financial acquirers are willing to pay for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which: (1) consists of twenty consecutive days during which the appropriate exchange conducts trading activity, and (2) ends on the day of the last reported closing price prior to announcement. Broadview reviewed 47 comparable M&A transactions involving North American software vendors from January 1, 1998 through April 26, 2000 with equity consideration between $50 million and $250 million. The transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT, Communications and Media industries. In order of descending premium paid to seller's equity market capitalization 20 trading days prior to the date of announcement, the software transactions used were the acquisition of:

     1)   FullTime Software, Inc. by Legato Systems, Inc.;
     2)   Marcam Solutions, Inc., by Invensys plc (pending);
     3)   Sulcus Hospitality Technologies Corp. by Eltrax Systems, Inc.;
     4)   Netmoves Corp. by Mail.com, Inc.;
     5)   Connectinc.com by Calico Commerce, Inc.;
     6)   Consilium, Inc. by Applied Materials, Inc.;
     7)   Worldtalk Communications Corp. by Tumbleweed Communications Corp.;
     8)   Cybermedia, Inc. by Network Associates, Inc.;
     9)   Interlink Computer Sciences by Sterling Software, Inc.;
     10)  Telebackup Systems, Inc. by VERITAS Software Corp.;
     11)  Oshap Technologies, Ltd. By Sunguard Data Systems, Inc.;
     12)  Softworks, Inc. by EMC Corp.;
     13)  C*ATS Software, Inc. by Misys plc;
     14)  Metrowerks, Inc. by Motorola, Inc.;
     15)  US Servis, Inc. by HBO & Company;
     16)  OrCAD, Inc. by Cadence Design Systems, Inc.;
     17)  Wall Data, Inc. by Netmanage, Inc.;
     18)  Inference Corp. by Egain Communications Corp.;
     19)  Caere Corp. by Scansoft, Inc.;
     20)  FDP Corp. by SunGard Data Systems, Inc.;
     21)  Elite Information Group, Inc. by Solution 6 Holdings, Inc.;
     22)  Information Advantage, Inc. by Sterling Software, Inc.;
     23)  Logic Works, Inc. by PLATINUM Technology, Inc.;
     24)  Ultradata Corp by CFI Proservices, Inc.;
     25)  Award Software by Phoenix Technologies, Ltd.;
     26)  Advanced Communication Systems, Inc. by Titan Corp.;
     27)  Walsh International, Inc. by Cognizant Corp.;
     28) Oacis Healthcare Holdings Corp. by Science Applications International Corp.;
     29)  Globalink, Inc. by Lernout & Hasupie Speech Products NV;
     30)  THINK New Ideas, Inc. by Answer Think Consulting Group, Inc.;
     31)  Xionics Document Technologies, Inc. by Oak Technology, Inc.;
     32)  Learmonth & Burchett Management Systems, Inc. by PLATINUM
          Technology, Inc.
     33) PC DOCS Group International, Inc. by Hummingbird Communications, Ltd.(pending);
     34)  IQ Software Corp. by Information Advantage Software, Inc.;
     35)  Voice Control Systems, Inc. by Philips Electronics NV(pending);
     36)  State Of The Art, Inc. by Sage Group plc;
     37)  Mosaix, Inc. by Lucent Technologies, Inc.(pending)
     38)  Quarterdeck Corp. by Symantec Corp.;
     39)  International Telecommunication Data Systems, Inc. by Amdocs, Ltd.;
     40)  Innovative Technologies Systems, Inc. by Peregrine Systems, Inc.;
     41)  SPR, Inc. by Leapnet, Inc.;
     42)  GRC International, Inc. by AT&T Corp.;

     43)  DataWorks Corp. by Platinum Software Corp.;
     44)  Equitrac Corp. by MOB (Cornerstone Equity Investors LLC);
     45)  Simulation Sciences, Inc. by Siebe plc;
     46)  Enterprise Software, Inc. by Livewire Media LLC;
     47)  FTP Software, Inc. by NetManage, Inc.



     These comparables exhibit the following medians and ranges for the applicable premiums (discounts):

                                                    MEDIAN MULTIPLE         RANGE OF MULTIPLES
                                                    ---------------         ------------------
         Premium Paid to Seller's EMC Trading
         Day Prior to Announcement                       24.3%            (6.3%)    -    186.6%

         Premium Paid to Seller's EMC 20
         Trading Days Prior to Announcement              53.8%            (28.7%)   -    326.6%


         These comparables imply the following medians and ranges for per share value:

                                                       MEDIAN IMPLIED      RANGE OF IMPLIED
                                                           VALUE               VALUES
                                                           -----               ------
         Premium Paid to Seller's per Share Value 1
         Trading Day Prior to Announcement                 $ 6.83          $ 5.15   -    $ 15.76

         Premium Paid to Seller's per Share Value
         20 Trading Days Prior to Announcement            $ 10.19          $ 4.72   -    $ 28.26



     VIASOFT STOCK PERFORMANCE ANALYSIS - For comparative purposes, Broadview examined the following:


              1) Viasoft Common Stock weekly historical volume and trading prices from April 23, 1999 through April 20, 2000; and

              2) Daily relative closing prices for an index of the public company comparables vs. Viasoft and the S&P 500 from April 23, 1999 through April 20, 2000.

     PRESENT VALUE OF POTENTIAL FUTURE SHARE PRICE ANALYSIS - Broadview calculated the present value of the potential future price of shares of Viasoft Common Stock on a standalone basis using a selected analyst estimate for the twelve months ending June 30, 2001. In performing the analysis, Broadview assumed that the median TTM P/E multiple for the public company comparables would remain constant going forward. The implied share price calculated using the median TTM P/E for the public company comparables, adjusted for median implied value from the public company comparables and transaction comparables, and discounted based on the Capital Asset Pricing Model ("CAPM") using the median capital-structure adjusted beta for the public company comparables is $10.88.

     CONSIDERATION OF THE DISCOUNTED CASH FLOW VALUATION METHODOLOGY - While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as Viasoft, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the company. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for the Company, Broadview considered a discounted cash flow analysis inappropriate for valuing Viasoft.

     SUMMARY OF VALUATION ANALYSES - Taken together, the information and analyses employed by Broadview led to Broadview's opinion that as of the date of the opinion the Offer Price was fair from a financial point of view, to Viasoft shareholders.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selected portions of the analyses or of the summaries set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Broadview opinion. In arriving at its fairness determination, Broadview considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it; Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Offer and the Merger. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Broadview or any other person assumes responsibility if future results are materially different from those forecast. As described above, the Broadview opinion was among many factors taken into consideration by the Board in making its determination to recommend the Offer and the Merger.

     Broadview is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Broadview is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and valuations for corporate and other purposes. The Company Board selected Broadview to act as its financial advisor in connection with the Offer and the Merger based on Broadview's qualifications, expertise and reputation.

     Pursuant to a letter agreement (the "Engagement Letter") dated May 20, 1999, Viasoft engaged Broadview as its financial advisor with respect to possible strategic alternatives. If, during the period that Broadview is retained by Viasoft or within 12 months thereafter, the sale of Viasoft is consummated with any party (which would include Allen Systems) with whom contact was initiated or developed by Broadview, the Company or a third party prior to termination of the Engagement Letter, the Company will pay a success fee to Broadview of 1.25% of the total consideration received by Viasoft's shareholders ("Success Fee"). A fee of $400,000 was due upon initial delivery of the Fairness Opinion, to be credited against the Success Fee. The aggregate fee payable to Broadview pursuant to the Engagement Letter will be approximately $1.9 million. The Engagement Letter also provides that Viasoft will reimburse Broadview for reasonable out-of-pocket costs and expenses. In addition, Viasoft has agreed to indemnify Broadview against certain liabilities, including liabilities arising under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT DIFFER FROM YOUR
INTERESTS

     Prior to the consummation of the Offer, the Viasoft Board was composed of Steven D. Whiteman, John J. Barry III, Alexander S. Kuli, and J. David Parrish. Following the completion of the Offer, in accordance with the terms of the Merger Agreement, Messrs. Barry, Kuli and Parrish resigned from the Viasoft Board, and three designees of ASG Sub were appointed to the Viasoft Board. The Viasoft Board is currently comprised of Steven D. Whiteman, Arthur L. Allen, Kristine Kennedy Rieger, and Patrick L. Pullen. In addition, Mr. Allen, the founder and sole shareholder of Allen Systems, has been elected and appointed Chair, President, Chief Executive Officer and Treasurer, Ms. Rieger has been appointed Senior Vice President, Secretary and General Counsel and Mr. Pullen has been appointed Senior Vice President and Chief Financial Officer, of Viasoft. Mr. Allen also serves as sole Director, President, Chief Executive Officer and Treasurer of Allen Systems and of ASG Sub. Ms. Rieger serves as Senior Vice President, General Counsel and Secretary of Allen Systems and of ASG Sub. Mr. Pullen serves as Senior Vice President and Chief Financial Officer of Allen Systems and of ASG Sub.

     Shareholders of Viasoft should be aware that certain former members of Viasoft's Board and certain of Viasoft's former officers have interests in the Offer and the Merger which are in some respects different from the interests of the shareholders of Viasoft generally and which may involve certain conflicts of interest. For example, the consummation of the Offer and/or the Merger will accelerate the vesting of all outstanding unvested stock options held by the former officers and directors of Viasoft, as described below. Each of the members of the Viasoft Board was aware of these potential conflicts and considered them along with the other factors described above in considering whether to approve the Offer and the Merger. Other such contracts, agreements, arrangements and understandings known to Viasoft are described below.

     ACCELERATED VESTING OF UNVESTED STOCK OPTIONS. The consummation of the Offer constituted a "Change of Control" for purposes of certain unvested options to purchase Shares which were granted to directors and executive officers of Viasoft, resulting in acceleration of exercisability of such options under the terms of the options. In addition, the Merger Agreement provides that Viasoft will take the necessary actions to cause each outstanding option to purchase Shares granted pursuant to Viasoft's stock option plans to be fully vested and entitle the optionee to receive the excess of the Merger Consideration over the option exercise price, if any, without interest, at the Effective Time of the Merger.

     SEPARATION PLAN. On July 14, 1999, the Viasoft Board adopted the Separation Plan. The Separation Plan provides designated executive officers and other key employees with certain separation benefits if a Change in Control (as defined in the plan) occurs and (i) within nine months thereafter (60 days in the case of certain participants) (as applicable, the "Transition Period"), a participant's employment with Viasoft is terminated either by action of Viasoft Company without "Cause" or by the participant's resignation from employment for "Good Reason" (as defined in the plan) or (ii) a participant elects to resign at the end of the Transition Period. The transactions contemplated by the Merger Agreement will constitute a Change of Control for purpose of the Separation Plan. The separation benefits payable under the Separation Plan include payment of the participant's base salary and reimbursement for COBRA insurance premiums and certain life insurance premiums for a period specified for each participant, ranging from 6 to 18 months, as specified in the Separation Plan. On April 27, 2000, the Viasoft Board approved an amendment to the Separation Plan to increase the severance compensation of three key employees, including Messrs. Lee and Brewer, whose severance benefits were increased from 12 to 15 months. Following the amendment, the payment periods for the executive officers of Viasoft are as follows: Messrs. Whiteman and Reardon, and Ms. Hardwick, 18 months; Messrs. Lee and Brewer, 15 months and Mr. Donoghue, 12 months. If a participant is entitled to receive a separate severance benefit pursuant to any employment or similar agreement, such participant is entitled to receive benefits under the Separation Plan only if such participant agrees to waive and terminate any right to receive such other severance benefits within 15 days following a Change in Control.

     INDEMNIFICATION AND INSURANCE. The Merger Agreement provides for the continuation of certain indemnification rights by Allen Systems and the Surviving Corporation in favor of the former directors, officers, employees and agents of Viasoft or any of its subsidiaries, and for the continuation of the former directors' and officers' liability insurance policies maintained by Viasoft and its subsidiaries for not less than six years following the Merger.



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


     Allen Systems and the Surviving Corporation have agreed to jointly and severally fulfill and honor in all respects the obligations of Viasoft and any of its subsidiaries pursuant to indemnification agreements between themselves and their respective directors and officers existing prior to the date of the Merger Agreement. Notwithstanding the foregoing, Allen Systems and the Surviving Corporation will have no obligation to indemnify Viasoft, any subsidiary or any of their respective directors and officers in respect of claims, liabilities or damages arising out of a breach of a representation or covenant made by Viasoft in the Merger Agreement knowingly and willfully caused by such directors or officers. The certificate of incorporation and bylaws of the Surviving Corporation will contain the same provisions with respect to indemnification and elimination of liability for monetary damages as are set forth in the certificate of incorporation and bylaws of Viasoft, which provisions will not be amended, repealed or otherwise modified after the Merger in any manner that would adversely affect the rights of the individuals who, on the date of the Merger Agreement or at any time from that date to the date of the Merger, were directors, officers, employees or agents of Viasoft or its subsidiaries, unless required by law. The Merger Agreement also provides for the maintenance by Allen Systems of the Company's current directors' and officers' insurance and indemnification policy to the extent it provides coverage for events occurring prior to the date of the Merger.

PAYMENT FOR SHARES

     GENERAL. Upon consummation of the Merger, the Company will make available to the Paying Agent for the holders of record of Shares, as needed, the aggregate amount of cash to be paid in respect of the Shares converted into cash pursuant to the Merger. Holders of record should use the Letter of Transmittal referred to below to effect the surrender of certificates evidencing Shares in exchange for the Merger Consideration. All certificates so surrendered will be cancelled. Upon consummation of the Merger and surrender of certificates evidencing Shares, together with a properly completed and duly executed Letter of Transmittal, the holder of record thereof will receive the Merger Consideration in exchange for each Share surrendered. Any cash held by the Paying Agent that remains unclaimed by stockholders for ninety (90) days after the Effective Time will be returned to the Surviving Corporation and thereafter stockholders may look, subject to applicable abandoned property, escheat and other similar laws, only to the Surviving Corporation for payment thereof, without interest.

     LETTER OF TRANSMITTAL. A Letter of Transmittal will be sent to all stockholders of the Company of record under separate cover promptly following the consummation of the Merger. The Letter of Transmittal will advise such holder of the terms of the Merger and the procedures for surrendering to the Paying Agent certificates evidencing Shares in exchange for the Merger Consideration.

     VALID SURRENDER OF SHARES. Stockholders will not receive any payment for their Shares unless and until they deliver the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, to the Paying Agent, together with the certificate(s) representing the Shares and any required accompanying evidences of authority in a form satisfactory to the Company. If the certificate(s) has (have) been lost or destroyed, such should be indicated on the front cover of the Letter of Transmittal. In such event, the Paying Agent will forward additional documentation necessary to be completed in order to surrender effectively such lost or destroyed certificate(s). No interest will be paid on amounts due for Shares.

     BOOK-ENTRY TRANSFER. The Paying Agent will establish an account with respect to the Shares at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Merger. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Shares by causing a Book-Entry Transfer Facility to transfer such Shares into the Paying Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedure for such transfer.

     SIGNATURE GUARANTEE. Except as otherwise provided below, signatures on the Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange (registered under Section 6 of the Securities Exchange Act of 1934 (the "Exchange Act"), or by a member firm of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by any other "Eligible Guarantor Institution" (bank, broker, savings and loan association or credit union with a membership approved signature guarantee medallion program) as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an "Eligible Institution"), unless the Shares surrendered thereto are submitted (i) by the registered holder (which term, for purposes of this section, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) of such Shares who has completed neither the section entitled "Special Payment Instructions" nor the section entitled "Special Delivery Instructions" therein or (ii) for the account of an Eligible Institution. If the Certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if the payment is to be made to a person other than the registered owner, then the surrendered Certificates must be endorsed or accompanied by duly executed instruments of transfer, in either case signed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signatures on the Certificates or instruments of transfer guaranteed by an Eligible Institution as provided therein.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT YOUR OPTION AND SOLE RISK, AND DELIVERY WILL BE CONSIDERED MADE ONLY WHEN THE PAYING AGENT ACTUALLY RECEIVES THE SHARES. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     BACKUP FEDERAL INCOME TAX WITHHOLDING. Under the backup federal income tax withholding laws applicable to certain shareholders (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals), the Paying Agent may be required to withhold 31% of the amount of any payments made to those shareholders pursuant to the Offer. To prevent backup federal income tax withholding, you must provide the Depositary with your correct taxpayer identification number and certify that you are not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.

APPRAISAL RIGHTS

     Under Section 262 of the DGCL, holders of record of Shares who do not wish to accept the $8.40 cash payment per Share provided in the Merger have the right to dissent and demand an appraisal of, and payment in cash for, the fair value of their Shares in the Delaware Court of

Chancery (the "Delaware Court"). In accordance with Section 262, the Company is obligated to mail to each holder of Shares as of the Record Date notice that such stockholder is entitled to appraisal rights for their Shares. THIS INFORMATION STATEMENT AND THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS THAT ACCOMPANIES THIS INFORMATION STATEMENT, CONSTITUTE SUCH NOTICE. Each stockholder electing to demand the appraisal of such stockholder's Shares must not vote in favor of the Merger and must deliver to the Company, prior to the vote on the Merger at the Special Meeting, a written demand for appraisal of such stockholder's Shares to: Viasoft, Inc., Attention: General Counsel, 4343
E. Camelback Road, Suite 205, Phoenix, Arizona 85018. The demand must reasonably inform the Company of the identity of the stockholder making the demand as well as the intention of the stockholder to demand an appraisal of the fair value of the Shares held by the stockholder. A proxy or vote against the Merger will not constitute such a demand.

     Only a holder of record of Shares, or a person duly authorized and explicitly purporting to act on his behalf, is entitled to assert an appraisal right for the Shares registered in his name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult promptly with the appropriate record holders as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds Shares as a nominee for others may exercise appraisal rights with respect to the Shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of Shares as to which the demand is made. Where no Shares are expressly mentioned, the demand will be presumed to cover all Shares held in the name of such record holder.

     A demand for the appraisal of Shares owned of record by two or more joint holders must identify and be signed by, or on behalf of, all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

     An appraisal demand may be withdrawn by a stockholder within 60 days after the Effective Time by written withdrawal of his demand for an appraisal and an acceptance of the terms of the Merger, or may be withdrawn thereafter with the written approval of the Surviving Corporation. Upon withdrawal of an appraisal demand, the shareholder will be entitled to receive the $8.40 cash payment per Share, without interest.

     Only a holder of record of Shares on the date of the making of an appraisal demand with respect to such Shares who continuously holds such Shares through the Effective Time, who has otherwise complied with the requirements of
Section 262 of the DGCL shall be entitled to an appraisal.

     Within 120 days after the Effective Time (the "120-Day Period"), any remaining shareholder who has properly demanded an appraisal and who has not withdrawn his demand as provided above (such shareholders being referred to collectively as the "Dissenting Stockholders") and the Surviving Corporation each have the right to file in the Delaware Court a petition (the "Petition") demanding a determination of the fair value of the Shares held by all of the Dissenting Stockholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to appraisal will cease and all of the Dissenting Stockholders will become entitled to receive the payment of $8.40 cash per Share, without interest. The Surviving Corporation is not obligated, and does not currently intend, to file such a Petition. Any Dissenting Stockholder is entitled, within the 120-Day Period and upon written request to the Surviving Corporation, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares.

     Upon the filing of the Petition by a Dissenting Stockholder, service of a copy thereof is required to be made upon the Surviving Corporation, which, within 20 days after such service, must file in the office of the Register in Chancery in which the Petition was filed a duly verified list containing the names and addresses of all Dissenting Stockholders. The Delaware Court may order that the Register in Chancery give notice of the time and place fixed for the hearing of the Petition by registered or certified mail to the Surviving Corporation and all of the Dissenting Stockholders, and by publication at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication determined by the Delaware Court. The Delaware Court will approve the form of notice by mail and by publication. The costs relating to these notices will be borne by the Surviving Corporation. If a hearing on the Petition is held, the Delaware Court is empowered to determine which Dissenting Stockholders are entitled to an appraisal for their Shares. The Delaware Court may require that Dissenting Stockholders submit their stock certificates that formerly represented Shares for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with this request. Accordingly, Dissenting Stockholders are cautioned to retain their stock certificates pending resolution of the appraisal proceedings.

     The Shares will be appraised by the Delaware Court at their fair value, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Court is to take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the Delaware Corporation Law provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

     The value so determined for Shares could be more than, the same as or less than the $8.40 cash payment per Share to be paid pursuant to the Merger. The costs of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. Upon application, the Delaware Court may also order that all or a portion of the expenses incurred by any former holder of Shares in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Shares entitled to an appraisal. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

     Dissenting Stockholders generally are permitted to participate in the appraisal proceedings. No appraisal proceeding in the Delaware Court shall be dismissed as to any Dissenting Stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just.

     From and after the Effective Time, shareholders are not entitled to vote the Shares for any purpose and are not entitled to receive payment of dividends or other distributions on the Shares payable to stockholders of record thereafter.

     THE FOREGOING SUMMARY OF THE RIGHTS OF DISSENTING SHAREHOLDERS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURES TO BE FOLLOWED BY SHAREHOLDERS DESIRING TO EXERCISE ANY AVAILABLE APPRAISAL RIGHTS. A COPY OF
SECTION 262 OF THE DGCL IS ATTACHED AS ANNEX B TO THIS INFORMATION STATEMENT AND THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THE PRESERVATION AND EXERCISE OF APPRAISAL RIGHTS REQUIRE STRICT ADHERENCE TO THE APPLICABLE PROVISIONS OF THE DGCL. ANY SHAREHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO CONSULT ITS OWN LEGAL COUNSEL.

EFFECT OF THE MERGER ON THE COMPANY'S STOCKHOLDERS

     Consummation of the Merger is contingent upon, among other things, the approval by the holders of a majority of the issued and outstanding Shares. In the Merger, each Share outstanding at the Effective Time (other than Shares owned by Allen Systems, ASG Sub, the Company or any subsidiary of Allen Systems or of the Company, or by stockholders who have properly exercised their appraisal rights under the DGCL) will be cancelled and converted automatically into the right to receive the Merger Consideration. Therefore, as a result of the Merger, the entire equity interest in the Company will be owned by Allen Systems and the Company's current stockholders will no longer have any equity interest in the Company and will no longer share in future earnings and growth of the Company, the risks associated with achieving any such earnings and growth, or the potential to realize greater value for their shares of stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future. Instead, each current holder of Shares will have only the right to receive the Merger Consideration or to seek appraisal rights described under the heading "Appraisal Rights." In addition, prior to the consummation of the Merger or as promptly thereafter as is practicable, the Shares will be delisted from the Nasdaq National Market and the registration of the Shares under the Exchange Act will be terminated.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Your receipt of cash for Shares in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. For federal income tax purposes, if you sell or exchange your Shares in the Merger, you would generally recognize gain or loss equal to the difference between the amount of cash received and your tax basis for the Shares that you sold or exchanged. That gain or loss will be capital gain or loss (assuming you hold your Shares as a capital asset) and any such capital gain or loss will be long term if, as of the date of sale, you have held the Shares for more than one year or will be short term if, as of such date, you have held the Shares for one year or less.

      The discussion above may not be applicable to certain types of shareholders, including shareholders who acquired Shares through the exercise of employee stock options or otherwise as compensation, individuals who are not citizens or residents of the United States, foreign corporations, or entities that are otherwise subject to special tax treatment under the Code (such as insurance companies, tax-exempt entities and regulated investment companies).

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

ACCOUNTING TREATMENT

     The acquisition of the Shares in the Merger will be treated by Allen Systems as a "purchase" under generally accepted accounting principles.

REGULATORY APPROVALS

     The Company received early termination of the waiting period under the HSR Act effective May 8, 2000. The Company is not aware of any other federal, state or foreign regulatory requirements that remain to be complied with in order to consummate the Merger.

                              THE MERGER AGREEMENT

THE MERGER AGREEMENT

     The following summary description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement itself, a copy of which is filed as Annex A to this Information Statement and is incorporated by reference herein in its entirety. The Merger Agreement should be read in its entirety for a more complete description of the matters summarized above. Capitalized terms used in the following summary and not otherwise defined have the meanings specified in the Merger Agreement.

     The Merger Agreement provides that after the satisfaction of the conditions to the Merger contained in the Merger Agreement, ASG Sub will be merged with and into Viasoft. As a result of the Merger, the separate corporate existence of ASG Sub will cease and Viasoft will continue as the Surviving Corporation. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Allen Systems, ASG Sub, or any subsidiary of Allen Systems, in the treasury of Viasoft or by any subsidiary of Viasoft, which Shares will be canceled and will cease to exist, and any Shares held by shareholders who shall have properly demanded and perfected appraisal rights under applicable

Delaware law) will be canceled and retired and will be converted into the right to receive the Merger Consideration in cash, without interest thereon. Each outstanding share of capital stock of ASG Sub will be converted into a share of the Surviving Corporation.

     The Merger Agreement provides that the directors of ASG Sub immediately before the Effective Time will be the directors of the Surviving Corporation and that the officers of ASG Sub immediately before the Effective Time will be the officers of the Surviving Corporation. The Merger Agreement provides that, at the Effective Time, the restated certificate of incorporation and the Bylaws of the Surviving Corporation will be amended to conform, with certain exceptions, to the Certificate of Incorporation and the bylaws of ASG Sub, except that the name of the Surviving Corporation will remain Viasoft, Inc. The certificate of incorporation and the bylaws of the Surviving Corporation are subject to a requirement in the Merger Agreement that certain indemnification provisions be preserved.

     The Surviving Corporation or the designated paying agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Shares such amounts that the Surviving Corporation or the paying agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign tax law.

     Viasoft has agreed in the Merger Agreement to: (a) prepare and file this Information Statement with the SEC and to cause it to be mailed to its shareholders, and (b) convene a special meeting of its shareholders for the purpose of considering and taking action upon the Merger Agreement.

STOCK OPTIONS AND OTHER AWARDS

     Viasoft has agreed, prior to the Effective Time, to cause, and has taken action to cause, each then outstanding stock option granted under the Viasoft Inc. 1997 Equity Incentive Plan, the Viasoft Inc. 1994 Equity Incentive Plan, the 1986 Stock Option Plan, the Viasoft Inc. Outside Director Stock Option Plan and other options previously granted by the Viasoft Board (collectively, the "Stock Plans") to be converted into obligations of Viasoft to pay cash in an amount in respect thereof equal to the product of (a) the excess, if any, of the per Share Offer Price over the exercise price of the option and (b) the number of Shares subject to such option, less any income or employment tax withholding required under the Code or any provision of foreign, state or local law. Viasoft has agreed to take, and has taken, actions necessary to cause the Company's Employee Stock Purchase Plan (the "ESPP") to terminate on or before the Effective Time, and to pay all contributions credited on behalf of the ESPP participants at the time of such termination to them in cash by Viasoft as soon as administratively practicable after the Effective Time.

DIRECTORS

     Under the terms of the Merger Agreement, following the consummation of the Offer and the purchase by ASG Sub of a majority of the then outstanding Shares, ASG Sub had the right to designate a number of persons to be elected or appointed to Viasoft's Board of Directors so that the percentage of board members designated by ASG Sub (rounded up to the next whole number) is equal to the percentage of Shares purchased by ASG Sub in connection with the Offer. Until the Merger is consummated, Viasoft may not amend or terminate the Merger Agreement, extend or waive ASG Sub's or Allen Systems' performance or obligations under the Merger Agreement or exercise or waive Viasoft's rights under the Merger Agreement without a concurrence of a majority of the directors then in office who were members of Viasoft's Board of Directors on April 27, 2000, or who subsequently become members but are not designated by ASG Sub. In addition, the Merger Agreement provides that no act or omission of Viasoft authorized, directed or permitted by Viasoft's Board of Directors without the concurrence of a majority of those directors then in office who were members of Viasoft's Board of Directors on April 27, 2000, or who subsequently become members but are not designated by ASG Sub or its designees, shall constitute a violation or breach of any of Viasoft's representations, warranties, obligations or covenants contained in the Merger Agreement or otherwise form a basis for Allen Systems to terminate the Merger Agreement or to assert that any covenant or obligation has not been performed or that any condition to the Merger has not been satisfied.

     On June 5, 2000, ASG Sub accepted for payment a majority of the outstanding Shares validly tendered in the Offer. Therefore, pursuant to the Merger Agreement, ASG Sub was entitled to designate such number of directors to the Board of Directors of the Company as would give ASG Sub representation proportionate to its ownership interest. In accordance therewith, on June 5, 2000, John J. Barry III, Alexander S. Kuli, and J. David Parrish resigned from their positions on the Company's Board, and Arthur L. Allen, Kristine Kennedy Rieger, and Patrick L. Pullen were appointed to the Company's Board to fill the vacancies created by such resignations. Mr. Allen, Ms. Rieger and Mr. Pullen were also appointed as the senior officers of the Company.

REPRESENTATIONS AND WARRANTIES

     Viasoft has made customary representations and warranties to ASG Sub and Allen Systems in the Merger Agreement with respect to, among other matters, its organization and qualification, subsidiaries, capitalization, authority, conflicts, required filings, consents, SEC documents, financial statements, information to be included in certain documents to be filed with the SEC in connection with the Merger Agreement, absence of certain changes or events, intellectual property, litigation, employee benefit plans, labor and employment, taxes, parachute payments, compliance with laws, environmental matters, the inapplicability of takeover statutes and shareholder rights plans, brokers, receipt of an opinion from Viasoft's financial advisor, contractual and debt arrangements, certain agreements, properties, government contracts, warranties, guarantees and indemnities, customer relationships, product and service quality, related party transactions and insurance. ASG Sub and Allen Systems have made customary representations and warranties to Viasoft with respect to, among other matters, their organization, authority, conflicts, required filings and consents, information to be included in certain documents to be filed with the SEC in connection with the Merger Agreement, brokers, financing arrangements, litigation and financial statements.

COVENANTS

     The Merger Agreement obligates Viasoft and its subsidiaries, from the date of the Merger Agreement until the Effective Time, to conduct their businesses in the ordinary course of business consistent with past practice and obligates Viasoft and its subsidiaries to use their reasonable efforts to preserve intact their business organizations, to preserve their relationships with distributors, licensors, contractors, customers, suppliers, lenders and others with which they have business dealings (other than officers and employees), and comply in all material respects with all applicable laws and regulations. The Merger Agreement also contains specific restrictive covenants as to certain impermissible activities prior to the Effective Time without the prior written consent of Allen Systems relating to, among other things, dividends and other distributions, issuance or sale of securities, amendments to Viasoft's certificate of incorporation or bylaws, material acquisitions, incurring of indebtedness (including through the issuance of debt securities of Viasoft or any of its subsidiaries), material capital expenditures, tax elections and changes in accounting methods, settlement of litigation, waiver or assignment of rights or claims, increases in compensation or adoption of benefit or severance arrangements, changes in capital structure, entering into any rights arrangements and certain other material events or transactions. In addition, Viasoft has agreed to fully and unconditionally guarantee (the "Guarantee") Allen Systems' obligations under the Credit Agreement and to secure such guarantee by a first priority lien (the "Lien") on and security interest in substantially all of its assets which Guarantee and Lien were effective on June 5, 2000. Finally, Viasoft agreed to provide to Allen Systems information that is complete, true and correct in all material respects for inclusion in the Allen Systems Offer and the Offer Documents as required by Schedule 13E-3. Allen Systems agreed to cause all requirements under the Credit Agreement which are conditions to funding thereunder to be timely satisfied and to notify Viasoft of certain communications related to the Credit Agreement.

NO SOLICITATION

     The Merger Agreement requires Viasoft and its subsidiaries, officers, directors, employees, financial advisors, attorneys, accountants, agents or other advisors or representatives, not to, directly or indirectly solicit, discuss, or engage in negotiations with, or provide any information to any person, other than Allen Systems, concerning any possible takeover proposal. For the purposes of the Merger Agreement, "takeover proposal" means (A) any offer or proposal involving any acquisition by any person other than ASG Sub of more than a 10% interest in the total outstanding voting securities of Viasoft or any of its subsidiaries or any tender offer that if consummated would result in any person other than ASG Sub beneficially owning 10% or more of the total outstanding voting securities of Viasoft or any of its subsidiaries, or any merger, consolidation or business combination involving Viasoft pursuant to which the shareholders of Viasoft immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity; (B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 10% of the assets of Viasoft; or (C) any liquidation or dissolution of Viasoft.

PUBLIC ANNOUNCEMENTS

     Allen Systems and Viasoft agreed to consult with each other before issuing any press release or other public statements with respect to the Offer or the Merger, and each agreed not to issue any such press release or make any such public statement prior to consultation, except as may be required by law or in accordance with any listing agreement that they may have with the Nasdaq National Market.

REASONABLE EFFORTS; NOTIFICATION

     Subject to the terms and conditions contained in the Merger Agreement, each of Allen Systems, ASG Sub and Viasoft agreed to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and use its reasonable efforts to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by the Merger Agreement. The obligations include, but are not limited to, obtaining all necessary actions, waivers, consents and approvals from Governmental Entities and from third parties, defending against and responding to any action, suit, proceeding, or investigation challenging or relating to the Merger Agreement or the transactions contemplated therein, and executing and delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

     In addition to the foregoing, Viasoft and its Board of Directors have agreed in the Merger Agreement (A) to take all action necessary to ensure that no state takeover statute or similar regulation becomes applicable to the Merger and any other transaction contemplated in the Merger Agreement; and (B) if any such state takeover statute or similar regulation becomes applicable, to take all action necessary to ensure that the Merger and any other transaction contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Merger Agreement.

     Either party will give prompt notice to the other party of the breach of any material representation or warranty made by it contained in the Merger Agreement, or the failure to comply with or satisfy in any material respect any covenant, condition or agreement.

POST MERGER EMPLOYMENT BENEFITS

     Employees of Viasoft who become employed by Allen Systems or any controlled subsidiary, will become eligible to participate in the same standard employee benefit plans as are generally available to similarly situated Allen Systems employees and will receive credit for all service with Viasoft for the purposes of any "employee benefit plan" (as defined in Section 3(3) ERISA). Viasoft has agreed, to the extent permitted by applicable law, if requested to do so by Allen Systems, to terminate its employee benefit plans immediately prior to the Merger. Viasoft has agreed to provide Allen Systems after the Merger with a list of all individuals who were participants or received benefits from any Viasoft employee benefit plan together with a list of each such participant's credited service with respect to each plan and each participant's benefits in such plan and with any additional information in Viasoft's possession as may be reasonably requested by Allen Systems and necessary for Allen Systems to administer any Viasoft Employee Plan it has assumed.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     Allen Systems and the Surviving Corporation have agreed to jointly and severally fulfill and honor in all respects the obligations of Viasoft and any of its subsidiaries pursuant to indemnification agreements between themselves and their respective directors and officers existing prior to the date of the Merger Agreement. Notwithstanding the foregoing, Allen Systems and the Surviving Corporation will have no obligation to indemnify Viasoft, any subsidiary or any of their respective directors and officers in respect of claims, liabilities or damages arising out of a breach of a representation or covenant made by Viasoft in the Merger Agreement knowingly and willfully caused by such directors or officers. The certificate of incorporation and bylaws of the Surviving Corporation will contain the same provisions with respect to indemnification and elimination of liability for monetary damages as are set forth in the certificate of incorporation and bylaws of Viasoft, which provisions will not be amended, repealed or otherwise modified after the Merger in any manner that would adversely affect the rights of the individuals who, on the date of the Merger Agreement or at any time from that date to the date of the Merger, were directors, officers, employees or agents of Viasoft or its subsidiaries, unless required by law. The Merger Agreement also provides for the maintenance by Allen Systems of the Company's current directors' and officers' insurance and indemnification policy to the extent it provides coverage for events occurring prior to the date of the Merger.

STATE TAKEOVER LAWS

     No Delaware takeover statute or similar statute or regulation applies so as to impede, delay or otherwise adversely affect the Merger, the Merger Agreement, or any of the transactions contemplated by the Merger Agreement. In particular, the restrictions on business combinations applicable to "interested stockholders" contained in Section 203 of the DGCL will not apply to the Merger and the other transactions contemplated by the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE MERGER

     Pursuant to the Merger Agreement, the respective obligations of ASG Sub and Viasoft to consummate the Merger are subject to the satisfaction or waiver, on or prior to the Effective Time, of each of the following conditions: (a) if required by applicable law, the Merger shall have been approved by the requisite vote of Viasoft Shareholders; (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated by the Merger Agreement will have been obtained; and (c) no temporary restraining order, preliminary or permanent injunction, judgment or other order, decree or ruling nor any statute, rule, regulation or executive order shall be in effect which would (i) make the Merger or the acquisition or holding by Allen Systems or its affiliates of Viasoft Shares or Shares of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger; (ii) prohibit Allen Systems' or ASG Sub's ownership or operation of Viasoft; (iii) compel Allen Systems or Viasoft to dispose of or hold separate all or a material portion of the business or assets of Allen Systems and its subsidiaries, taken as a whole, or Viasoft and its subsidiaries, taken as a whole or (iv) impose material limitations on the ability of Allen Systems or ASG Sub effectively to exercise full ownership and financial benefits of the Surviving Corporation, or impose any condition to the Merger which would be material and adverse to Allen Systems or Viasoft's shareholders.

     In addition, the obligations of Allen Systems and ASG Sub to consummate the Merger are further subject to:

     (a) the accuracy of Viasoft's representations and warranties in the Merger Agreement in all material respects as of the Closing Date of the Merger (the "Closing Date") provided however, that the failure of any such representations or warranties of Viasoft to be true and correct as of the date of the Merger Agreement or as of the Closing Date shall not excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such failure, on the Closing Date, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the amount of liability or loss reasonably likely to be incurred by Viasoft or Allen Systems as a result of the violation or breach (the "Claims Reserve") shall be greater than $5,000,000;

     (b) the performance in all material respects by Viasoft of each of its covenants and obligations under the Merger Agreement; provided that the failure by Viasoft to perform any covenant or obligation set forth in Section 5.1 of the Merger Agreement shall not excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such failure, on the Closing Date, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the Claims Reserve shall be greater than $5,000,000;

     (c) the occurrence of a material adverse change in Viasoft that has a material adverse effect or an event that is reasonably likely to result in a material adverse effect on Viasoft; provided that no change or event shall excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such change or event, on the Closing Date,
(i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the Claims Reserve shall be greater than $5,000,000; provided that, in determining what constitutes a material adverse change or material adverse effect under the Merger Agreement, those changes or effects directly resulting from the announcement of the Offer or the Merger, any act or omission of Allen Systems or ASG Sub, general economic conditions, conditions generally affecting the industry in which Viasoft competes, loss of employees, and any legal proceedings based on certain claims previously made by Compuware ("Excluded Litigation") are excluded.

     (d) the absence of any pending or overtly threatened suit, action or proceeding (other than Excluded Litigation) brought by any Governmental Entity, any shareholder of Viasoft or any other person, directly or indirectly, (i) challenging the acquisition by Allen Systems or ASG Sub of any Shares, seeking to restrain or prohibit the consummation of the Offer, the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or alleging that such acquisition or other transactions relate to, involve or constitute a breach of fiduciary duty by Viasoft's directors or a breach of the securities laws or corporate law, (ii) seeking to prohibit or limit the ownership or operation by Viasoft, Allen Systems or any of their subsidiaries of a material portion of business or assets of Viasoft and its subsidiaries or of Allen Systems and its subsidiaries or to compel Viasoft or Allen Systems to dispose of or hold separate any material portion of the business or assets of Viasoft and its subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by the Merger Agreement, (iii) seeking to impose material limitations on the ability of Allen Systems or ASG Sub to acquire or hold, or exercise full rights of ownership of, any Shares accepted for payment pursuant to the Offer including without limitation the right to vote the Shares accepted for payment by it on all matters properly presented to the shareholders of Viasoft, (iv) seeking to prohibit Allen Systems or any of its subsidiaries from effectively managing or controlling in any material respect the business or operations of Viasoft and its subsidiaries taken as a whole, or
(v) seeking to impose a condition to the Merger which would be material and adverse to Allen Systems;

     (e) All third party consents, the failure of which to obtain would have a material adverse effect on Viasoft, will have been obtained; provided, that the failure to obtain any such consent shall not excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such failure, on the Closing Date, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the Claims Reserve shall be greater than $5,000,000; and

     (f) the Viasoft Cash shall not be less than $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer.

     In addition to the conditions to each party's obligation described above, Viasoft's obligation to effect the Merger is further subject to:

     (a) the accuracy of Allen Systems' representations and warranties in the Merger Agreement in all material respects as of the Closing Date of the Merger;

     (b) the performance in all material respects by Allen Systems and ASG Sub of their respective covenants and obligations under the Merger Agreement.

TERMINATION; EFFECT OF TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of Viasoft:

     (a) by the mutual written consent duly authorized by the Board of Directors of Allen Systems and Viasoft;

     (b) by either Allen Systems or Viasoft (i) if the Merger is not consummated on or before September 15, 2000; provided, however, that this termination right will not be available to any party whose breach of the Merger Agreement was a principal cause thereof; (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable; (iii) if any required approval of Viasoft's shareholders contemplated by the Merger Agreement has not been obtained by reason of the failure to obtain the required vote at the shareholders meeting duly convened therefor and at any adjournment thereof; provided, however, that this termination right will not be available to Viasoft where the failure to obtain Viasoft shareholder approval of the Merger was caused by the action or failure to act of

Viasoft or a breach of the Shareholders Agreement by any party thereto other than Allen Systems or ASG Sub.

     (c) by Allen Systems: if (i) Viasoft's Board of Directors failed to recommend the Offer, the Merger, the Merger Agreement, or Viasoft shareholder approval of the Merger, including any failure to include such recommendation in the Schedule 14D-9 or the Information Statement, or has so resolved; (ii) Viasoft's Board of Directors withdraws or modifies (including by amendment of the Schedule 14D-9 or Information Statement) in a manner adverse to Allen Systems or ASG Sub its approval or recommendation of the Offer, the Merger, the Merger Agreement, or Viasoft shareholder approval of the Merger, approves or recommends any takeover proposal (including a superior proposal), or resolves to do any of the foregoing; (iii) Viasoft enters into any letter of intent or similar document, agreement or commitment with respect to any takeover proposal (including a superior proposal) or Viasoft's Board of Directors resolves to do so; (iv) Viasoft's Board of Directors upon a request to reaffirm Viasoft's approval or recommendation of the Offer, the Merger or the Merger Agreement, fails to do so within two business days after such request is made or has so resolved; (v) a tender or exchange offer relating to securities of Viasoft is commenced by a person unaffiliated with Allen Systems, and Viasoft does not send to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Viasoft recommends rejection of such tender or exchange offer; (vi) if any of the representations and warranties of Viasoft set forth in the Merger Agreement fail to be true and correct in any material respect as of the date of the Merger Agreement or cease to be true and correct in any material respect at any time thereafter, or if Viasoft breaches or fails to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Viasoft to be performed or complied with by it; provided that if any such breach or failure in the case of any event described in (c) (vi) is curable by Viasoft through the exercise of its reasonable efforts, then Allen Systems may not terminate the Merger Agreement under this section until ten business days after written notice thereof has been given to Viasoft by Allen Systems and unless at such time the matter has not been cured; and further provided, that no breach or failure in the case of any event described in (c) (vi) shall be grounds for Allen Systems to terminate the Merger Agreement unless as a result of such failure, on the proposed date of termination, the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or the Claims Reserve shall be greater than $5,000,000; (vii) if either on the Expiration Date or at the Effective Time, the Viasoft Cash shall be less than $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer.

            (d) by Viasoft: (i) if any of the representations and warranties of Allen Systems or ASG Sub set forth in the Merger Agreement fail to be true and correct in any material respect as of the date of the Merger Agreement or cease to be true and correct in any material respect at any time thereafter, or if Allen Systems or ASG Sub breaches or fails to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Allen Systems or ASG Sub to be performed or complied with by either of them; provided that if any such breach or failure (other than a breach that has caused irreparable harm) is curable by Allen Systems or ASG Sub through the exercise of their reasonable efforts, then Viasoft may not terminate the Merger Agreement under this section until ten business days after written notice thereof has been given to Allen Systems and ASG Sub by Viasoft and unless at such time the matter has not been cured; or (ii) if the Viasoft Board will have withheld, withdrawn, modified or amended its recommendation in favor of the Merger Agreement, the Offer, the Merger or Viasoft shareholder approval of the Merger as permitted pursuant to the Merger Agreement and will have authorized Viasoft to enter into an agreement with a third party with respect to a superior proposal.

     If the Merger Agreement is terminated in accordance with the above provisions, the Merger Agreement will forthwith become void and have no effect, and therefore, Allen Systems, ASG Sub or Viasoft will have no liability or obligation under the Merger Agreement except as provided in Sections 6.2, 6.8,
8.2 and Article IX of the Merger Agreement and as indicated below:

     (A) If termination results from a party's breach of its representations and warranties, covenants or agreements in the Merger Agreement, the breaching party may be liable for damages of such breach;

     (B) If Allen Systems terminates the Merger Agreement as a result of any events described in (c) (i) to (c) (v) above, or Viasoft terminates the Merger Agreement pursuant to (d) (ii) above, Viasoft must pay Allen Systems within two business days after such termination a fee equal to $8,000,000 in immediately available funds;

     (C) If Allen Systems terminates the Merger Agreement pursuant to any events described in (b) (i) or (c) (vi), or by Allen Systems or Viasoft pursuant to (b) (iii), and prior to such termination under any of such events listed in this paragraph (C), a third party has publicly announced a takeover proposal, the consummation of which would constitute an Acquisition Event, and within 12 months following the termination of the Merger Agreement, an Acquisition Event is consummated or Viasoft enters into a definitive agreement providing for an Acquisition Event, Viasoft will pay Allen Systems a fee equal to $8,000,000 in immediately available funds within two business days after the consummation of such Acquisition Event or the entry by Viasoft into such definitive agreement; provided that if such Acquisition Event provides for a consideration per Share less than the Offer Price but greater than the closing price per Share on the Nasdaq National Market on the trading day immediately prior to the public announcement of the execution of the Merger Agreement ("the Pre-Offer Price"), the fee payable by Viasoft will be $2,000,000, and if such Acquisition Event provides for a consideration per Share less than or equal to the Pre-Offer Price, no fee will be payable by Viasoft; and

     (D) If Viasoft terminates the Merger Agreement pursuant to any events described in (d) (i) due to a breach of Allen Systems and ASG Sub's representations, warranties and covenants in the Merger Agreement concerning its financing of the Offer or the failure of Allen Systems to perform its obligations under the Merger Agreement to provide the funds necessary to pay for any Shares ASG Sub becomes obligated to pay for pursuant to the Offer or the Merger, Allen Systems will pay Viasoft a fee equal to $3,000,000 in immediately available funds within five business days of such termination.

     No termination of the Merger Agreement will affect the obligations contained in the Confidentiality Agreement, all of which obligations will survive in accordance with their terms.

FEES AND EXPENSES

     All fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated, except that (i) if the Merger Agreement is terminated by Allen Systems pursuant to any event contemplated in subparagraphs (c) (i) to (c) (vi) above, Viasoft will pay to Allen Systems all reasonable legal, accounting and investment banking fees and expenses incurred by Allen Systems up to $200,000 and (ii) if the Merger Agreement is terminated by Viasoft pursuant to any event as contemplated in subparagraph (d) (i) above, Allen Systems will pay to Viasoft all reasonable legal, accounting and investment banking fees and expenses incurred by Viasoft up to $200,000.

AMENDMENT

     Viasoft and Allen Systems may amend the Merger Agreement at any time by executing an instrument in writing signed by both parties. However, if approval of Viasoft shareholders is required by law, any amendment made after such approval is obtained that requires further approval by shareholders will not be made without the further approval by shareholders. ASG Sub has, by virtue of its ownership of a majority of the outstanding Shares, the power to effect any such amendment without the approval of any other shareholder.

EXTENSION; WAIVER

     At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or any documents delivered pursuant thereto or (c) subject to the requirement that certain amendments may require Viasoft shareholder approval, waive compliance with any of the agreements of the other party or with any conditions to its own obligations.

DIVIDENDS AND DISTRIBUTIONS

      In the Merger Agreement, Viasoft agrees between the date of theMerger Agreement and the Merger, without the prior written consent of Allen Systems, not to (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock, other than distributions and dividends by any direct or indirect wholly-owned subsidiaries, as required by agreements existing on the date of the Merger Agreement, or (ii) split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock.

                              THE CREDIT AGREEMENT

     The total amount of funds required by ASG Sub and Viasoft to purchase all the outstanding Shares, including Shares purchased in the Offer and funds to cash-out stock options and other stock purchase rights outstanding at the Effective Time, repay certain Allen Systems indebtedness, and pay all costs and expenses contemplated by the Merger Agreement, exclusive of anticipated severance benefits triggered by the Offer and the Merger, is expected to be approximately $182 million. Of this total amount, ASG Sub has provided approximately $76.5 million from the proceeds of the Bank Loan referred to below, and Viasoft has provided and will provide the remaining funds needed from its cash, cash equivalents and other marketable securities and investments.

     On April 21, 2000, ASG executed a commitment letter (the "Commitment Letter") with the Banks whereby the Banks committed to loan Allen Systems an aggregate of up to $100 million in cash in the form of a secured revolving credit facility, with a subfacility of up to $5 million for the issuance of letters of credit, for the purpose of financing acquisitions, including the purchase of Shares in the Offer and the Merger, refinancing existing debt of Allen Systems and providing for the working capital requirements and general corporate purposes of Allen Systems.

     On April 26, 2000, Allen Systems, ASG Sub Inc., and the Banks executed the Credit Agreement, whereby the Banks agreed to make available to Allen Systems and ASG Sub the financing contemplated by the Commitment Letter (collectively, the "Bank Loan").

     The Credit Agreement includes the following features:

INTEREST RATES

     For the period commencing on the date of each loan until such loan is paid in full, each of Allen Systems and ASG Sub shall pay on a joint and several basis interest on the unpaid principal amount of each loan: (i) while such loan is a base rate loan, at a rate per annum equal to the sum of the base rate from time to time in effect (such base rate being the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate) plus the base rate margin from time to time in effect and; (ii) while such loan is a Eurodollar loan, at a rate per annum equal to the sum of the Eurodollar rate applicable to each interest period for such loan plus the Eurodollar margin from time to time in effect. At any time an event of default exists, if requested by the Banks, the interest rate applicable to each loan will be increased by 2%.

MANDATORY REDUCTIONS OF THE REVOLVING COMMITMENT AMOUNT

     The revolving commitment amount will be reduced quarterly over three years with a total annual reduction of $10 million in year two and $20 million in year three.

MANDATORY PREPAYMENTS

     Mandatory prepayments are required at the following times and in the following amounts: (i) 100% of net asset sales proceeds received; (ii) 100% of net new equity issuance proceeds (subject to certain exceptions) and (iii) 100% of net new debt issuance (subject to certain exceptions).

ADVANCES UNDER THE CREDIT AGREEMENT

     Pursuant to the terms of the Credit Agreement, the Banks have advanced ASG Sub and Allen Systems approximately $100 million, approximately 76.5 million of which was used to pay for the 9,111,209 Shares validly tendered and accepted for payment by ASG Sub pursuant to the Offer, and the balance of which was used to retire existing debt of Allen Systems.

FINANCIAL COVENANTS

     The Credit Agreement contains financial covenants customary for transactions of this type, including (i) fixed charge coverage ratio, (ii) total debt to EBITDA ratio, (iii) EBIDTA maintenance , (iv) minimum consolidated net worth maintenance, and (v) maximum capital expenditures limitations.

OTHER COVENANTS

     The Credit Agreement contains covenants typical for such types of facilities, whereby Allen Systems agrees to: (i) furnish to the agent and each bank (a) annual reports, (b) interim reports, (c) compliance certificates, (d) reports to the SEC and to shareholders, (e) notices of default, litigation and ERISA matters, (f) management reports, (g) projections, (h) subordinated debt notices, (i) information regarding any year 2000 problems and (j) any other information concerning Allen Systems and its subsidiaries as any Bank or the Agent may reasonably request; (ii) keep its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP, and reasonably permit any Bank or the Agent to visit any or all of its offices and to examine any of its books or other records; (iii) keep all property useful and necessary in the business of Allen Systems or its subsidiaries in good working order and condition, and maintain any insurance as may be required by law or governmental regulation the terms as specified in the Credit Agreement; (iv) comply in all material respects with all applicable laws, rules and other regulations, and pay all taxes and other governmental charges as well as claims of any kind which might become a lien on its property; and (v) maintain and preserve (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each applicable jurisdiction.

EVENTS OF DEFAULT

     The Credit Agreement contains events of default typical for these types of facilities and includes the following: (i) non-payment of the loans; (ii) non-payment of other debt in an aggregate amount exceeding $250,000 and subject to the occurrence of certain conditions; (iii) default in payment when due or in the performance of any material obligation or condition with respect to any material purchase or lease of goods or services where such default might reasonably be expected to have a material adverse effect (as defined in the Credit Agreement); (iv) bankruptcy, reorganization, debt arrangement or any type of dissolution or insolvency; (v) non compliance with loan documents; (vi) breach of any warranty made by Allen Systems or any subsidiary; (vii) termination of any pension plan if as a result of such termination, among other consequences, Allen Systems could be required to make a contribution to such pension plan or could incur a liability or obligation in excess of $100,000;
(viii) final judgments exceeding an aggregate amount of $250,000 are rendered against Allen Systems or any subsidiary and remain unpaid for 30 days or longer; (ix) the required guarantee of the Bank Loan shall cease to be in full force and effect with respect to any subsidiary of Allen Systems; (x) invalidity of any collateral document; (xi) invalidity of any subordination provisions and (xii) occurrence of a change of control event with respect to Allen Systems.

FEES

     Allen Systems and ASG Sub have agreed to pay or have paid certain fees in connection with the Credit Agreement, including without limitation, (i) non-use fees, (ii) letter of credit fees, (iii) upfront fees, (iv) agent's fees, (v) commitment fees and (vi) underwriting fees.

     The foregoing discussion of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, which is attached as an exhibit to the Schedule TO filed with the SEC on May 4, 2000 by the Company, Allen Systems and ASG Sub.


            SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                        BENEFICIAL OWNERS OF THE COMPANY

     The following table sets forth certain information regarding beneficial ownership of the Company's Shares, as of June 15, 2000, by (a) each shareholder who is known by the Company to own beneficially more than 5% of the Shares, (b) each executive officer of the Company, (c) each director of the Company and (d) all directors and executive officers of the Company as a group.


                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP (1)                PERCENT (1)
            ------------------------------------                     -------------                -----------
Steven D. Whiteman (2)                                                233,333                             2%

Arthur L. Allen (3)                                                 9,111,209                            87%

Kristine Kennedy Rieger(4)                                                  0                            --

Patrick L. Pullen (5)                                                       0                            --

All Executive Officers and Directors
as a Group (4 persons)(2)                                           9,344,542                            89%

ASG Sub, Inc.                                                       9,111,209                            87%

Allen Systems Group, Inc (6)                                        9,111,209                            87%


     (1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security, or who has the right to acquire beneficial ownership of a security through any contract or arrangement, including the exercise of an option. Applicable percentages are based on 10,443,325 Shares outstanding as of June 15, 2000, adjusted as required by rules promulgated by the SEC.

     (2) Includes 233,333 shares that Mr. Whiteman may acquire upon the exercise of options exercisable within 60 days.


     (3) Mr. Allen is the sole shareholder of Allen Systems Group, Inc., which is the sole shareholder of ASG Sub, Inc. ASG Sub, Inc. owns 9,111,209 Shares, which it purchased pursuant to the Offer. Mr. Allen may be deemed to beneficially own the Shares owned directly by ASG Sub, Inc.

     (4) Ms. Rieger is a Director, and is Senior Vice President, Secretary and General Counsel of the Company. She owns no Shares.

     (5) Mr. Pullen is a Director, and is Senior Vice Present and Chief Financial Officer of the Company. He owns no Shares.

     (6) Allen Systems Group, Inc. is deemed to beneficially own the Shares owed by ASG Sub, Inc. due to its direct control of ASG Sub, Inc. as the sole shareholder of ASG Sub, Inc.


                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Special Meeting other than that described above.

                       WHERE CAN YOU FIND MORE INFORMATION

     The Company currently files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, New York, New York 10007 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Web site at http://www.sec.gov that contains reports, proxy statements and other information. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement. We incorporate by reference the following documents filed pursuant to the Securities Exchange Act of 1934:

     (1) Viasoft's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

     (2) Viasoft's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

     (3) Viasoft's Current Report on Form 8-K filed on April 28, 2000;

     (4) Viasoft's Current Report on Form 8-K filed on May 25, 2000;

     (5) Viasoft's Current Report on Form 8-K filed on June ___, 2000;

     (6) Viasoft's Solicitation/Recommendation Statement on Schedule 14D-9 filed on May 4, 2000, as amended;

     (7) Viasoft's, Allen Systems' and ASG Sub's Tender Offer Statement on Schedule TO filed on May 4, 2000, as amended;

     (8) Viasoft's Tender Offer Statement on Schedule TO-I filed on May 26, 2000, as amended; and

     (9) any future filings Viasoft makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address: Viasoft, Inc., Attention: General Counsel, 4343 E.
Camelback Road, Suite 205, Phoenix, Arizona 85018, (602) 952-0050. You may also obtain copies of these documents on the SEC's website at www.sec.gov.

                   FORWARD-LOOKING STATEMENTS AND INFORMATION

     This Information Statement, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "budgets," "predicts," "estimates" and similar expressions.

     The forward-looking statements relating to Viasoft's operations are based on management's expectations, estimates and projections about the Company. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

     You should rely only on the information we have provided or incorporated by reference in this Information Statement or any supplement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of this document. Any statements contained in this Information Statement involving matters of opinion, whether or not expressly stated, are intended as such and not as representations of fact.


                                           By Order of the Board of Directors:


                                           -----------------------------------
June ___, 2000                             Kristine Kennedy Rieger, Secretary
Phoenix, Arizona

                                                                        ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                           dated as of April 27, 2000

                                 by and between




                            ALLEN SYSTEMS GROUP, INC.

                                  ASG SUB, INC.




                                       and


                                  VIASOFT, INC.

                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of April 27, 2000 (this "Agreement") by and between Allen Systems Group, Inc., a Delaware corporation ("Allen Systems "), ASG Sub, Inc., a Delaware corporation ("ASG Sub") and Viasoft, Inc., a Delaware corporation ("Viasoft").

RECITALS

A. In furtherance of the acquisition of Viasoft by Allen Systems on the terms and subject to the conditions set forth in this Agreement, Allen Systems proposes to cause ASG Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Allen Systems Offer") to purchase at least a majority of the issued and outstanding shares of Common Stock, $.001 par value, of Viasoft ("Viasoft Common Stock") (including the associated Preferred Share Purchase Rights ("Rights") issued pursuant to the Viasoft Rights Agreement (defined below)), at a price per share of Viasoft Common Stock (a "Share") of $8.40 net to the seller in cash and without interest thereon (such price, as may hereafter be increased, the "Offer Price"), subject to reduction for any applicable federal backup or other applicable withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in this Agreement.

B. Viasoft has agreed to simultaneously make an offer (as it may be amended from time to time as permitted under this Agreement, the "Viasoft Offer", and together with the Allen Systems Offer, the "Offer") to purchase all outstanding Shares of Viasoft Common Stock (including the associated Rights) tendered in connection with the Offer other than the Shares to be acquired by ASG Sub, at a price per Share equal to the Offer Price, subject to reduction for any applicable federal backup or other applicable withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in this Agreement.

C. The Allen Systems Offer and the Viasoft Offer shall together be an offer to acquire all of the issued and outstanding Shares, subject to the priority set forth in this Agreement.

D. The respective Boards of Directors of Allen Systems, ASG Sub and Viasoft have approved (i) the Offer and the merger of Viasoft with ASG Sub, as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share, other than Shares owned directly or indirectly by Allen Systems or Viasoft and Dissenting Shares (as defined in Section 3.1(c)), will be converted into the right to receive the Offer Price, and (ii) a business combination whereby ASG Sub will be merged with and into Viasoft in accordance with the Delaware General Corporation Law ("DGCL") with Viasoft continuing as the surviving corporation of such merger ("Surviving Corporation"). The Board of Directors of Viasoft has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that Viasoft's shareholders accept the Offer.

E. Allen Systems, ASG Sub and Viasoft desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

F. Concurrently with the execution and delivery of this Agreement, Allen Systems and certain shareholders of Viasoft have entered into a Shareholder Tender and Voting Agreement, pursuant to which such shareholders have agreed to tender their Shares in the Offer and to vote in favor of the Merger.

THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                    THE OFFER

       1.1    THE OFFER.

              (a) Subject to the provisions of this Agreement, ASG Sub will, and Allen Systems will cause ASG Sub to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Allen Systems Offer, and Viasoft will commence the Viasoft Offer, as promptly as practicable but not later than five (5) business days after the public announcement (on the date hereof or the following business day) of the execution of this Agreement. The obligation of ASG Sub to, and of Allen Systems to cause ASG Sub to, commence the Allen Systems Offer and accept for payment, and pay for, any Shares tendered pursuant to the Allen Systems Offer will be subject to the conditions set forth in Annex 1 attached to and made part of this Agreement and to the terms and conditions of this Agreement. The obligation of Viasoft to commence the Viasoft Offer, and accept for payment, and pay for, any Shares tendered pursuant to the Viasoft Offer will be subject to the conditions set forth in Annex 2 attached to and made part of this Agreement and to the terms and conditions of this Agreement.

              (b) The Allen Systems Offer and the Viasoft Offer shall be conducted for practical reasons as a single offer, with Shares being accepted for payment and purchased in the Offer according to the following order of priority: (i) first, ASG Sub shall accept for payment and purchase not less than a majority of the issued and outstanding Shares (the "Allen Systems Share Number"), (ii) and second, Viasoft shall accept for payment and purchase Shares up to a maximum number of Shares equal to the total number of issued and outstanding Shares, less the Shares otherwise owned by Allen Systems and its Subsidiaries and Affiliates and less the Allen Systems Share Number (the "Viasoft Share Number"). The Offer shall expire twenty (20) business days following the commencement of the Offer (the "Initial Expiration Date" and together with any extension permitted hereunder, the "Expiration Date"), unless this Agreement is earlier terminated in accordance with Section 8.1.

              (c) ASG Sub expressly reserves the right to waive any conditions to the Allen Systems Offer, to extend the duration of the Allen Systems Offer (subject to the limitations set forth in this Section), or to make any other changes in the terms and conditions of the Allen Systems Offer; provided, however, that without Viasoft's prior written consent, no such change may be made which (i) increases or decreases the price per Share payable in the Allen Systems Offer, (ii) reduces the minimum (including by waiver of the Minimum Tender Condition, as defined in Annex 1) or maximum number of Shares to be purchased in the Offer, (iii) imposes conditions to the Allen Systems Offer in addition to those set forth in Annex 1, (iv) changes the form of consideration payable in the Allen Systems Offer, (v) extends the expiration of the Allen Systems Offer beyond five business days following the initial expiration of the Offer except (A) as required by the Exchange Act or (B) in the case of any such greater than five day extension of the Allen Systems Offer, in ASG Sub's judgment, it is reasonably likely that during any such extension, any condition set forth in Annex 1 (including the Minimum Tender Condition) which is not satisfied as of the date of such extension will be satisfied during such extension; provided that, without Viasoft's prior written consent, the Expiration Date may not be extended pursuant to clause (B) of this sentence beyond twenty (20) business days following the Initial Expiration Date; or (vi) amends any other material terms of the Allen Systems Offer in a manner adverse to Viasoft's shareholders.

Subject to the terms and conditions of this Agreement and the Allen Systems Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), ASG Sub will, and Allen Systems will cause ASG Sub to, accept for payment, and pay for, all shares of Viasoft Common Stock validly tendered and not withdrawn pursuant to the Allen Systems Offer as soon as practicable after the Expiration Date, up to the number of Shares equal to the Allen Systems Share Number, in the order of priority set forth in Section 1.1(b).

              (d) Viasoft expressly reserves the right to waive any conditions to the Viasoft Offer, or to make any other changes in the terms and conditions of the Viasoft Offer; provided, however, that without Allen Systems' prior written consent, no such change may be made which (i) increases or decreases the price per Share payable in the Viasoft Offer, (ii) reduces the minimum or maximum number of Shares to be purchased in the Offer, (iii) imposes conditions to the Viasoft Offer in addition to those set forth in Annex 2, (iv) changes the form of consideration payable in the Viasoft Offer, or (v) amends any other material terms of the Viasoft Offer in a manner adverse to Allen Systems or ASG Sub; and further provided, that in the event Allen Systems extends the Allen Systems Offer for any period of time in accordance with Section 1.1(c), Viasoft agrees to extend the Viasoft Offer for the same period.

Subject to the terms and conditions of this Agreement and the Viasoft Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Viasoft will accept for payment, and pay for, all shares of Viasoft Common Stock validly tendered and not withdrawn pursuant to the Viasoft Offer as soon as practicable after the Expiration Date, up to the number of Shares equal to the Viasoft Share Number, in the order of priority set forth in Section 1.1(b).

              (e) As soon as reasonably practicable on the date the Offer is commenced, (x) Allen Systems and ASG Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO (together with all amendments thereto, the "Allen Systems Schedule TO") and (y) Viasoft shall file a Tender Offer Statement on Schedule TO (the "Viasoft Schedule TO") and a Solicitation / Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9) with respect to the Allen Systems Offer and the Viasoft Offer, respectively, each of which will comply in all material respects with the provisions of all applicable Federal securities laws, and will contain (including as an exhibit) or incorporate by reference the Offer and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, are referred to collectively as the "Offer Documents"). If the parties agree, Viasoft and Allen Systems may combine the Allen Systems Schedule TO and the Viasoft Schedule TO into a single, joint Tender Offer Statement on Schedule TO and all references to the Allen Systems Schedule TO and Viasoft Schedule TO shall be deemed to refer to such joint Schedule TO. Each of Allen Systems and ASG Sub agree that the Allen Systems Schedule TO and the Offer Documents, on the date filed with the SEC and on the date first published, sent or given to Viasoft's shareholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Allen Systems or ASG Sub with respect to written information supplied by Viasoft specifically for inclusion in the Allen Systems Schedule TO or the Offer Documents. Viasoft agrees that the Viasoft Schedule TO and the Schedule 14D-9, on the date filed with the SEC and on the date first published, sent or given to Viasoft's shareholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Viasoft with respect to written information supplied by Allen Systems or ASG Sub specifically for inclusion in the Viasoft Schedule TO or the Schedule 14D-9. Allen Systems and ASG Sub further agree to take all steps necessary to cause the Allen Systems Schedule TO be filed with the SEC, and the Offer Documents to be disseminated to the Viasoft shareholders, and Viasoft agrees to take all steps necessary to cause the Viasoft Schedule TO and the Schedule 14D-9 to be filed with the SEC, in each case to the extent required by applicable Federal securities laws. Each of Allen Systems and ASG Sub agrees to promptly correct the Allen Systems Schedule TO and the Offer Documents, and Viasoft agrees to promptly correct the Viasoft Schedule TO and the Schedule 14D-9, if and to the extent that it or they shall have become false or misleading in any material respect (and each party, with respect to written information supplied by it specifically for use in the Schedule TO, the Offer Documents or the Schedule 14D-9 filed by the other party, shall promptly notify the other party of any required corrections of such information and shall cooperate with the other party with respect to correcting such information). Each of Allen Systems and ASG Sub further agrees to supplement the Allen Systems Schedule TO, and Viasoft agrees to supplement the Viasoft Schedule TO and the Schedule 14D-9, in either case to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and each party shall supplement the written information provided by it specifically for use in the Schedule TO, the Offer Documents or the Schedule 14D-9 filed by the other party to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading, except that no representation is made by Allen Systems or

ASG Sub with respect to written information supplied by Viasoft, or by Viasoft with respect to written information supplied by Allen Systems or ASG Sub, specifically for inclusion in the Schedule TO, the Offer Documents or the
Schedule 14D-9 filed by such party). Each of Allen Systems, ASG Sub and Viasoft further agrees to take all steps necessary to cause the Allen Systems Schedule TO, the Viasoft Schedule TO and the Schedule 14D-9, as so corrected or supplemented, to be filed with the SEC, and the Offer Documents, as so corrected or supplemented, to be filed with the SEC and disseminated to the Viasoft shareholders, in each case to the extent required by applicable Federal securities laws.

Viasoft and its counsel will be given a reasonable opportunity to review the Allen Systems Schedule TO and the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to shareholders of Viasoft. Allen Systems and ASG Sub agree to provide Viasoft and its counsel any comments Allen Systems, ASG Sub or their counsel may receive from the SEC or its staff with respect to the Allen Systems Schedule TO or the Offer Documents promptly after the receipt of such comments, including a copy of such comments that are made in writing and a written summary of such comments that are made orally.

Allen Systems, ASG Sub and their counsel will be given a reasonable opportunity to review the Viasoft Schedule TO and Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to shareholders of Viasoft. Viasoft agrees to provide Allen Systems, ASG Sub and their counsel any comments Viasoft or their counsel may receive from the SEC or its staff with respect to the Viasoft Schedule TO or the Schedule 14D-9 promptly after the receipt of such comments, including a copy of such comments that are made in writing and a written summary of such comments that are made orally.

              (f) Allen Systems will provide or cause ASG Sub to provide, on a timely basis, the funds necessary to pay for any Shares that ASG Sub becomes obligated to pay for pursuant to the Allen Systems Offer. Viasoft will provide, on a timely basis, the funds necessary to pay for any Shares that Viasoft becomes obligated to pay for pursuant to the Viasoft Offer.

              (g) If (i) the Offer is not commenced for any reason, including the failure of a condition set forth in Annex 1 or Annex 2 or (ii) the Offer is not consummated upon its expiration for any reason, including due to the failure of a condition set forth in Annex 1 or Annex 2, then subject to the provisions of this Agreement (including the conditions precedent and termination rights set forth in Articles VII and VIII hereof), the parties agree to take the actions set forth in this Agreement in order to obtain Viasoft Shareholder Approval (as defined in Section 4.1(d)) and effectuate the Merger as promptly as practicable.

       1.2    VIASOFT ACTIONS.

              (a) Viasoft hereby approves of and consents to the Offer and represents that the Board of Directors of Viasoft, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, Viasoft's shareholders and recommending that Viasoft's shareholders accept the Offer and tender their Shares pursuant to the Offer and approve and adopt this Agreement and approve the Merger. Viasoft represents that its Board of Directors has received the opinion of Broadview International LLC that the proposed consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered by Viasoft to Allen Systems. Viasoft hereby consents to the inclusion in the Offer Documents of the recommendation of Viasoft's Board of Directors described in the first sentence of this Section 1.2(a) and has obtained the consent of Broadview International LLC to the inclusion in the
Schedule 14D-9 of a copy of the written opinion referred to in the preceding sentence together with the summary and other information concerning such opinion as is required by Item 1015 of Regulation M-A promulgated under the Exchange Act ("Reg. M-A"). Viasoft has been advised by each of its directors and a majority of its executive officers that each such person intends to tender all Shares (other than Shares, if any, held by such person which if tendered, could cause such person to incur liability under the provisions of Section 16(b) of the Exchange Act) held by such person pursuant to the Offer.

              (b) In connection with the Offer, Viasoft will cause its transfer agent promptly to furnish ASG Sub with mailing labels containing the names and addresses of the record holders of Viasoft Common Stock as of the most recent available date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and, to the extent reasonably requested, computer files and other information in Viasoft's possession or control regarding the beneficial owners of Viasoft Common Stock, and will furnish to ASG Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Allen Systems may reasonably request in communicating the Offer to Viasoft's shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Allen Systems and ASG Sub and their agents will hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger pursuant to this Agreement and, if this Agreement is terminated, will, upon request, deliver, and will use their reasonable efforts to cause their agents to deliver, to Viasoft all copies of such information then in their possession or control.

                                   ARTICLE II
                                   THE MERGER

       2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, ASG Sub will be merged with and into Viasoft at the Effective Time (as defined in Section 2.3). Following the Effective Time, the separate corporate existence of ASG Sub will cease and Viasoft will continue as the Surviving Corporation and will succeed to and assume all the rights and obligations of ASG Sub in accordance with the DGCL.

Notwithstanding the foregoing, Allen Systems may elect at any time prior to the Merger to merge Viasoft with and into ASG Sub instead of merging ASG Sub into Viasoft as provided above; provided, however, that Viasoft will not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement solely by reason of such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that ASG Sub will be the Surviving Corporation and will continue under the name of either "Viasoft, Inc." or "ASG Sub, Inc." At the election of Allen Systems, any other direct or indirect Subsidiary (as defined in Section 9.3) of Allen Systems may be substituted for ASG Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. In no such event shall Allen Systems be relieved of any obligation under this Agreement without the prior written consent of Viasoft.

Subject to the terms and conditions of this Agreement, Allen Systems and Viasoft agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the date on which the Shares tendered pursuant to the Offer have been accepted for payment and paid for (the "Offer Completion Date").

       2.2 CLOSING. The closing of the Merger will take place on a date to be specified by the parties, which will be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the Phoenix, Arizona offices of Steptoe & Johnson LLP, counsel to Allen Systems and ASG Sub, unless another date or place is agreed to in writing by the parties hereto.

       2.3 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, as soon as practicable on or after the Closing Date, the parties will file a Certificate of Merger (or Certificate of Ownership and Merger in the case of a Short-Form Merger (defined below)) with the Delaware Secretary of State in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as ASG Sub and Viasoft agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

       2.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of ASG Sub and Viasoft will vest in the Surviving Corporation, and all debt, liabilities and duties of ASG Sub and Viasoft will become the debts, liabilities and duties of the Surviving Corporation.

       2.5 CERTIFICATE OF INCORPORATION AND BYLAWS. The restated certificate of incorporation and bylaws of the Surviving Corporation shall be amended at the Effective Time to conform to the Certificate of Incorporation and Bylaws of ASG Sub, except (i) the name of the Surviving Corporation will remain "Viasoft, Inc.," (ii) the provisions of the Certificate of Incorporation of ASG Sub that name the incorporator and the initial directors shall not be included in the restated certificate of incorporation, and (iii) as otherwise required under the DGCL.

       2.6 DIRECTORS. The directors of ASG Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

       2.7 OFFICERS. The officers of ASG Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

       2.8 MERGER WITHOUT SHAREHOLDERS MEETING. If in connection with the Offer ASG Sub acquires ownership of at least 90% of the outstanding Shares sufficient to enable ASG Sub and Viasoft to cause the Merger to become effective without Viasoft Shareholder Approval in accordance with Section 253 of the DGCL (the "Short-Form Merger"), the parties hereto will, subject to the terms and conditions of this Agreement (including Article VII) and applicable law, take all necessary and appropriate action to cause the Short-Form Merger to become effective as promptly as practicable.

                                   ARTICLE III
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

       3.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of ASG Sub:

              (a) CAPITAL STOCK OF ASG SUB. Each share of capital stock of ASG Sub issued and outstanding immediately prior to the Merger will be converted into and become one fully paid and non-assessable share of common stock, par value $0.01, of the Surviving Corporation.

              (b) CANCELLATION OF TREASURY SHARES AND ALLEN SYSTEMS OWNED SHARES. Each Share that is owned by Viasoft or by any Subsidiary of Viasoft and each Share that is owned by Allen Systems, ASG Sub or any Subsidiary of Allen Systems immediately before the Effective Time, will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

              (c) CONVERSION OF VIASOFT COMMON STOCK. Subject to Section 3.1(d), each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 3.1(b)) will be converted into the right to receive from the Surviving Corporation in cash, without interest, the Offer Price (the "Merger Consideration"). As of the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate representing any such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

              (d) SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, to the extent provided by the DGCL, any issued and outstanding Shares held by a person (a "Dissenting Shareholder") who has not voted in favor of the Merger or consented thereto in writing and who elects to demand appraisal of his shares and complies with all the provisions of the DGCL concerning the right of holders of Viasoft Common Stock to require appraisal of their Shares ("Dissenting Shares") will not be converted as described in Section 3.1(c) and therefore the holder thereof will not receive the Merger Consideration, but will have the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. Viasoft will give Allen Systems (i) prompt notice of any demands for appraisal of Shares received by Viasoft and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Viasoft will not, without the prior written consent of Allen Systems, make any payment with respect to, or enter into a binding settlement agreement or make a written offer to settle, any such demands.

              (e) ADJUSTMENTS. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Viasoft Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Viasoft Common Stock, or stock dividend thereon with a record date during such period, the cash payable pursuant to the Offer, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

       3.2    EXCHANGE OF CERTIFICATES.

              (a) PAYING AGENT. Prior to the Effective Time, Allen Systems will select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Viasoft Common Stock.

              (b) ALLEN SYSTEMS TO PROVIDE FUNDS. Allen Systems and ASG Sub will take all steps necessary to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, funds necessary to pay for the Shares as a result of the Merger pursuant to Section 3.1.

              (c) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, Allen Systems will instruct the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to
Section 3.1: (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in a form and have such other provisions as Allen Systems may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Allen Systems, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of Viasoft Common Stock which is not registered in the transfer records of Viasoft, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

              (d) NO FURTHER OWNERSHIP RIGHTS IN VIASOFT COMMON STOCK. As of the Effective Time, all cash paid upon the surrender of Certificates in accordance with the terms of this Article III will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such

Certificates, and there will be no further registration of transfers on the stock transfer books of Viasoft of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they will be cancelled and exchanged as provided in this Article III.

              (e) FAILURE TO TIMELY SURRENDER; NO LIABILITY. Promptly following the date that is six months after the Effective Time, the Paying Agent will return to the Surviving Corporation all Merger Consideration and other cash, property and instruments in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties will terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration (without interest thereon). Notwithstanding the foregoing, the Surviving Corporation will be entitled to receive from time to time all interest or other amounts earned with respect to any cash deposited with the Paying Agent as such amounts accrue or become available. If any Certificates will not have been surrendered prior to 2 years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(d)), the cash payment in respect of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto. To the fullest extent permitted by law, none of Allen Systems, ASG Sub, Viasoft, the Surviving Corporation or the Paying Agent will be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (f) WITHHOLDING TAXES. The right of any person to receive any payment or consideration pursuant to this Agreement and the transactions contemplated herein will be subject to any applicable requirements with respect to the withholding of Taxes.

              (g) LOST, STOLEN OR DESTROYED CERTIFICATES. If any certificates evidencing Shares have been lost, stolen or destroyed, the Paying Agent will pay to such holder the Merger Consideration required pursuant to Section 3.1, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof with such assurances as the Paying Agent, in its discretion and as a condition precedent to the payment of the Merger Consideration, may reasonably require of the holder of such lost, stolen or destroyed certificates and, the Paying Agent, in its discretion and as a condition precedent to the issuance thereof, may require that the owner of such lost, stolen or destroyed certificate give the Paying Agent and Allen Systems a bond in such sum as it may direct as indemnity against any claim that may be made against the Paying Agent or Allen Systems with respect to the Certificate.

              (h) SUPPLEMENTARY ACTION. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of Viasoft or ASG Sub, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of Viasoft and ASG Sub to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

       4.1 REPRESENTATIONS AND WARRANTIES OF VIASOFT. Except as set forth in the disclosure letter delivered by Viasoft to Allen Systems concurrently with the execution of this Agreement (the "Viasoft Disclosure Letter"), Viasoft represents and warrants to Allen Systems and ASG Sub as follows:

              (a) ORGANIZATION, STANDING AND CORPORATE POWER. Viasoft and each of its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Viasoft and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a Material Adverse Effect on Viasoft. Viasoft has made available to Allen Systems complete and correct copies of its certificate of incorporation and bylaws and the articles of incorporation and bylaws or other organizational documents of its Subsidiaries, in each case as amended to the date of this Agreement.

              (b) SUBSIDIARIES. Section 4.1(b) of the Viasoft Disclosure Letter lists each Subsidiary of Viasoft containing the capitalization of each Subsidiary, the jurisdiction in which each Subsidiary is organized or formed and the current directors and executive officers of each Subsidiary of Viasoft. Except as set forth in Section 4.1(b) of the Viasoft Disclosure Letter, all the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and (except as may be required by foreign jurisdictions) are owned by Viasoft, by another Subsidiary of Viasoft or by Viasoft and another such Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than resale restrictions imposed by applicable securities laws (collectively, "Liens"). Except for the capital stock of its Subsidiaries, Viasoft does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

              (c) CAPITAL STRUCTURE. The authorized capital stock of Viasoft consists of 48,000,000 shares of Viasoft Common Stock and 2,000,000 shares of preferred stock, $0.001 par value ("Viasoft Preferred Stock"). At the close of business on April 25, 2000, (i) 18,102,179 shares of Viasoft Common Stock and no shares of Viasoft Preferred Stock were issued and outstanding, (ii) 1,353,954 shares of Viasoft Common Stock were held by Viasoft in its treasury, and (iii) 3,567,740 shares of Viasoft Common Stock were reserved for issuance upon exercise of outstanding (y) options granted under any of the Viasoft Option Plans (as defined below) and (z) rights granted under the ESPP (as defined below).

       Except as set forth in Section 4.1(c)(i) of the Viasoft Disclosure Letter, the only plans or arrangements pursuant to which Viasoft is obligated to issue Shares or pursuant to which Options are outstanding are Viasoft's 1986 Stock Option Plan, the 1994 Equity Incentive Plan, the 1997 Equity Incentive Plan, the Outside Director Stock Plan and the resolutions of the Board of Directors of Viasoft referenced in Section 4.1(c)(i) of the Viasoft Disclosure Letter, each as amended, (together, the "Viasoft Option Plans"), and Viasoft's Employee Stock Purchase Plan (the "ESPP").

       Except as set forth above, at the close of business on April 25, 2000, no shares of capital stock or other voting securities of Viasoft were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights. All outstanding shares of capital stock of Viasoft are duly authorized, validly issued, fully paid and non assessable and not subject to preemptive rights created by Viasoft's certificate of incorporation, bylaws or any agreement to which Viasoft is a party. There are no bonds, debentures, notes or other indebtedness of Viasoft having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Viasoft may vote. Except as set forth above or in Section 4.1(c)(ii) of the Viasoft Disclosure Letter, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Viasoft or any of its Subsidiaries is a party or by which any of them is bound obligating Viasoft or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Viasoft or of any of its Subsidiaries or obligating Viasoft or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations (x) of Viasoft or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Viasoft or any of its Subsidiaries or (y) of Viasoft to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

              (d) AUTHORITY; NONCONTRAVENTION. Viasoft has all the requisite corporate power and authority to enter into this Agreement and, subject to, if required by law, adoption and approval of the Merger Agreement and approval of the Merger by an affirmative vote of the holders of a majority of the outstanding shares of Viasoft Common Stock (the "Viasoft Shareholder Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Viasoft and the consummation by Viasoft of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Viasoft, subject to Viasoft Shareholder Approval, if such approval is required by law. This Agreement has been duly executed and delivered by Viasoft and constitutes a valid and binding obligation of Viasoft, enforceable against Viasoft in accordance with its terms (except as enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Viasoft or any of its Subsidiaries under (i) the certificate of incorporation or bylaws of Viasoft or the comparable charter or organizational documents of any of its Subsidiaries, (ii) except as set forth in
Section 4.1(d) of the Viasoft Disclosure Letter (including change of control or acceleration rights under Viasoft Option Plans or other agreements disclosed therein), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Viasoft or any of its Subsidiaries or their respective properties or assets or (iii) any governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Viasoft or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on Viasoft, (y) materially impair the ability of Viasoft to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement.

No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") or any other Person, is required by or with respect to Viasoft or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Viasoft or the consummation by Viasoft of the transactions contemplated by this Agreement, except for:

              (1) the filing of a pre-merger notification and report form by Viasoft under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and any similar filings and approvals required under foreign jurisdictions,

              (2) the filing with the SEC and the National Association of Securities Dealers, Inc. of (A) the Viasoft Schedule TO, (B) the
              Schedule 14D-9 and related Information Statement, (C) a proxy or information statement relating to Viasoft Shareholder Approval, if such approval is required by law (as amended or supplemented from time to time, the "Proxy Statement"), and (D) such reports under
              Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and any other applicable requirements under state securities or "blue sky" laws and state takeover laws,

              (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Viasoft is qualified to do business,

              (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate (A) have a Material Adverse Effect on Viasoft,
              (B) materially impair the ability of Viasoft to perform its obligations under this

              Agreement or (C) prevent or have a Material Adverse Effect on the ability of Viasoft to consummate any of the transactions contemplated by this Agreement and

              (5) any of the foregoing disclosed pursuant to the following sentence. Section 4.1(d) of the Viasoft Disclosure Letter lists all consents, waivers and approvals under any of Viasoft's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which if, individually or in the aggregate, were not obtained, would result in a Material Adverse Effect on Viasoft.

              (e)    SEC DOCUMENTS; FINANCIAL STATEMENTS.

                     (i) Viasoft has filed in a timely manner all required reports, schedules, forms, statements and other documents with the SEC and any relevant state securities regulatory bodies since the date on which it became subject to the requirements of the Securities Act of 1933, as amended, (the "Securities Act") or the Exchange Act. All such required reports, schedules, forms, statements and other documents filed by Viasoft with the SEC (including those that Viasoft may file subsequent to the date hereof) are referred to herein as the "SEC Documents". As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Viasoft's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                     (ii) The financial statements of Viasoft included in the SEC Documents, including those filed after the date hereof until the Closing, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Viasoft and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Section 4.1(e) of the Viasoft Disclosure Letter or as contemplated by this Agreement neither Viasoft nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Viasoft and its consolidated Subsidiaries or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Viasoft and its Subsidiaries taken as a whole, except liabilities (i) provided for in the most recent consolidated balance sheet included in the SEC Documents or (ii) incurred since the date of such balance sheet in the ordinary course of business consistent with past practices.

                     (iii) Maintenance Revenues. Viasoft's maintenance revenues for Viasoft's fiscal year ended June 30, 1999, as calculated in accordance with GAAP applied on a consistent basis with prior audited periods and Viasoft's accounting policies, were not less than the amount set forth in Section 4.1(e)(iii) of the Viasoft Disclosure Letter.

              (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Viasoft specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the information to be filed by Viasoft in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or (iv) the Proxy Statement, will, in the case of the

Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to Viasoft's shareholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to Viasoft's shareholders or at the time of the Shareholders Meeting (as defined in Section 6.1(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement, the Proxy Statement and the Viasoft Schedule TO will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Viasoft with respect to statements made or incorporated by reference therein based on information supplied by Allen Systems or ASG Sub specifically for inclusion or incorporation by reference therein.

              (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically contemplated by this Agreement, or disclosed in Section 4.1(g) of the Viasoft Disclosure Letter, since the date of the most recently audited financial statements included in the SEC Documents, Viasoft has conducted its business only in the ordinary course, and there has not been (i) any Material Adverse Change affecting Viasoft, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Viasoft's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv)(x) any granting by Viasoft or any of its Subsidiaries to any executive officer of Viasoft or any of its Subsidiaries of any increase in excess of $10,000 per annum in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents, (y) any granting by Viasoft or any of its Subsidiaries to any executive officer of any increase in excess of $10,000 per annum in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents, or (z) any entry by Viasoft or any of its Subsidiaries into any employment, severance or termination agreement with any executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect on Viasoft, (vi) any change in accounting methods, principles or practices by Viasoft materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP and SEC rules and regulations, or (vii) any material revaluation of any of Viasoft's assets, including, without limitation, writing down the value of capitalized inventory or writing off accounts receivable, other than in the ordinary course consistent with past practice.

              (h)    INTELLECTUAL PROPERTY.

                     (i) Viasoft and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are material to the business of Viasoft and its Subsidiaries as currently conducted by Viasoft and its Subsidiaries.

                     (ii) Section 4.1(h)(ii) of the Viasoft Disclosure Letter lists (x) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights and information concerning unregistered copyrights in the current versions of certain Viasoft products specified on such list, in each case which Viasoft considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (y) all material licenses, sublicenses, and other agreements as to which Viasoft is a party and pursuant to which any person other than Viasoft is authorized to use any Intellectual Property (other than end-user licenses in Viasoft's current standard form provided to Allen Systems' counsel, with modifications in individual cases none of which would result in a Material Adverse Effect), and (z) all material licenses, sublicenses and other agreements as to which Viasoft is a party and pursuant to which Viasoft is authorized to use any third party Intellectual Property, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Viasoft product that is material to its business.

                     (iii) To Viasoft's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Viasoft or any of its Subsidiaries, any trade secret material to Viasoft or any of its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Viasoft or any of its Subsidiaries, by any third party, including any employee or former employee of Viasoft or any of its Subsidiaries. To Viasoft's knowledge, no Viasoft Intellectual Property or product or service of Viasoft is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Viasoft, or which may affect the validity, use or enforceability of such Viasoft Intellectual Property. Neither Viasoft nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in licenses, purchase, service or work orders with customers, distribution and reseller agreements, or other agreements arising in the ordinary course of business.

                     (iv) Viasoft is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to Viasoft Intellectual Property or Third Party Intellectual Property Rights, Viasoft's service offerings or its ability to exploit its products which could reasonably be expected to result in a Material Adverse Effect on Viasoft.

                     (v) Except as disclosed in Section 4.1(h)(v) of the Viasoft Disclosure Letter, no suit, action, proceeding or claim involving Viasoft which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right, or breach of any license or agreement involving Intellectual Property is currently pending or, to the knowledge of Viasoft, is threatened, nor, to the knowledge of Viasoft, is there any reasonable basis therefor. The manufacture, marketing, licensing or sale of Viasoft's products and the provision of Viasoft's services does not, to Viasoft's knowledge after due inquiry of each of Viasoft's executive officers, directors and officers in charge of Viasoft's corporate functions, infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                     (vi) Viasoft has not received notice from any third party and does not otherwise know or have reason to know that the operation of the business of Viasoft or any act, product or service of Viasoft, infringes or misappropriates any Third Party Intellectual Property Rights or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                     (vii) Except as set forth in Section 4.1(h)(vii) of the Viasoft Disclosure Letter, to the knowledge of Viasoft, no Person has previously infringed or misappropriated or is infringing or misappropriating any Intellectual Property material to Viasoft.

                     (viii) Except as set forth in Section 4.1(h)(viii) of the Viasoft Disclosure Letter, all current and former employees and consultants of Viasoft have signed a confidentiality/nondisclosure agreement substantially in the forms attached to the Viasoft Disclosure Letter. All current and former employees and consultants of Viasoft involved in product development work have signed an invention assignment agreement in the form attached to the Viasoft Disclosure Letter. To Viasoft's knowledge, no such current or former employees or consultants of Viasoft have violated any such agreement or otherwise misappropriated any trade secrets of Viasoft or of any third party. Viasoft does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Viasoft, except for inventions, trade secrets or proprietary information that have been assigned to Viasoft.

                     (ix) Viasoft has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property deemed confidential or trade secret and not otherwise protected by patents or copyrights ("Confidential Information"). All use, disclosure or appropriation of material Confidential Information owned by Viasoft by or to a third party has been pursuant to the terms of a written agreement between Viasoft and such third party. All use, disclosure or appropriation by Viasoft of Confidential Information not owned by Viasoft has been pursuant to the terms of a written agreement between Viasoft and the owner of such Confidential Information, or is otherwise lawful.

                     (x) Except as set forth in Section 4.1(h)(x) of the Viasoft Disclosure Letter, Viasoft has fully documented in writing or in other tangible media all material technology, computer programs or Intellectual Property which are incorporated in, are, or form a material part of any product licensed or sold to customers by Viasoft or its Subsidiaries and that are material to the business of Viasoft and its Subsidiaries as currently conducted by Viasoft and its Subsidiaries, including without limitation, having a complete annotated source code listing for all of the foregoing with respect to year 2000 compliance or conformity.

                     (xi) Except as set forth in Section 4.1(h)(xi) of the Viasoft Disclosure Letter, Viasoft does not know or has reason to know of any outstanding claims by customers relating to year 2000 products and services provided by Viasoft to such customers, nor has any such customer asserted, to the knowledge of Viasoft, any reasonable basis for such claims.

                     (xii) Except as set forth in Section 4.1(h)(xii) of the Viasoft Disclosure Letter, Viasoft has no object and/or source code and/or documentation escrow deposit and/or maintenance obligations to any third party, including, without limitation, deposit obligations relating to bug fixes and/or upgrades and/or revisions and/or new versions in connection with any of Viasoft's products.

              (i) LITIGATION. Except as disclosed in Section 4.1(i) of the Viasoft Disclosure Letter, as of the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Viasoft, threatened against Viasoft or any of its Subsidiaries, nor, to the knowledge of Viasoft, is there any reasonable basis therefor, that individually or in the aggregate could reasonably be expected to (i) have a Material Adverse Effect on Viasoft, (ii) challenge or seek to enjoin or seek damages with respect to Viasoft's entering into and performing this Agreement or that impair the ability of Viasoft to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator pending, or to the knowledge of Viasoft, threatened against Viasoft or any of its Subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii) above.

              (j)    ABSENCE OF CHANGES IN BENEFIT PLANS. Except as disclosed in
Section 4.1(j) of the Viasoft Disclosure Letter, since the date of the most recent audited financial statements included in the SEC Documents, there has not been any adoption or amendment in any material respect by Viasoft or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Viasoft or any of its Subsidiaries. Except as disclosed in Section 4.1(j) of the Viasoft Disclosure Letter, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Viasoft or any of its Subsidiaries and any current or former employee, officer or director of Viasoft or any of its Subsidiaries as to which there is or could be aggregate liability on the part of Viasoft or any of its Subsidiaries in excess of $10,000.

              (k)    ERISA COMPLIANCE.

              (i) To Viasoft's knowledge, Viasoft is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. Except as set forth in Section 4.1(k) of the Viasoft Disclosure Letter, Viasoft does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

              (ii) Viasoft (w) has never been and is not now subject to a union organizing effort, (x) is not subject to any collective bargaining agreement with respect to any of its employees, (y) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization and (z) does not have any current labor disputes.

              (iii) Neither Viasoft nor any trade or business which is under common control with Viasoft within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Revenue Code") (a "Viasoft Tax Affiliate") has a retirement or deferred compensation plan which is subject to
Section 412 of the Revenue Code or subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or maintains a "multiemployer plan" as defined in Section 3(37) of ERISA. Neither Viasoft nor any Viasoft Tax Affiliate maintains, contributes to, or has any liability for the medical, health, life, or other welfare benefits for present or future terminated employees (other than any welfare benefit provided in compliance with the Consolidated Omnibus Budget Reconciliation Act or similar laws). Neither Viasoft nor any Viasoft Tax Affiliate has any trusts that are intended to be qualified under Revenue Code section 501(a)(9) and none have had such trusts in the past.

              (iv) Viasoft has made available to Allen Systems a true and complete copy of, to the extent applicable, (A) each Viasoft Employee Plan, as defined in subparagraph (v) below (B) each trust agreement related to such Viasoft Employee Plan, (C) the most recent summary plan description for each Viasoft Employee Plan for which such a description is required, (D) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any Viasoft Employee Plan and Viasoft's application to the IRS for such letter, and (E) for the three most recent years (w) except as set forth in Section 4.01(k)(iv) of the Viasoft Disclosure Letter, the Form 5500 and attached schedules, (x) audited financial statements and valuation reports,
(y) Forms PBGC-1 (if applicable) and all attachments thereto, and (z) attorneys' responses to auditors' requests for information.

              (v) To Viasoft's knowledge, each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, pension, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Viasoft or any Viasoft Tax Affiliate and covers any employee or former employee of Viasoft or any Viasoft Tax Affiliate (collectively referred to as "Viasoft Employee Plans") has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Viasoft Employee Plan. Viasoft's Employee Plans are listed in Section 4.1(k)(v) of the Viasoft Disclosure Letter. Any Viasoft Employee Plan which is intended to be qualified within the meaning of Revenue Code section 401(a) is so qualified and has received a favorable determination letter as to its qualified status, and, to Viasoft's knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

              (vi) Except as set forth in Section 4.1(k)(vi) of the Viasoft Disclosure Letter, all required payments, insurance premiums, and contributions to any Viasoft Employee Plan for all periods prior to the Effective Time have been timely made or are accrued on Viasoft's financial statements and adequate reserves have been provided for any accrued payments, premiums or contributions (or portions thereof) attributable to service on or prior to the Effective Time. No Viasoft Employee Plan provides for an increase in benefits on or after the Effective Time (excluding any agreements between Viasoft and individual employees). No Viasoft Employee Plan contains any contractual language which limits

Viasoft's (or it's successors') ability to amend or terminate such plan without obligation or liability (other than those obligations or liabilities for which specific assets have been set aside in a trust or other funding vehicle) and no participant in any Viasoft Employee plan has retained the right to continue benefits under any predecessor documents governing a Viasoft Employee Plan.

              (vii) There has been no amendment to, written interpretation or announcement (whether or not written) by Viasoft relating to, or change in employee participation or coverage under, any Viasoft Employee Plan that would increase materially the expense of maintaining such Viasoft Employee Plan above the level of the expense incurred in respect thereof for Viasoft's fiscal year ended June 30, 1999. For each Viasoft Employee Plan for which a Form 5500 has been filed, no material change has occurred with respect to a matter covered by the most recent Form 5500 since this date hereof. Such Form 5500s were timely filed and at the time of filing, such Forms correctly reflected the facts regarding the income, activities, status or other matters of the Plan or any of the information required to be shown thereon.

              (viii) To Viasoft's knowledge, all Viasoft Employee Plans, to the extent applicable, are in compliance, in all material respects, with (x) the continuation coverage requirements of Section 4980B of the Revenue Code and Sections 601 through 608 of ERISA, (y) the Americans with Disabilities Act of 1990, as amended, and (z) the Family Medical and Leave Act of 1993, as amended, and the regulations thereunder. To Viasoft's knowledge, any notices required by ERISA or the Revenue Code or any state or federal law or any ruling or regulation of any state or federal agency with respect to Viasoft's Employee Plans, including but not limited to notices required by section 204(h) of ERISA or its predecessor or section 606 of ERISA and section 4980(f)(6) of the Revenue Code, have been timely and appropriately given.

              (ix) To Viasoft's knowledge, neither Viasoft nor any of its respective Subsidiaries or Affiliates, nor any employee or officer of such entity, nor any fiduciary (as that term is defined in section 3(21) of ERISA) of any Viasoft Employee Plan ("Fiduciary") has engaged in a prohibited transaction as such term is defined in Revenue Code section 4975 or section 406 of ERISA, nor have any of the above-mentioned entities or individuals engaged in any other action or failure to act that would subject them to any taxes, penalties, or other liabilities under Revenue Code sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B, or fines or penalties imposed under ERISA sections 409, 502(i) or 501(l). Neither Viasoft nor any Viasoft Tax Affiliate nor any Viasoft Employee Plan has entered into a closing agreement or similar arrangement with the IRS or the Department of labor with respect to such Plan, nor have any errors with respect to such Plans been corrected pursuant to voluntary correction programs established by the IRS or the Department of Labor. No Government Entities, including the IRS and the Department of labor, have given Viasoft, any Viasoft Tax Affiliate, any Viasoft Employee Plan, any officer of employee of such entity, or any Fiduciary, notice regarding any pending claim, charge, complaint or audit with respect to a Viasoft Employee Plan.

              (x) No benefit payable or which may become payable by Viasoft or any of its Subsidiaries pursuant to any Viasoft Employee Plan or as a result of or arising under this Agreement or the Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Revenue
Code) which is subject to the imposition of an excise Tax under Section 4999 of the Revenue Code or which would not be deductible by reason of Section 280G of the Revenue Code. Except as set forth in Section 4.1(k)(x) of the Viasoft Disclosure Letter, neither Viasoft nor its Subsidiaries is a party to any: (x) agreement (other than as described in (y) below) with any executive officer or other key employee thereof (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Viasoft or its Subsidiaries in the nature of any of the transactions contemplated by this Agreement or the consummation of the transactions contemplated hereby, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (y) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (xi) Viasoft has made available to Allen Systems a list of the names of all employees of Viasoft and of any of its Subsidiaries and their salaries as of the most recent practicable date.

              (l)    TAXES.

                     (i) Except as set forth in Section 4.1(l)(i) of the Viasoft Disclosure Letter, Viasoft and each of its Subsidiaries has duly filed on a timely basis all material Tax Returns required to be filed by it. To Viasoft's knowledge, all such Returns are true, complete and correct in all material respects. Neither Viasoft nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Viasoft or any of its Subsidiaries, nor has Viasoft or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. To Viasoft's knowledge, neither Viasoft nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the balance sheet of Viasoft contained in the most recent financial statements contained in the SEC Documents (the "Viasoft Balance Sheet") in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Viasoft, other than any liability for unpaid Taxes that may have accrued since the date of the Viasoft Balance Sheet in connection with the operation of the business of Viasoft and its Subsidiaries in the ordinary course. To Viasoft's knowledge, the most recent financial statements contained in the SEC Documents properly reflect in accordance with GAAP all Taxes payable by or properly accruable by Viasoft and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                     (ii) Except as set forth in Section 4.1(l)(ii) of the Viasoft Disclosure Letter, none of the Returns of Viasoft and each of its Subsidiaries have been examined by the Internal Revenue Service or any other taxing authority during the 5 year period ending on the Closing Date which has resulted or may result in a liability in excess of $10,000 per Return or in excess of $50,000 for all Returns. None of Viasoft and its Subsidiaries has entered into any closing agreement with respect to any taxable year since 1995. Except as set forth in Section 4.1(l)(ii) of the Viasoft Disclosure Letter, to Viasoft's knowledge, none of Viasoft and its Subsidiaries is a party to any audit, dispute, claim, action or proceeding relating to, or for the assessment or collection of, Taxes, nor has such event been asserted or threatened in writing against Viasoft or any of its Subsidiaries or any of their assets that involves a liability or potential liability in excess of $10,000 per Return or in excess of $50,000 for all Returns. Viasoft and each of its Subsidiaries has disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Revenue Code Section 6662. Neither Viasoft nor any of its Subsidiaries is (nor has ever been) a party to any Tax sharing agreement with any party other than Viasoft or its Subsidiaries. There are no Liens or security interests on any of the assets of Viasoft or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay Taxes.

                     (iii) Except as set forth in Schedule 4.1(l)(iii) of the Viasoft Disclosure Letter, neither Viasoft nor any Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Revenue Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Viasoft is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Revenue Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Revenue Code. Neither Viasoft nor any Subsidiary has participated in an international boycott as defined in Revenue Code Section 999. Neither Viasoft nor any Subsidiary is a member of, a partner in, or otherwise owns an interest in a partnership, limited liability or other "pass through" entity. Neither Viasoft nor any Subsidiary has agreed, nor is it required to make, any adjustment under Revenue Code Section 481(a) by reason of a change in accounting method or otherwise. Neither Viasoft nor any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Revenue Code), passive foreign investment company (as defined in Section 1296 of the Revenue Code) or other entity, the income of which is required to be included in the income of Viasoft or any of its Subsidiaries. Neither Viasoft nor any of its Subsidiaries has been a "distributing" or "controlled" corporation as defined in Section 355 of the Revenue Code in a transaction intended to qualify under Section 355 and Section 368(a)(1)(D) of the Revenue Code within the two years immediately prior to the signing of this Agreement. Neither Viasoft nor any Subsidiary has liability for the Taxes in excess of $10,000 of any person for any taxable period beginning or ending during the 5 year period ending on the

Closing Date under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise. Neither Viasoft nor any Subsidiary has granted a power of attorney with respect to any matter relating to Taxes in the last three years, except with respect to matters for which both (i) the identity of the attorney or representative appointed, and a description of the Tax matter covered, by the power of attorney is set forth in Section 4.1(l)(iii) of the Viasoft Disclosure Letter, and (ii) a copy of the power of attorney is provided to Allen Systems.

                     (iv) Neither Viasoft nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Revenue Code or agreed to have Section 341(f)(2) of the Revenue Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Revenue Code) owned by Viasoft or any of its Subsidiaries.

                     (v) All material Tax elections for Viasoft and its Subsidiaries are set forth in the Returns to which such elections relate. Except as set forth in Section 4.1(l)(v) of the Viasoft Disclosure Letter, Viasoft and/or each of its Subsidiaries does not have a net operating loss or other tax attributes presently subject to limitation under Code ss.ss.382, 383, or 384 or the underlying Treasury Regulations.

                     (vi) As used in this Agreement, "Tax" or "Taxes" will mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes will include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which Viasoft or any of its Subsidiaries is required to pay, withhold or collect. As used in this Agreement, "Returns" will mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to withholding and other payments to third parties.

                     (vii) Certain Tax Matters. Viasoft has delivered to Allen Systems certain tax information with respect to Viasoft and its Subsidiaries, a copy of which is included in Section 4.1(l)(vii) of the Viasoft Disclosure Letter. Such information is true and correct in all material respect as of the date, and subject to all the conditions and assumptions, specified therein.

              (m) NO EXCESS PARACHUTE PAYMENTS. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Viasoft or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or benefit plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Revenue Code). There is no agreement, contract or arrangement to which Viasoft or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Revenue Code.

              (n)    COMPLIANCE WITH APPLICABLE LAWS; ENVIRONMENTAL LAWS.

                     (i) Viasoft and each of its Subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a Material Adverse Effect on Viasoft. To Viasoft's knowledge, Viasoft and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Viasoft.

                     (ii) Viasoft and its Subsidiaries are, and have been, and each of Viasoft's former Subsidiaries, while Subsidiaries of Viasoft, was in compliance with all applicable Environmental Laws except for noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Viasoft. The term "Environmental Laws" means any federal, state or local statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, directive, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (x) Releases or threatened Releases of Hazardous Material into the environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, ground water, publicly-owned treatment works, septic systems or land; or (y) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

                     (iii) During the period of ownership or operation by Viasoft and its Subsidiaries of any of their respective current or previously owned or leased properties, there have been no Releases of Hazardous Material by Viasoft or its Subsidiaries, or, to Viasoft's knowledge, any other party, in violation of Environmental Laws in, on, under or affecting such properties or, to the knowledge of Viasoft, any surrounding site, and none of Viasoft or its Subsidiaries have disposed of any Hazardous Material or any other substance in a manner that could reasonably be anticipated to lead to a Release in violation of Environmental Laws, except in each case for those which individually or in the aggregate would not have a Material Adverse Effect on Viasoft. Prior to the period of ownership or operation by Viasoft and its Subsidiaries of any of their respective currently or previously owned or leased properties, to the knowledge of Viasoft, there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site. The term "Release" has the meaning set forth in 42 U.S.C. Sections. 9601(22). The term "Hazardous Material" means (1) hazardous materials, pollutants, contaminants, constituents, medical or infectious wastes, hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Sections. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Sections. 9601 et seq., the Clean Water Act, 33 U.S.C. Sections. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections. 2601 et seq., and the Clean Air Act, 42 U.S.C. Sections. 7401 et seq., (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing material, (5) radon and (6) PCBs, or materials or fluids containing PCBs.

              (o) STATE TAKEOVER STATUTES; RIGHTS AGREEMENT. No Delaware takeover statute or similar statute or regulation applies so as to impede, delay or otherwise adversely affect, the Offer, the Merger, this Agreement, or any of the transactions contemplated by this Agreement. Other than the Rights Plan described in Section 4.1(o) of the Viasoft Disclosure Letter, Viasoft is not a party to, nor affected by, any "rights agreement", "poison pill" or similar plan, agreement or arrangement (a "Rights Arrangement") affecting the capitalization of, or issuance of capital stock by, Viasoft, which would be triggered by the Offer, the Merger, this Agreement or any other transaction contemplated hereby. In particular, the restrictions on business combinations applicable to "interested stockholders" contained in Section 203 of the DGCL will not apply to the Offer, the Merger and the other transactions contemplated hereby.

              (p) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Broadview International LLC, the fees and expenses of which will be paid by Viasoft (and a copy of whose engagement letter has been provided to Allen Systems), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, nor to any fee that is contingent on closing of the transactions contemplated hereby or that is based on a percentage of the transaction value, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Viasoft. Assuming consummation of the Merger, no such engagement letter obligates Viasoft to continue to use their services or pay fees or expenses in connection with any future transaction.

              (q) OPINION OF FINANCIAL ADVISOR. Viasoft's Board of Directors has received the opinion of Broadview International LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by Viasoft's shareholders is fair to Viasoft's shareholders (other than Allen Systems and ASG Sub) from a financial point of view, and a signed copy of such opinion has been delivered to Allen Systems.

              (r)    CONTRACTS, DEBT INSTRUMENTS.

                     (i) Set forth in Section 4.1(r) of the Viasoft Disclosure Letter is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Viasoft or any of its Subsidiaries in an aggregate principal amount in excess of $75,000 is outstanding or may be incurred and (y) the respective principal amounts currently outstanding thereunder. For purposes of this Agreement, "indebtedness" will mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid,
(D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person,
(G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (J) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

                     (ii) Neither Viasoft nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under): (x) its certificate of incorporation or bylaws, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, (z) any order, writ, injunction, decree, statute, rule or regulation applicable to Viasoft or any of its Subsidiaries, except for violations or defaults that individually or in the aggregate would not have a Material Adverse Effect on Viasoft.

                     (iii) Except as set forth in Section 4.1(r) of the Viasoft Disclosure Letter, neither Viasoft nor any of its Subsidiaries is a party to or is bound by: (x) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Viasoft or any of its Subsidiaries and any of their respective officers or directors; (y) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or (z) any material joint marketing or development agreement.

              (s) CERTAIN AGREEMENTS. Except as set forth in Section 4.1(s) of the Viasoft Disclosure Letter, Viasoft and its Subsidiaries are not parties to or subject to any agreement currently in effect (or with respect to which Viasoft has ongoing obligations other than obligations related to confidential information or protection of intellectual property) which falls within any of the following classifications:

                     (i) any employment, deferred compensation, bonus or contract of a similar nature requiring payments other than salary in excess of $50,000 by Viasoft or any Subsidiary;

                     (ii) any contract or agreement that materially restricts or materially impairs Viasoft or any of its Subsidiaries or employees from carrying on such person's business as now conducted or any part



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thereof or from competing in any line of business with any person, corporation or other entity or that grants any exclusive license or distribution rights;

                     (iii) any collective bargaining agreement or other such contract or agreement with any labor organization;

                     (iv) any lease of personal property requiring rental payments of $200,000 or more throughout its term and having a term of one year or more, whether as lessor or lessee;

                     (v) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Viasoft or any Subsidiary in personal property;

                     (vi) any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, change in control, welfare or employee plan or material agreement providing benefits to any present or former employees, officers or directors of Viasoft or any of its Subsidiaries;

                     (vii) any agreement to acquire equipment or commitment to make capital expenditures by Viasoft or any Subsidiary of $50,000 or more;

                     (viii) any agreement for the sale of any material properties or assets or for the grant of any preferential right to purchase any such material properties or assets or which requires the consent of any third party to the transfer and assignment of any such material properties or assets, other than in the ordinary course of business in connection with Viasoft's sale of properties or assets;

                     (ix) any agreement requiring Viasoft to indemnify any current or former officer, director, employee or agent;

                     (x) any agreement of any kind, including any distributorship, sales, marketing or representative agreement, which involves future payments or performance of services or delivery of items, requiring payments of $250,000 or more by Viasoft or any Subsidiary; or

                     (xi) any agreement with a customer of Viasoft providing for services to be performed for such customer for a fixed or capped fee or payment structure.

                     (xii) any partnership, joint venture, strategic alliance or cooperation agreement (or any agreement similar to any of the foregoing);

                     (xiii) any voting or other agreement governing how any shares shall be voted, or

                     (xiv) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any transactions contemplated by this Agreement.

                     Neither Viasoft nor any Subsidiary is in default under any contract or agreement, nor, to the knowledge of Viasoft, are any other parties to such agreements in default, and to Viasoft's knowledge, no act or omission has occurred which, with notice or lapse of time or both, would constitute a default under any term or provision of any contract or agreement, except in each of the foregoing cases for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Viasoft. Each agreement disclosed pursuant to this Section is in full force and effect and true and complete copies of all such agreements have been provided to Allen Systems or its representatives.

              (t)    TITLE TO PROPERTIES.

                     (i) Section 4.1(t) of the Viasoft Disclosure Letter lists all real property interests owned or leased by Viasoft or its Subsidiaries. Viasoft and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets, free and clear of all liens except for defects in title, easements, restrictive covenants liens and similar encumbrances or impediments that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted.

                     (ii) Viasoft and each of its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Viasoft and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

              (u) LABOR MATTERS. Except as set forth in Section 4.1(u) of the Viasoft Disclosure Letter, (i) to Viasoft's knowledge, Viasoft and its Subsidiaries are operating and have operated their businesses in compliance in all material respects with all applicable laws relating to such businesses respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), any such applicable laws respecting employment of foreign nationals, employment discrimination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor/management relations and unemployment insurance, the Family and Medical Leave Act or related matters, and Viasoft and its Subsidiaries are not engaged in and have not engaged in any unlawful practice relating to such businesses under such applicable laws, or in any unfair labor practice relating to the business of Viasoft or its Subsidiaries;
(ii) no Governmental Entity has given Viasoft or any of its Subsidiaries written notice regarding any pending charge, audit, claim, complaint, investigation or review by or before any Governmental Entity concerning or requesting in writing to explain any conflicts with or violations of any such laws relating to the business conducted by Viasoft or such Subsidiary or in connection with the operation of the business, nor, to the knowledge of Viasoft, is any such investigation threatened or pending, nor, to the knowledge of Viasoft, has any such investigation occurred during the last two years; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Viasoft, threatened against or affecting the business, and neither Viasoft nor any Subsidiary has experienced any work stoppage or other material labor difficulty relating to the business in the last two years; (iv) to the knowledge of Viasoft, no union representation question or union organizational activity exists respecting employees and, to Viasoft's knowledge, no one has petitioned within the last two years, and no one is now petitioning, for union representation of any employees; (v) there exists no collective bargaining agreement or other contract or agreement relating to the business with any labor union or association representing any employee, and no collective bargaining agreement affecting employees is currently being negotiated; and (vi) to Viasoft's knowledge, Viasoft and its Subsidiaries are in material compliance with all obligations under all Viasoft Employee Plans and all employment contracts and are not delinquent in payments to any employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them relating to the business or amounts required to be reimbursed to such employees. Except as set forth in Section 4.1(u) of the Viasoft Disclosure Letter, there are no pending or, to the knowledge of Viasoft, threatened proceedings, claims (other than routine claims for benefits), actions or suits of any nature (x) under or alleging violation of IRCA, WARN or any law respecting employment of foreign nationals, employment discrimination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination or demotion, sexual and other harassment, workers' compensation, occupational safety and health requirements, labor/management relations (including any grievances or arbitration proceeding arising out of or under any collective bargaining agreements) and unemployment insurance, or matters involving any employee; (y) relating to alleged unlawful employment practices or unfair labor practices involving any employee (or the equivalent thereof under any law); or (z) relating to alleged breaches of any of Viasoft Employee Plans by Viasoft, any Affiliate, any officer or employee of such entities, or by any Fiduciary. To the knowledge of Viasoft, no facts or circumstances exists which could give rise to such actions, suits, arbitration, or claims, and Viasoft shall promptly notify in writing of any pending or threatened actions, suits, arbitration, or claims arising between the date hereof and the Effective Time. To Viasoft's knowledge, no employee of Viasoft has in any material respect violated any employment contract, confidentiality agreement, patent disclosure agreement or noncompetition agreement between such employee and any former employer of such employee due to such employee being employed by Viasoft or any of its Subsidiaries or disclosing to Viasoft or any of its Subsidiaries trade secrets or proprietary information of any such employer. No employee of Viasoft or any of its Subsidiaries has given notice to Viasoft or any of its Subsidiaries, nor is Viasoft otherwise aware, that any employee intends to terminate his or her employment with Viasoft or any of its Subsidiaries. Section 4.1(u) of the Viasoft Disclosure Letter sets forth a true and complete list of all material manuals, brochures or publications or similar documents (in print or electronic form) of Viasoft and each Subsidiary regarding office administration, personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees of Viasoft or any Subsidiary, including but not limited to any affirmative action plan, if any.

              (v) GOVERNMENT CONTRACTS. All representations, certifications and disclosures made by Viasoft or any subsidiary to any Government Contract Party have been in all material respects current, complete and accurate at the times they were made. Except as set forth in Section 4.1(v) of the Viasoft Disclosure Letter, there have been no acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any contracts of Viasoft or any subsidiary with any Government Contract Party in either case that have led to or is reasonably likely to lead to, either before or after the Closing Date, (a) any material claim or dispute involving Viasoft or any subsidiary and/or Allen Systems or ASG Sub as successor in interest to Viasoft and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. There has been no act or omission that relates to the marketing, licensing or selling to any Government Contract Party of any of Viasoft technical data, computer software, products and services and that has led to or is reasonably likely to lead to, either before or after the Closing Date, any cloud on any of Viasoft's or its subsidiaries' rights in and to its technical data, computer software, products and services. There is currently no dispute between Viasoft or any of its subsidiaries and any Government Contract Party. For purposes of this Section, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of the federal, state, county, local or municipal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government and including any employees or agents thereof, in each case acting in such capacity.

              (w) WARRANTIES, GUARANTEES AND INDEMNITIES. Except as disclosed in Section 4.1(w) of the Viasoft Disclosure Letter, neither Viasoft nor any of its Subsidiaries has provided to its customers rights to obtain refunds or made any other warranties, guarantees or indemnities with respect to the products or services it provides to such customers except where Viasoft's liability is limited to (i) amounts paid to Viasoft pursuant to the contract in which such right, warranty, guaranty or indemnity appears and lost profits and consequential damages are expressly excluded, and/or (ii) Viasoft's obligation to use reasonable efforts to remedy a deficiency under such contract without further charge to the customer.

              (x) CUSTOMER RELATIONSHIPS. Each of Viasoft and its Subsidiaries has good commercial working relationships with its customers and suppliers. None of Viasoft's top twenty-five customers (based on Viasoft's consolidated revenues for the four fiscal quarters ended March 31, 2000 (each, a "Material Customer")) has, from April 1, 2000 to the date of this Agreement, cancelled or otherwise terminated its relationship with Viasoft or any Subsidiary thereof, decreased or limited materially the amount of product or services ordered from Viasoft or any Subsidiary thereof, or threatened to take any such action other than in the ordinary course upon completion of customer projects.

              (y)    PRODUCT AND SERVICE QUALITY. Except as set forth in
Section 4.1(y) of the Viasoft Disclosure Letter, all products manufactured, sold, licensed, leased or delivered by Viasoft and its Subsidiaries and all services provided by Viasoft and its Subsidiaries, to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and quality standards and none of Viasoft or its Subsidiaries has any material liability (and to Viasoft's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Viasoft or its Subsidiaries giving rise to any material liability) for replacement or repair thereof or other damages in connection therewith. Except as set forth in Section 4.1(y) of the Viasoft Disclosure Letter, neither Viasoft nor its Subsidiaries has received a complaint from a Material Customer regarding Viasoft's or its Subsidiaries' services pursuant to which such Material Customer is withholding payment of any material



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

amounts payable to Viasoft or such Subsidiary, or which is the subject of an ongoing dispute or correspondence between Viasoft and such customer.

              (z) DISCLOSURE. Nothing in the Viasoft Disclosure Letter will be deemed adequate to disclose an exception to a representation or warranty made herein unless the disclosure identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail; provided that a particular matter need only be disclosed once in such manner so long as it is cross-referenced wherever else reasonably applicable in the Viasoft Disclosure Letter in a manner sufficiently clear to identify to which representation or warranty an exception is being made.

              (aa) RELATED PARTY TRANSACTIONS. Except as set forth in Viasoft's Disclosure Letter, no director or officer of Viasoft or any of its Subsidiaries, and no member of their immediate families has any direct or indirect interest in (i) any material equipment or other property, real or personal, tangible or intangible, including without limitation, any item of intellectual property, used in connection with or pertaining to Viasoft or any of its Subsidiaries, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Viasoft or any of its Subsidiaries; provided, however, that no such director or officer or other person shall be deemed to have such an interest solely by virtue of the ownership by such person, such person's immediate family or their respective Affiliates of less than two percent (2%) of the outstanding voting stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

              (bb) INSURANCE. Section 4.1(bb) of the Viasoft Disclosure Letter sets forth a true and complete list of all insurance policies carried by, or covering Viasoft and its Subsidiaries with respect to their businesses, assets and properties, together with, in respect of each such policy, the name of the insurer, the policy number, the type of policy, the amount of coverage and the deductible. True and complete copies of each such policy have previously been provided to Allen Systems. All such policies are in full force and effect, and no notice of cancellation has been received by Viasoft with respect to any such policy. All premiums due on such policies have been paid in a timely manner, and Viasoft and its Subsidiaries have complied in all material respects with the terms and provisions of such policies.

       4.2 REPRESENTATIONS AND WARRANTIES OF ALLEN SYSTEMS AND ASG SUB. Allen Systems and ASG Sub represent and warrant to Viasoft as follows:

              (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Allen Systems and ASG Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Allen Systems and ASG Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Allen Systems.

              (b) AUTHORITY. Allen Systems and ASG Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Allen Systems and ASG Sub and the consummation by Allen Systems and ASG Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Allen Systems and ASG Sub. This Agreement has been duly executed and delivered by Allen Systems and ASG Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms (except as enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or
(ii) the exercise by courts of equity powers).

              (c) NO CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Allen Systems or ASG Sub under (i) the certificate of incorporation or bylaws of Allen Systems or the certificate of incorporation or bylaws of ASG Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Allen Systems or ASG Sub or their respective properties or assets or (iii) assuming all notices, filings, reports and other filings described in Section 4.2(d) have been properly given or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Allen Systems, ASG Sub or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Allen Systems and its Subsidiaries, taken as a whole, (y) materially impair the ability of Allen Systems or ASG Sub to perform their obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement.

              (d) REQUIRED FILINGS AND CONSENTS. No waiver, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Allen Systems or ASG Sub in connection with the execution and delivery of this Agreement or the consummation by Allen Systems or ASG Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing with the SEC and the National Association of Securities Dealers, Inc. of (A) the Offer Documents and (B) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) filings as may be required by any applicable "blue sky" laws, (iv) the filing of the Certificate of Merger or an agreement of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Viasoft is qualified to do business and (v) such other waivers, consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate (A) have a material adverse effect on Allen Systems and its Subsidiaries, taken as a whole, (B) impair the ability of Allen Systems and ASG Sub to perform their respective obligations under this Agreement or (C) prevent the consummation of any of the transactions contemplated by this Agreement.

              (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Allen Systems or ASG Sub specifically for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Information Statement or the Proxy Statement will, at the respective times such documents are filed with the SEC or first published, sent or given to Viasoft's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Allen Systems or ASG Sub with respect to statements made or incorporated by reference therein based on information supplied by Viasoft specifically for inclusion or incorporation by reference therein.

              (f) BROKERS. Except for William Blair and Advest, the fees and costs of which Allen Systems will pay or cause to be paid, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Allen Systems or ASG Sub.

              (g)    FINANCING.

                     (i) At the expiration of the Offer and on and after the Effective Time, Allen Systems will cause ASG Sub to, and ASG Sub will, have available all the funds necessary to pay for the acquisition of all Shares that ASG Sub is obligated to pay for pursuant to the Offer and Merger and to timely perform the obligations of Allen Systems and ASG Sub under this Agreement.

                     (ii) Without limiting the foregoing, Allen Systems and ASG Sub have, on or prior to the date hereof, entered into a credit agreement (the "Credit Agreement") with LaSalle Bank N.A. ("LaSalle"), KeyBank National Association ("KeyBank"), and the financial institutions that are or may from time to time become parties thereto (together with their respective successors and assigns, the "Banks" and collectively with LaSalle and KeyBank, "Lenders"), pursuant to which Lenders have agreed, subject to the terms and conditions contained in the Credit Agreement and no other conditions, to provide financing in an amount sufficient to pay for a number of Shares equal to the Allen Systems Share Number in accordance with the Allen Systems Offer, together with the fees and expenses to be incurred by Allen Systems and ASG Sub in connection with the transactions contemplated by this Agreement and the Credit Agreement (the "Financing"). Allen Systems has furnished to Viasoft a true and complete copy of the Credit Agreement.

                     (iii) The Credit Agreement is in full force and effect and has not been withdrawn, amended or terminated in any manner. Allen Systems is not aware of any fact, circumstance or condition that is reasonably likely to result in any of the conditions set forth in the Credit Agreement not being satisfied.

                     (iv) The Financing together with the Viasoft Contribution Amount are sufficient to pay the aggregate consideration to the holder of Shares and the Options as contemplated by this Agreement and to make all other necessary payments of fees and expenses required to be paid by Allen Systems and ASG Sub in connection with the transactions contemplated by this Agreement.

              (h) LITIGATION. As of the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Allen Systems, threatened against Allen Systems or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to (i) impair the ability of Allen Systems to perform its obligations under this Agreement, (ii) prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) impair the ability of Allen Systems to timely consummate the Financing, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator pending, or to the knowledge of Allen Systems threatened, against Allen Systems or any of its Subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i) through (iii) above.

              (i) FINANCIAL STATEMENTS. The balance sheets as of March 31, 2000, December 31, 1999 and December 31, 1998, the statements of operations, the statements of changes in stockholder's equity and comprehensive income and the statements of cash flows for the years (or in the case of March 31, 2000, the quarter) then ended (the "Allen Systems Financial Statements") delivered to Viasoft have been prepared in accordance with GAAP, except as may be indicated in the notes thereto, and fairly present in all material respects the consolidated financial position of Allen Systems and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements to normal year and audit adjustments). Neither Allen Systems nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Allen Systems and its consolidated Subsidiaries or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Allen Systems and its Subsidiaries taken as a whole, except liabilities (i) provided for in the most recent consolidated balance sheet included in the Allen Systems Financial Statements or (ii) incurred since the date of such balance sheet in the ordinary course of business consistent with past practices.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

       5.1    CONDUCT OF BUSINESS.

              (a) CONDUCT OF BUSINESS BY VIASOFT. From the date of this Agreement until the Effective Time, Viasoft will, and will cause its Subsidiaries to, carry on its and their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their current business organizations, to preserve their relationships with distributors, licensors, contractors, customers, suppliers, lenders and others having business dealings with any of them (other than officers and employees) and to comply in all material respects with all applicable laws and regulations. Without limiting the generality of the foregoing, except as may be expressly permitted by other provisions of this Agreement, as set forth in
Section 5.1 of the Viasoft Disclosure Letter cross-referenced to a subsection of this Section 5.1, or as may be agreed to in writing by Allen Systems, Viasoft will not, and will not permit any of its Subsidiaries to:

                     (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned Subsidiary of Viasoft to its parent, or in the case of less than wholly owned Subsidiaries, as required by agreements existing on the date of this Agreement, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Viasoft or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                     (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Viasoft Common Stock upon the exercise of Options (as defined in Section 6.4) outstanding on the date of this Agreement and in accordance with their present terms and pursuant to the ESPP); provided that, without the prior written consent of Allen Systems, in no event (other than such exercise of Options) will Viasoft issue any shares of its capital stock during the period commencing with the consummation of the Offer and ending at the Effective Time;

                     (iii) except as set forth in Section 5.1(a)(iii) of the Viasoft Disclosure Letter, amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

                     (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to Viasoft and its Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

                     (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including Intellectual Property), except for sales, leases, licenses, or encumbrances of its properties or assets in the ordinary course of business consistent with past practice;

                     (vi) (x) incur any indebtedness for borrowed money or draw down on any credit facility or arrangement or guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Viasoft or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans or advances to, or investments in, any other person, other than any Subsidiary of Viasoft;



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

                     (vii) make or agree to make any new capital expenditure or expenditures which individually is in excess of $50,000 or which in the aggregate are in excess of $250,000;

                     (viii) make any material tax election or change any method of accounting with respect to taxes, file any amended tax returns that may have a material adverse effect on Viasoft or any of its Subsidiaries, or settle or compromise any federal, state, local or foreign tax liability or refund;

                     (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as set forth in Section 5.1(a)(ix) of the Viasoft Disclosure Letter or the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Viasoft included in the SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice in accordance with the terms of this Section 5.1;

                     (x) except as expressly contemplated hereby, waive, release or assign any rights or claims under any contract or agreement binding on Viasoft or any Subsidiary; or, except as expressly contemplated hereby or in the ordinary course of business consistent with past practice, enter into, modify, amend or terminate any contract or agreement binding on Viasoft or any Subsidiary; or, in any event, enter into any contract or agreement binding on Viasoft or any Subsidiary which would be required to be disclosed in Section 4.1(s) of the Viasoft Disclosure Letter;

                     (xi)   [omitted]

                     (xii) except as contemplated by this Agreement or as set forth in Section 5.1(a)(xii) of the Viasoft Disclosure Letter, adopt or amend in any material respect any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Options (as defined in Section 6.4), or authorize cash payments in exchange for any Options, or otherwise alter or commit to any compensation, benefit or severance arrangement for or with any officer or employee of Viasoft or enter into any related or interested party transaction;

                     (xiii) except as set forth in Section 5.1(a)(xiii) of the Viasoft Disclosure Letter, grant or provide any severance or termination pay to any officer or employee except payments pursuant to written plans or agreements outstanding on the date hereof and described in the Viasoft Disclosure Letter;

                     (xiv) except as contemplated by this Agreement, pursue any merger, consolidation, restructuring, recapitalization of Viasoft or its Subsidiaries, or otherwise take any actions (including seeking or soliciting corporate approvals) directed towards seeking to liquidate or dissolve Viasoft or to take advantage of bankruptcy or other creditor protection laws or that would or are reasonably likely to render Viasoft insolvent or to cause Viasoft to become involved in bankruptcy proceedings, including soliciting creditor arrangements or moratoria (subject in each case to Viasoft's right to take action consistent with Sections 5.2 and 6.1);

                     (xv) except as described in Section 5.1(a)(xv) of the Viasoft Disclosure Letter, initiate any litigation or other proceeding or settle or compromise any pending suit, action, audit or claim relating to Viasoft or its Subsidiaries;

                     (xvi) take any action that would cause or constitute a material breach of any representation or warranty made by Viasoft in this Agreement;



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

                     (xvii) other than the Rights Plan disclosed in Section 4.1(o) of the Viasoft Disclosure Letter, enter into any Rights Arrangement, or take or permit any other action which could have the effect of causing the representation made in Section 4.1(o) to be untrue in any respect; or

                     (xviii) authorize any of, or commit or agree to take any of, the foregoing actions.

              (b) OTHER ACTIONS. Viasoft and Allen Systems will not, and will not permit any of their respective Subsidiaries to, knowingly and willfully take any deliberate action that would cause (i) any of the representations and warranties of such party set forth in this Agreement to become untrue in any material respect as of the date when made or (ii) any of the conditions to the Offer set forth in Annex 1 or Annex 2 or any of the conditions to the Merger set forth in this Agreement to not be satisfied (subject in each case to Viasoft's right to take action consistent with Sections 5.2 and 6.1).

       5.2 NO SOLICITATION. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, neither Viasoft nor any Subsidiary, officer, director, or employee of, or any financial advisor, attorney, accountant, agent or other advisory or representative retained by, Viasoft, will directly or indirectly solicit, discuss, or engage in negotiations with, or provide any information to any person, other than Allen Systems, ASG Sub and their respective representatives, concerning any possible Takeover Proposal. Viasoft will promptly notify Allen Systems if any such inquiries or proposals are received by, or any such information is required from, or any such negotiations or discussions are sought to be initiated or continued with Viasoft. Notwithstanding the foregoing, nothing contained in this Agreement will prevent Viasoft's Board of Directors from furnishing information to or entering into discussions or negotiations with any unsolicited person or entity or taking any other action that Viasoft's Board of Directors reasonably concludes (after consultation with its outside legal counsel) may be required of it in order to exercise its fiduciary duties, as a Board of Directors, under applicable laws, as such fiduciary duties would exist in the absence of this Section 5.2. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase from Viasoft by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of Viasoft or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 10% or more of the total outstanding voting securities of Viasoft or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving Viasoft pursuant to which the shareholders of Viasoft immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity of such transaction; (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 10% of the assets of Viasoft; or (c) any liquidation or dissolution of Viasoft.

       5.3    MATTERS RELATING TO FINANCING.

              (a) Allen Systems shall cause to be satisfied on or before the Expiration Date, and to continue to be satisfied until payment has been made for all Shares to be purchased in the Offer and until the Merger Consideration has been paid in full, all requirements under the Credit Agreement and the Financing which are conditions to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder. Notwithstanding the foregoing, Allen Systems' obligations under this Agreement are not contingent upon receipt by Allen Systems of any funds pursuant to the Credit Agreement, the Financing or otherwise.

              (b) In the event Allen Systems receives any written or oral communications to the effect that any Lender under the Credit Agreement is contemplating not providing the Financing or is terminating or canceling or modifying in any material respect the Credit Agreement, or that the Financing is unlikely to be obtained, Allen Systems shall immediately communicate such event to Viasoft and provide Viasoft with a true and complete copy of any such written communication.

       5.4 MATTERS RELATING TO VIASOFT GUARANTEE. At Allen Systems' written request, Viasoft shall fully and unconditionally guarantee (the "Guarantee") the Financing and shall secure such Guarantee by a first priority lien on and security interest in substantially all of the assets of Viasoft (including, to the extent not used to purchase Shares in the Viasoft Offer, the Cardinal Cash) (the "Financing Lien"), on terms reasonably required by the Lenders, such Guarantee and Financing Lien to be effective immediately upon the acceptance for payment of, and payment for, a number of Shares by ASG Sub pursuant to the Offer that satisfies the Minimum Tender Condition. In connection with the closing of the Financing, Viasoft shall execute and deliver a solvency certificate with respect to Viasoft in form reasonably requested by the Lenders.

       5.5 ADDITIONAL VIASOFT INFORMATION. Viasoft will provide to Allen Systems all information required by Schedule 13E-3 to be included in the Offer Documents and the Allen Systems Schedule TO with respect to Viasoft and its Affiliates and such information shall be true and correct in all material respects.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

       6.1    SHAREHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT.

              (a) If Viasoft Shareholder Approval is required by law in order to effect the Merger, Viasoft will, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining Viasoft Shareholder Approval. Subject to applicable law and the provisions of
Section 6.1(c): (i) Viasoft will, through its Board of Directors, recommend to its shareholders that Viasoft Shareholder Approval be given; (ii) the Proxy Statement will include a statement to the effect that Viasoft's Board of Directors recommends that Viasoft Shareholder Approval be given at the Shareholders Meeting; and (iii) neither Viasoft's Board of Directors nor any committee thereof will withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Allen Systems, the recommendation of Viasoft's Board of Directors that Viasoft Shareholder Approval be given at the Shareholders Meeting. Notwithstanding the foregoing, if in connection with the Offer, ASG Sub will acquire and will maintain ownership of at least 90% of the outstanding Shares sufficient to enable ASG Sub to effect the Short-Form Merger, the parties will, at the request of Allen Systems, take all necessary and appropriate action to cause the Short-Form Merger to become effective as soon as practicable after the expiration of the Offer without a Shareholders Meeting in accordance with Section 253 of the DGCL. Without limiting the generality of the foregoing, Viasoft agrees that its obligations pursuant to the first sentence of this Section 6.1(a) will not be affected by
(i) the commencement, public proposal, public disclosure or communication to Viasoft of any Takeover Proposal (including a superior proposal) or (ii) the withdrawal or modification by Viasoft's Board of Directors of its approval or recommendation of the Offer, this Agreement, the Merger or Viasoft Shareholder Approval.

              (b) If Viasoft Shareholder Approval is required by law in order to effect the Merger, Viasoft will, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to Viasoft's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. Viasoft will notify Allen Systems promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Allen Systems with copies of all correspondence between Viasoft or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Shareholders Meeting there will occur any event that Viasoft determines, on advice of its outside counsel, should be set forth in an amendment or supplement to the Proxy Statement, Viasoft will promptly prepare and mail to its shareholders such an amendment or supplement. Except as required by law, Viasoft will not mail any Proxy Statement, or any amendment or supplement thereto, to which Allen Systems reasonably objects.

              (c) Nothing in this Agreement will prevent Viasoft's Board of Directors from withholding, withdrawing, amending or modifying its recommendation in favor of the Offer, this Agreement, the Merger or Viasoft Shareholder Approval if (i)(A) a superior proposal is made to Viasoft and is not withdrawn, (B) Viasoft provides written notice to Allen Systems (a "Notice of Superior Proposal") advising Allen Systems that Viasoft has received a superior proposal, specifying all of the material terms and conditions of such superior proposal and identifying the person or entity making such superior proposal, (C) Allen Systems will not have, within three business days of Allen Systems' receipt of the Notice of Superior Proposal, made an offer that Viasoft's Board by a majority vote determines in its good faith judgment, after consultation with its financial adviser, to be at least as favorable to Viasoft's shareholders as such superior proposal (it being agreed that Viasoft's Board of Directors will convene a meeting to consider any such offer by Allen Systems promptly following the receipt thereof), (D) Viasoft's Board of Directors concludes in good faith, after consultation with qualified outside counsel, that, in light of such superior proposal, the withholding, withdrawal, amendment or modification of such recommendation is required in order for Viasoft's Board of Directors to comply with its fiduciary obligations to Viasoft's shareholders under applicable law and (E) Viasoft will not have violated any of the restrictions set forth in Section 5.2 or this Section 6.1; or (ii) as otherwise required by applicable law. Viasoft will provide Allen Systems with at least three business days prior notice (or such lesser prior notice as provided to the members of Viasoft's Board of Directors but in no event less than twenty-four hours) of any meeting of Viasoft's Board of Directors at which Viasoft's Board of Directors is reasonably expected to consider any Takeover Proposal to determine whether such Takeover Proposal is a superior proposal. For purposes of this Agreement, "superior proposal" will mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, sale of assets or similar transaction involving Viasoft pursuant to which the Shares outstanding immediately preceding such transaction will represent less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving Viasoft), directly or indirectly, of ownership of 100% of the then-outstanding shares of capital stock of Viasoft, on terms and conditions that Viasoft's Board of Directors determines, in its reasonable judgment, after consultation with its financial adviser, to be more favorable to Viasoft shareholders than the terms of the Merger; provided, however, that any such offer will not be deemed to be a "superior proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of Viasoft's Board of Directors (after consultation with its financial adviser) to be obtained by such third party on a timely basis.

              (d) Nothing contained in this Agreement will prohibit Viasoft or its Board of Directors from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

              (e) Allen Systems agrees to cause all shares of Viasoft Common Stock purchased pursuant to the Offer and all other shares of Viasoft Common Stock owned by ASG Sub or any other Subsidiary of Allen Systems to be voted in favor of Viasoft Shareholder Approval.

       6.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Viasoft will, and will cause each of its Subsidiaries to, afford to Allen Systems, and to Allen Systems' officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Viasoft will, and will cause each of its Subsidiaries to, furnish or make available promptly to Allen Systems (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Allen Systems may reasonably request. Any disclosure that may be required by law, regulation or rule will be coordinated by and between the parties and their advisors prior to such disclosure. Except as required by law or the rules and regulations of the NASDAQ National Market, Allen Systems will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, in confidence any confidential information in accordance with the Confidentiality Agreement dated March 2, 2000, between Allen Systems and Viasoft (the "Confidentiality Agreement").

       6.3    REASONABLE EFFORTS; NOTIFICATION.

              (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to use its reasonable efforts to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement, including (i) obtaining all necessary actions or non actions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings (including filings with Governmental Entities, if any) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, including but not limited to those set forth in Section 4.1(d) of the Viasoft Disclosure Letter, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that Viasoft's Board of Directors shall not be required to take any action otherwise required by this sentence that it has determined in good faith, based on the advice of outside counsel, would be reasonably likely to constitute a breach of its fiduciary duties to Viasoft's stockholders under applicable law. In connection with and without limiting the foregoing, Viasoft and its Board of Directors will (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by this Agreement.

              (b) Viasoft will give prompt notice to Allen Systems, and Allen Systems will give prompt notice to Viasoft, of: (i) the breach of any material representation or warranty made by it contained in this Agreement or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification will affect the representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

       6.4    STOCK PLANS.

              (a) OPTIONS OUTSTANDING. Viasoft currently maintains the Viasoft Option Plans, which provide for the granting of options to purchase and awards of Viasoft Common Stock, and the ESPP, which permits employees to purchase Viasoft Common Stock. On and after the date of this Agreement, Viasoft shall take all actions necessary to amend each Viasoft Option Plan and the ESPP to provide that, except as set forth in Section 6.4(a) of the Viasoft Disclosure Letter, no further options, awards or rights to receive equity shall be granted or offered under any Viasoft Option Plan or the ESPP after the date hereof. Except as set forth in Section 6.4(a) of the Viasoft Disclosure Letter, Viasoft agrees to take all actions necessary to cause the ESPP to terminate on or before the Effective Time, and all participant contributions and deferral amounts credited on behalf of the participants under the ESPP Plan at the time of such termination shall be paid to them in cash by Viasoft as soon as administratively practicable thereafter.

              (b) CONVERSION OF OPTIONS. On or before the Effective Time, Viasoft will cause each then outstanding and unexercised option to purchase shares of Viasoft Common Stock granted under any of the Viasoft Option Plans (the "Options"), whether or not then exercisable or vested, to be converted into an obligation of Viasoft to pay, and a right of the holder thereof to receive in full satisfaction of such

Option, cash in an amount in respect thereof equal to the product of (i) the excess, if any, of the per share Offer Price over the exercise price thereof and
(ii) the number of shares of Viasoft Common Stock subject to such Option, less any income or employment tax withholding required under the Revenue Code or any provision of foreign, state or local law.

       6.5    POST MERGER EMPLOYMENT BENEFITS.

              (a) Employees of Viasoft who become employed by Allen Systems or any Subsidiary thereof after the Effective Time will become eligible to participate in the same standard employee benefit plans as are generally available to similarly situated employees of Allen Systems, and such employees will receive credit for all service with Viasoft for purposes of any "employee benefit plan" as such term is defined in Section 3(3) of ERISA. Upon the request of Allen Systems, to the extent permitted by applicable law, any Viasoft Employee Plans will be terminated immediately prior to the Effective Time.

              (b) As soon as practicable after the Effective Time, Viasoft shall provide Allen Systems with a list of all individuals who were participants or received benefits from any Viasoft Employee Plan, together with a list of each such participant's credited service with respect to each plan (if applicable) and each participant's benefits in such Plan. Viasoft shall, as soon as practicable after the Effective Time, provide Allen Systems with such additional information in Viasoft's possession as may be reasonably requested by Allen Systems, and necessary for Allen Systems to administer any Viasoft Employee Plan that it has assumed.

       6.6    INDEMNIFICATION, EXCULPATION AND INSURANCE.

              (a) From and after the Effective Time, Allen Systems will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Viasoft pursuant to any indemnification agreements (including those set forth in Viasoft's certificate of incorporation and bylaws) between Viasoft and any of its Subsidiaries and their respective directors and officers (each, an "Indemnified Party") existing prior to the date hereof; provided that Allen Systems and the Surviving Corporation will have no obligation to indemnify an Indemnified Party thereunder in respect of claims, liabilities or damages arising out of a breach of a representation or covenant made by Viasoft in this Agreement knowingly and willfully caused by such Indemnified Party. From and after the Effective Time, such obligations will be the joint and several obligations of Allen Systems and the Surviving Corporation and, by executing this Agreement, Allen Systems hereby assumes such obligations. Allen Systems will cause to be maintained for a period of not less than six years after the Effective Time Viasoft's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of Viasoft on, or within one year prior to, the date of this Agreement. If the existing D&O Insurance cannot be maintained, expires or is terminated or cancelled during such six-year period, Allen Systems will use all reasonable efforts to cause to be obtained such equivalent D&O Insurance as can be obtained for the remainder of such period. The certificate of incorporation and bylaws of the Surviving Corporation will contain the same provisions with respect to indemnification and elimination of liability for monetary damages as are set forth in the certificate of incorporation and bylaws of Viasoft, which provisions will not be amended, repealed or otherwise modified from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, as of the date hereof, within one year prior to the date hereof, or any time after the date hereof and prior to the Effective Time, were directors, officers, employees or agents of Viasoft or its Subsidiaries, unless such modification is required by law and Allen Systems will take all necessary action to cause such provisions to be continuously applicable to all such persons after the Effective Time.

              (b) This Section 6.6 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time and will be binding on all successors and assigns of Allen Systems or the Surviving Corporation. In the event that Allen Systems or the Surviving Corporation or any of their successors or assigns consolidates with or merges into any other person and will not be the continuing or surviving corporations or entities of such consolidation or merger, then and in each such case, proper provisions will be made so that the successors and assigns of Allen Systems or the Surviving Corporation will assume the obligations of Allen Systems or the Surviving Corporation, as the case may be, set forth in this Section 6.6.

       6.7 DIRECTORS. Promptly upon the acceptance for payment of, and payment for, a number of Shares by ASG Sub and Viasoft pursuant to the Offer that satisfies the Minimum Tender Condition, ASG Sub will be entitled to designate for appointment or election to Viasoft's Board of Directors, upon written notice to Viasoft, such number of persons so that the designees of ASG Sub constitute the same percentage (but in no event less than a majority) of Viasoft's Board of Directors (rounded up to the next whole number) as the percentage of Shares acquired in connection with the Offer. Viasoft will, upon ASG Sub's request, promptly increase the size of the Board of Directors and/or secure the resignations of such number of directors as is necessary to enable Allen Systems' designees to be elected or appointed to the Board of Directors and will cause ASG Sub's designees to be so elected or appointed. Subject to applicable law, Viasoft will take all action requested by Allen Systems necessary to effect any such election, including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and Viasoft agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that ASG Sub will have provided to Viasoft on a timely basis all information required to be included in the Information Statement with respect to ASG Sub's designees).

Following the election or appointment of ASG Sub's designees pursuant to this
Section 6.7, and prior to the Effective Time, (i) any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Allen Systems or ASG Sub or exercise or waiver of Viasoft's rights or remedies hereunder, will require the concurrence of a majority of Viasoft's directors (including, if Allen Systems so elects, a majority of Viasoft's non-employee directors) (or the concurrence of the sole remaining director, if there is only one remaining) then in office who are directors of Viasoft on the date hereof, or are directors (other than directors designated by ASG Sub in accordance with this Section 6.7) designated by such persons or person to fill any vacancy (the "Continuing Directors"), and (ii) no act or omission of Viasoft authorized, directed or permitted by Viasoft's Board of Directors without the concurrence of a majority of the Continuing Directors (or the sole remaining Continuing Director, if there is only one remaining) shall constitute a violation or breach of any of Viasoft's representations, warranties, obligations or covenants contained in this Agreement or otherwise form a basis for Allen Systems to terminate this Agreement or to assert that any covenant or obligation has not been performed or that any condition to the Closing has not been satisfied.

       6.8 FEES AND EXPENSES. All fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated; provided, however, that
(i) Viasoft agrees to promptly assume and pay, or reimburse Allen Systems for, all reasonable legal, accounting and investment banking fees payable and expenses incurred by Allen Systems in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $200,000, following termination of this Agreement pursuant to Sections 8.1(c), 8.1(d) or 8.1(f) hereof, and (ii) Allen Systems agrees to promptly assume and pay, or reimburse Viasoft for, all reasonable legal, accounting and investment banking fees payable and expenses incurred by Viasoft in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $200,000, following termination of this Agreement pursuant to Section 8.1(e) hereof.

       6.9 PUBLIC ANNOUNCEMENTS. Allen Systems and ASG Sub, on the one hand, and Viasoft, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the NASDAQ National Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form heretofore agreed to by the parties, and the parties agree to cooperate to file such press release with the SEC promptly upon issuance in accordance with applicable law.

       6.10 SHAREHOLDER LITIGATION. Viasoft will give Allen Systems the opportunity to participate in the defense or settlement of any shareholder litigation against Viasoft and its directors and officers relating to any of the transactions contemplated by this Agreement until the purchase of Viasoft Common Stock pursuant to the Offer or the prior termination of this Agreement in accordance with its terms, and thereafter, to the extent permitted under applicable law (taking into account the fiduciary duties of Viasoft's Board of Directors) or any applicable insurance policies, Viasoft will give Allen Systems the opportunity to direct the defense of such litigation and, if Allen Systems so chooses to direct such litigation, Allen Systems will give Viasoft and its directors and officers an opportunity to participate in such litigation; provided, however, that no settlement thereof will be agreed to without Allen Systems and Viasoft consent, which consent will not be unreasonably withheld, and provided further that no settlement requiring a payment by an officer, director or other representative will be agreed to without such person's consent.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

       7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

              (a) VIASOFT SHAREHOLDER APPROVAL. If required by applicable law, Viasoft Shareholder Approval will have been obtained.

              (b) HSR ACT. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby will have been obtained.

              (c) NO INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order or ruling issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition will be in effect which would (i) make the Merger or the acquisition or holding by Allen Systems or its affiliates of Viasoft Common Stock or Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger, (ii) prohibit Allen Systems or ASG Sub's ownership or operation of Viasoft, or (iii) compel Allen Systems or Viasoft to dispose of or hold separate, all or a material portion of the business or assets of Allen Systems and its Subsidiaries taken as a whole, or Viasoft and its Subsidiaries taken as a whole, or (iv) impose material limitations on the ability of Allen Systems or ASG Sub or their respective Affiliates effectively to exercise full ownership and financial benefits of the Surviving Corporation, or impose any condition to the Merger which would be material and adverse to Allen Systems or Viasoft's shareholders.

       7.2 CONDITIONS TO ALLEN SYSTEMS AND ASG SUB'S OBLIGATION TO EFFECT THE MERGER. The obligations of Allen Systems and ASG Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

              (a) the representations and warranties of Viasoft set forth in this Agreement will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date, and Allen Systems will have received a certificate with respect to the foregoing signed by a duly authorized officer of Viasoft; provided, that the failure of any such representations or warranties of Viasoft to be true and correct as of the date of this Agreement or as of the Closing Date shall not excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such failure, on the Closing Date, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the Claims Reserve shall be greater than $5,000,000.

              (b) Viasoft will have performed in all material respects each of its covenants and obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, and Allen Systems will have received a certificate with respect to the foregoing signed by a duly authorized officer of Viasoft; provided that the failure by Viasoft to perform any covenant or obligation set forth in Section 5.1 of this Agreement, shall not excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such failure, on the Closing Date, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the Claims Reserve shall be greater than $5,000,000.

              (c) there will not have occurred any Material Adverse Change in Viasoft or any event that is reasonably likely to result in a Material Adverse Effect on Viasoft; provided that no change or event shall excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such change or event, on the Closing Date, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or
(ii) the Claims Reserve shall be greater than $5,000,000.

              (d) there will not be pending or overtly threatened any suit, action or proceeding brought by or on behalf of any Governmental Entity (nor will the staff of the Federal Trade Commission or the staff of the Antitrust Division of the Department of Justice have recommended the commencement of such), or any suit, action or proceeding (other than Excluded Litigation) brought by or on behalf of any shareholder of Viasoft or any other person or party (but only if such suit, action or proceeding is reasonably deemed by Allen Systems to have a reasonable likelihood of success) directly or indirectly (i) challenging the acquisition by Allen Systems or ASG Sub of any shares of Viasoft Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or alleging that any such acquisition or other transaction relates to, involves or constitutes a breach of fiduciary duty by Viasoft's directors or a violation of federal securities law or applicable corporate law, (ii) seeking to prohibit or limit the ownership or operation by Viasoft, Allen Systems or any of their respective Subsidiaries of a material portion of the business or assets of Viasoft and its Subsidiaries, taken as a whole, or Allen Systems and its Subsidiaries, taken as a whole, or to compel Viasoft or Allen Systems to dispose of or hold separate any material portion of the business or assets of Viasoft and its Subsidiaries, taken as a whole, or Allen Systems and its Subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by this Agreement, (iii) seeking to impose material limitations on the ability of Allen Systems or ASG Sub to acquire or hold, or exercise full rights of ownership of, any shares of Viasoft Common Stock accepted for payment pursuant to the Offer including without limitation the right to vote Viasoft Common Stock accepted for payment by it on all matters properly presented to the shareholders of Viasoft, (iv) seeking to prohibit Allen Systems or any of its Subsidiaries from effectively managing or controlling in any material respect the business or operations of Viasoft and its Subsidiaries taken as a whole, or (v) seeking to impose a condition to the Merger which would be material and adverse to Allen Systems;

              (e) all third party consents, the failure of which to obtain would have a Material Adverse Effect on Viasoft, will have been obtained; provided, that the failure to obtain any such consent shall not excuse Allen Systems and ASG Sub from their respective obligations to effect the Merger, unless as a result of such failure, on the Closing Date, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the Claims Reserve shall be greater than $5,000,000; and

              (f) the Viasoft Cash shall not be less than $83,000,000 minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer.

       7.3 CONDITIONS TO VIASOFT'S OBLIGATION TO EFFECT THE MERGER. The obligation of Viasoft to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

              (a) the representations and warranties of Allen Systems set forth in this Agreement will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date, and Viasoft will have received a certificate with respect to the foregoing signed by duly authorized officers of Allen Systems and ASG Sub; and

              (b) Allen Systems and ASG Sub will have performed in all material respects each of its covenants and obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, and Viasoft will have received a certificate with respect to the foregoing signed by duly authorized officers of Allen Systems and ASG Sub.

       7.4 CONDITIONS TO THE SHORT-FORM MERGER. Notwithstanding the foregoing provisions of this Article VII, the only conditions to Allen Systems' and ASG Sub's obligation to effect the Short-Form Merger, if the Short-Form Merger may be effected pursuant to applicable law, will be the conditions set forth in
Section 7.1(b) and (c).

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

       8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of Viasoft:

              (a) BY MUTUAL WRITTEN CONSENT duly authorized by the Boards of Directors of Allen Systems and Viasoft;

              (b)    BY EITHER ALLEN SYSTEMS OR VIASOFT,

                     (i) if the Merger has not been consummated on or prior to September 15, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                     (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action becomes final and nonappealable; or

                     (iii) if any required approval of Viasoft's shareholders contemplated by this Agreement has not been obtained by reason of the failure to obtain the required vote at the Shareholders Meeting duly convened therefor and at any adjournment thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) will not be available to Viasoft where the failure to obtain Viasoft Shareholder Approval was caused by (x) the action or failure to act of Viasoft or (y) a breach of the Shareholder Tender and Voting Agreement by any party thereto other than Allen Systems or ASG Sub;

              (c) BY ALLEN SYSTEMS, if (i) Viasoft's Board of Directors or any committee thereof fails to recommend the Offer, the Merger, this Agreement, or Viasoft Shareholder Approval, including any failure to include such recommendation in the Schedule 14D-9 or the Proxy Statement, or has so resolved;
(ii) Viasoft's Board of Directors or any committee thereof withdraws or modifies (including by amendment of the Schedule 14D-9 or Proxy Statement) in a manner adverse to Allen Systems or ASG Sub its approval or recommendation of the Offer, the Merger, this Agreement, or Viasoft Shareholder Approval, approves or recommends any Takeover Proposal (including a superior proposal), or resolves to do any of the foregoing; (iii) Viasoft enters into any letter of intent or similar document, agreement or commitment with respect to any Takeover Proposal (including a superior proposal) or Viasoft's Board of Directors or any committee thereof resolves to do so; (iv) Viasoft's Board of Directors or any committee thereof upon a request to reaffirm Viasoft's approval or recommendation of the Offer, the Merger or this Agreement, fails to do so within two business days after such request is made or has so resolved; or (v) a tender or exchange offer relating to securities of Viasoft is commenced by a person unaffiliated with Allen Systems, and Viasoft does not send to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Viasoft recommends rejection of such tender or exchange offer;

              (d) BY ALLEN SYSTEMS, if (i) any of the representations and warranties of Viasoft set forth in this Agreement fail to be true and correct in any material respect as of the date of the Agreement or cease to be true and correct in any material respect at any time thereafter, or (ii) Viasoft breaches or fails to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Viasoft to be performed or complied with by it; provided that if any such breach or failure in the case of clauses (i) or (ii) (other than a breach of Sections 5.2 or 6.1 or any other breach that has caused irreparable harm) is curable by Viasoft through the exercise of its reasonable efforts, then Allen Systems may not terminate this Agreement under this subsection (d) until ten business days after written notice thereof has been given to Viasoft by Allen Systems and unless at such time the matter has not been cured; and further provided, that no breach or failure in the case of clauses (i) or (ii) shall be grounds for Allen Systems to terminate this Agreement unless as a result of such failure, on the proposed date of termination, (i) the Viasoft Cash shall be less than an amount equal to $83,000,000, minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer, or (ii) the Claims Reserve shall be greater than $5,000,000.

              (e) BY VIASOFT, if (i) any of the representations and warranties of Allen Systems or ASG Sub set forth in this Agreement fail to be true and correct in any material respect as of the date of the Agreement or cease to be true and correct in any material respect at any time thereafter, or
(ii) if Allen Systems or ASG Sub breaches or fails to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Allen Systems or ASG Sub to be performed or complied with by either of them; provided that if any such breach or failure (other than a breach that has caused irreparable harm) is curable by Allen Systems or ASG Sub through the exercise of their reasonable efforts, then Viasoft may not terminate this Agreement under this subsection (e) until ten business days after written notice thereof has been given to Allen Systems and ASG Sub by Viasoft and unless at such time the matter has not been cured.

              (f) BY VIASOFT, if the Board of Directors of Viasoft will have withheld, withdrawn, modified or amended its recommendation in favor of this Agreement, the Offer, the Merger or Viasoft Shareholder Approval as permitted pursuant to Section 6.1(c) and will have authorized Viasoft to enter into an agreement with a third party with respect to a superior proposal;

              (g) BY VIASOFT, if (i) Allen Systems, ASG Sub or any of their affiliates will have failed to commence the Allen Systems Offer on or prior to five (5) business days following the date of the initial public announcement of the Offer or will have terminated the Allen Systems Offer, or (ii) the Offer expires without Allen Systems, ASG Sub or their Affiliates, as the case may be, purchasing Shares pursuant thereto; provided that in each case Viasoft may not terminate this Agreement pursuant to this Section 8.1(g) if Viasoft is then in material breach of this Agreement;

              (h) BY ALLEN SYSTEMS, if Viasoft or any of its affiliates will have failed to commence the Viasoft Offer on or prior to five (5) business days following the date of the initial public announcement of the Offer; provided that Allen Systems may not terminate this Agreement pursuant to this Section 8.1(h) if Allen Systems is then in material breach of this Agreement; or

              (i) BY ALLEN SYSTEMS, if either on the Expiration Date or at the Effective Time, the Viasoft Cash shall be less than $83,000,000 minus the aggregate amount expended by Viasoft to purchase Shares pursuant to the Viasoft Offer.

       8.2    EFFECT OF TERMINATION.

              (a) If this Agreement is terminated by either Viasoft or Allen Systems as provided in Section 8.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Allen Systems, ASG Sub or Viasoft, other than the provisions of the last sentence of
Section 6.2, Section 6.8, this Section 8.2 and Article IX; provided, however,
(i) that, except as provided in Section 8.2(b), to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, such breaching party may be held liable for damages for such breach; and (ii) that (A) if this Agreement is terminated by Allen Systems pursuant to Section 8.1(c) or by Viasoft pursuant to Section 8.1(f), Viasoft will pay or cause to be paid a fee equal to $8,000,000 in immediately available funds within two business days of such termination, (B) if this Agreement is terminated by Allen Systems pursuant to Sections 8.1(b)(i) or 8.1(d), or by Allen Systems or Viasoft pursuant to
Section 8.1(b)(iii), and, prior to such termination under any of such Sections listed in this clause (B), a third party has publicly announced a Takeover Proposal, the consummation of which would constitute an Acquisition Event, and within 12 months following the termination of this Agreement, an Acquisition Event is consummated or Viasoft enters into a definitive agreement providing for an Acquisition Event, Viasoft will pay or cause to be paid to Allen Systems a fee equal to $8,000,000 in immediately available funds within two business days after the consummation of such Acquisition Event or the entry by Viasoft into such definitive agreement; provided, that if such Acquisition Event provides for a consideration per Share less than the Offer Price but greater than the closing price per Share on the NASDAQ National Market on the trading day immediately prior to the public announcement of the execution of this Agreement (the "Pre-Offer Price"), the fee payable by Viasoft pursuant to this clause (y) will be $2,000,000, and if such Acquisition Event provides for a consideration per Share less than or equal to the Pre-Offer Price, no fee will be payable by Viasoft pursuant to this clause (B), and (C) if this Agreement is terminated by Viasoft pursuant to Section 8.1(e) due to the failure of Allen Systems' and ASG Sub's representations and warranties in Section 4.2(g) to be true and correct or the failure of Allen Systems or ASG Sub to perform their obligations pursuant to
Section 1.1(f), Section 3.2(b) or Section 5.3, Allen Systems will pay or cause to be paid to Viasoft a fee equal to 3,000,000 in immediately available funds within five business days of such termination.

              (b) No termination of this Agreement will affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations will survive in accordance with their terms. For the purposes of this Agreement, "Acquisition Event" means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Viasoft pursuant to which the shareholders of Viasoft immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Viasoft of assets representing in excess of 50% of the aggregate fair market value of Viasoft's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Viasoft), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Viasoft. Payment of the amounts described in this Section 8.2 will not be in lieu of damages incurred in the event of breach of this Agreement; provided, that Viasoft shall not be liable to Allen Systems or ASG Sub for any failure by Viasoft to purchase any Shares pursuant to the Viasoft Offer, if the Viasoft Cash shall be insufficient to make such purchase.

       8.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after obtaining Viasoft Shareholder Approval, if Viasoft Shareholder Approval is required by law; provided, however, that after any required Viasoft Shareholder Approval, there will not be made any amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

       8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

       8.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 will, in order to be effective, require in the case of Allen Systems, ASG Sub or Viasoft, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, however, that in the event that ASG Sub's designees are appointed or elected to the Board of Directors of Viasoft as provided in Section 6.7, after the acceptance for payment of shares of Viasoft Common Stock pursuant to the Offer and prior to the Effective Time, the affirmative vote of the Continuing Directors will be required by Viasoft to (i) amend or terminate this Agreement by Viasoft, (ii) exercise or waive any of Viasoft's rights or remedies under this Agreement or (iii) extend the time for performance of or waive Allen Systems' and ASG Sub's respective obligations under this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

       9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This Section 9.1 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

       9.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

              (a)    if to Allen Systems or ASG Sub, to

                         Allen Systems Group, Inc.
                         1333 Third Avenue South
                         Naples, FL 34102
                         Attention: Arthur L. Allen, CEO and President
                         Facsimile:  (941) 263-7443

                     with copies to:

                         Allen Systems Group, Inc.
                         1333 Third Avenue South
                         Naples, FL 34102
                         Attention: Kristine K. Rieger, Esq., General Counsel
                         Facsimile:  (941) 263-0043

                     and

                         Steptoe & Johnson, LLP
                         1330 Connecticut Avenue, NW
                         Washington, DC 20036
                         Attention: Robert E. McLaughlin, Esq.
                         Facsimile: (202) 429-3902

              (b)    if to Viasoft, to

                         Viasoft, Inc.
                         4343 E. Camelback Road
                         Phoenix, AZ 85018
                         Attention: Steve Whiteman, President
                         Facsimile:  (602) 840-9058

                     with a copy to:

                         Viasoft, Inc.
                         4343 E. Camelback Road
                         Phoenix, AZ 85018
                         Attention: Cathy Hardwick, Esq., General Counsel
                         Facsimile: (602) 667-4233

                   and

                         Osborn Maledon
                         The Phoenix Plaza
                         2929 N. Central Avenue
                         Twenty-First Floor
                         Phoenix, AZ 85012-2794
                         Attention: William Hardin, Esq.
                         Facsimile: (602) 640-6068

       9.3    DEFINITIONS.  For purposes of this Agreement:

              "ACQUISITION EVENT" is defined in Section 8.2(c) of this Agreement.

              "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

              "AGREEMENT" means this Agreement and Plan of Merger and all Annexes, Exhibits and Amendments hereto.

              "ALLEN SYSTEMS" is defined in the introductory paragraph of this Agreement.

              "ALLEN SYSTEMS SCHEDULE TO" is defined in Section 1.1(e) of this Agreement.

              "ALLEN SYSTEMS SHARE NUMBER" is defined in Section 1.1 (b) of this Agreement.

              "ASG SUB" is defined in the introductory paragraph of this Agreement.

              "CERTIFICATES" is defined in Section 3.2(c) of this Agreement.

              "CLAIMS RESERVE" means the aggregate amount of all assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which have been or are reasonably likely to be imposed upon or incurred by either Viasoft or Allen Systems as a result of the violation or breach by Viasoft of any of its representations, warranties or covenants contained in this Agreement.

              "CLOSING DATE" is defined in Section 2.2 of this Agreement.

              "CONFIDENTIALITY AGREEMENT" is defined in Section 6.2 of this Agreement.

              "CONFIDENTIAL INFORMATION" is defined in Section 4.1(h)(ix) of this Agreement.

              "CONTINUING DIRECTORS" is defined in Section 6.7 of this Agreement.

              "CREDIT AGREEMENT" is defined in Section 4.2(g)(ii) of this Agreement.

              "DISSENTING SHAREHOLDER" is defined in Section 3.1(d) of this Agreement.

              "DISSENTING SHARES" is defined in Section 3.1(d) of this Agreement.

              "DGCL" is defined in Recital D of this Agreement.

              "EFFECTIVE TIME" is defined in Section 2.3 of this Agreement.

              "ENVIRONMENTAL LAWS" is defined in Section 4.1(n)(ii) of this Agreement.

              "ERISA" is defined in Section 4.1(k)(iii) of this Agreement.

              "ESPP" is defined in Section 4.1(c) of this Agreement.

              "EXCHANGE ACT" is defined in Section 1.1(a) of this Agreement.

              "EXCLUDED LITIGATION" means any lawsuit, action or other legal proceeding brought by any Person against Viasoft, Allen Systems or ASG Sub or their respective Affiliates on the basis of a cause of action described in Section 4.1(i) of the Viasoft Disclosure Letter.

              "EXPIRATION DATE" is defined in Section 1.1(b) of this Agreement.

              "FIDUCIARY" is defined in Section 4.1(k)(ix) of this Agreement.

              "FINANCING" is defined in Section 4.2(g)(ii) of this Agreement.

              "FINANCING LIEN" is defined in Section 5.4 of this Agreement.

              "GAAP" means generally accepted accounting principles.

              "GOVERNMENT CONTRACT PARTY" is defined in Section 4.1(v) of this Agreement.

              "GOVERNMENTAL ENTITY" is defined in Section 4.1(d) of this Agreement.

              "GUARANTEE" is defined in Section 5.4 of this Agreement.

              "HAZARDOUS MATERIAL" is defined in Section 4.1(n)(iii) of this Agreement.

              "HSR ACT" is defined in Section 4.1(d) of this Agreement.

              "INDEMNIFIED PARTY" is defined in Section 6.6(a) of this Agreement.

              "INFORMATION STATEMENT" is defined in Section 4.1(f) of this Agreement.

              "INTELLECTUAL PROPERTY" is defined in Section 4.1(h)(i) of this Agreement.

              "IRCA" is defined in Section 4.1(u) of this Agreement.

              "IRS" means the Internal Revenue Service.

              "LENDERS" is defined in Section 4.2(g)(ii) of this Agreement.

              "LIENS" is defined in Section 4.1(b) of this Agreement.

              "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with Viasoft or in connection with Viasoft and its Subsidiaries, any change or effect that is or would be materially adverse to Viasoft and its Subsidiaries, taken as a whole, taking into account the business, properties, assets, employees, financial condition or results of operations of Viasoft and its Subsidiaries as a whole, excluding those changes, effects and developments that directly result from (i) the announcement of the Offer or the Merger, (ii) any act or omission of Allen Systems or ASG Sub, (iii) any Excluded Litigation, (iv) general economic conditions, or (v) conditions generally affecting the industry in which Viasoft competes (provided that such conditions do not materially and adversely affect Viasoft disproportionately); provided that the resignation or other voluntary termination for any reason of the employment of any number of Viasoft's or its Subsidiaries' officers or employees shall not be deemed to be a Material Adverse Change or Material Adverse Effect and shall not otherwise form a basis for Allen Systems to terminate this Agreement or to assert that any covenant or obligation has not been performed or that any condition to the Closing has not been satisfied.

              "MATERIAL CUSTOMER" is defined in Section 4.1(x) of this Agreement.

              "MERGER" is defined in Recital D of this Agreement.

              "MERGER CONSIDERATION" is defined in Section 3.1(c) of this Agreement.

              "MINIMUM TENDER CONDITION" is defined in Annex 1 attached to this Agreement.

              "NON-US COMPETITION LAWS" means the competition and antitrust laws of any country other than the United States.

              "NOTICE OF SUPERIOR PROPOSAL" is defined in Section 6.1(c) of this Agreement.

              "OFFER" is defined in Recital B of this Agreement.

              "OFFER COMPLETION DATE" is defined in Section 2.1 of this Agreement.

              "OFFER DOCUMENTS" is defined in Section 1.1(e) of this Agreement.

              "OFFER PRICE" is defined in Recital A of this Agreement.

              "OPTIONS" is defined in Section 6.4(b) of this Agreement.

              "PAYING AGENT" is defined in Section 3.2(a) of this Agreement.

              "PERMITS" is defined in Section 4.1(n)(i) of this Agreement.

              "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

              "PRE-OFFER PRICE" is defined in Section 8.2 of this Agreement.

              "PROXY STATEMENT" is defined in Section 4.1(d) of this Agreement.

              "RETURNS" is defined in Section 4.1(l)(vi) of this Agreement.

              "REVENUE CODE" is defined in Section 4.1(k)(iii) of this Agreement.

              "RIGHTS" is defined in the Recitals Section of this Agreement.

              "RIGHTS ARRANGEMENT" is defined in Section 4.1(o) of this Agreement.

              "SCHEDULE 14D-9" is defined in Section 1.1(e) of this Agreement.

              "SEC" is defined in Section 1.1(e) of this Agreement.

              "SEC DOCUMENTS" is defined in Section 4.1(e) of this Agreement.

              "SECURITIES ACT" is defined in Section 4.1(e) of this Agreement.

              "SHARE" is defined in Recital A of this Agreement.

              "SHAREHOLDER TENDER AND VOTING AGREEMENT" means that Shareholder Tender and Voting Agreement dated of even date herewith by and between ASG Sub and certain Viasoft shareholders.

              "SHAREHOLDERS MEETING" is defined in Section 6.1(a) of this Agreement.

              "SHORT-FORM MERGER" is defined in Section 2.8 of this Agreement.

              "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

              "SUPERIOR PROPOSAL" is defined in Section 6.1(c) of this Agreement.

              "SURVIVING CORPORATION" is defined in Recital D of this Agreement.

              "TAKEOVER PROPOSAL" is defined in Section 5.2 of this Agreement.

              "TAX" OR "TAXES" is defined in Section 4.1(l)(vi) of this Agreement.

              "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" is defined in Section 4.1(h)(ii) of this Agreement.

              "VIASOFT" is defined in the introductory paragraph of this Agreement.

              "VIASOFT TAX AFFILIATE" is defined in Section 4.1(k)(iii) of this Agreement.

              "VIASOFT BALANCE SHEET" is defined in Section 4.1(l)(i) of this Agreement.

              "VIASOFT CASH" means as of any date the total amount of cash, cash equivalents and marketable securities and investments of Viasoft and its Subsidiaries.

              "VIASOFT COMMON STOCK" is defined in Recital A of this Agreement.

              "VIASOFT CONTRIBUTION AMOUNT" is the amount of cash required by Viasoft to accept and pay for a number of Shares equal to the Viasoft Share Number in accordance with the Viasoft Offer.

              "VIASOFT DISCLOSURE LETTER" is defined in Section 4.1 of this Agreement.

              "VIASOFT EMPLOYEE PLANS" is defined in Section 4.1(k)(v) of this Agreement.

              "VIASOFT OPTION PLANS" is defined in Section 4.1(c) of this Agreement.

              "VIASOFT PREFERRED STOCK" is defined in Section 4.1(c) of this Agreement.

              "VIASOFT RIGHTS PLAN" is defined in Section 4.1(o) of the Viasoft Disclosure Letter.

              "VIASOFT SHARE NUMBER" is defined in Section 1.1 (b) of this Agreement.

              "VIASOFT SHAREHOLDER APPROVAL" is defined in Section 4.1(d) of this Agreement.

              "VIASOFT SCHEDULE TO" is defined in Section 1.1(e) of this Agreement.

              "WARN ACT" is defined in Section 4.1(u) of this Agreement.

       9.4 INTERPRETATION. When a reference is made in this Agreement to an Article, Section, Annex, Exhibit or Schedule, such reference is to an Article or a Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. When used in this Agreement with respect to Viasoft, Allen Systems or ASG Sub, the word "knowledge" and words of similar import mean the actual knowledge of those officers, directors and other executive personnel of such corporation with specific responsibility for the matter as to which such knowledge is expressed. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns. References to a law or statute in this Agreement include all amendments and modifications to such law or statute, and all rules and regulations promulgated thereunder. References to Viasoft in this Agreement refer also to Viasoft's Subsidiaries unless the context would clearly indicate otherwise.

       9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

       9.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the exhibits and schedules hereto, the Viasoft Disclosure Letter, the Shareholder Tender and Voting Agreement, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and, other than Sections 6.6 and 6.10, are not intended to confer upon any person other than the parties any rights or remedies hereunder.

       9.7 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

       9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that ASG Sub may assign, in its sole discretion, any of or all of its rights, interests and obligations under this Agreement to Allen Systems or to any direct or indirect wholly owned Subsidiary of Allen Systems, but no such assignment will relieve ASG Sub and Allen Systems of any of its obligations under this Agreement. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

       9.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida, the State of Delaware or the State Arizona or in Florida, Delaware or Arizona state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction and venue of any federal court located in the State of Florida, the State of Delaware or the State of Arizona or any Florida, Delaware or Arizona state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or choice of venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Florida, in the State of Delaware, or in the State of Arizona.

       IN WITNESS WHEREOF, Allen Systems, ASG Sub and Viasoft have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



         ALLEN SYSTEMS GROUP, INC.         VIASOFT, INC.


         /s/ ARTHUR L. ALLEN               /s/ STEVEN D. WHITEMAN
         ---------------------             --------------------------------
         By:                               By:
            ------------------                -----------------------------
         Name: Arthur L. Allen             Name: Steven D. Whiteman
              ----------------                  ---------------------------

         Title: CEO                        Title: Chairman, CEO & President
               ---------------                   --------------------------



         ASG SUB, INC.


         /s/ ARTHUR L. ALLEN
         ---------------------
         By:
            ------------------
         Name: Arthur L. Allen
              ----------------
         Title: President
               ---------------

                                                                         ANNEX 1
                                                 TO AGREEMENT AND PLAN OF MERGER


                      CONDITIONS TO THE ALLEN SYSTEMS OFFER

Notwithstanding any other term of the Allen Systems Offer or the Agreement, ASG Sub will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to ASG Sub's obligation to pay for or return tendered Shares of Viasoft Common Stock after the termination or withdrawal of the Allen Systems Offer), pay for any Shares of Viasoft Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Allen Systems Offer, IF

(a) there shall not have been validly tendered (and not withdrawn) prior to 12:00 midnight on the Expiration Date that number of Shares of Viasoft Common Stock which, when added to the Shares then beneficially owned by Allen Systems and its Subsidiaries and Affiliates (including ASG Sub), would represent 51% or more of the fully-diluted shares of Viasoft Common Stock outstanding (assuming the exercise of all options and warrants and the conversion or exchange of all securities convertible or exchangeable into shares of Viasoft Common Stock) at the close of business on the business day immediately preceding the day on which the Offer will expire or terminate (the "Minimum Tender Condition"); or

(b) any consents of, filings with or expirations of waiting periods imposed by, any Governmental Entity applicable to the purchase of shares of Viasoft Common Stock pursuant to the Offer under the HSR Act, and any of the foregoing under Non-US Competition Laws which if not obtained would have a material adverse effect on (i) Allen Systems', ASG Sub's or Viasoft's ability to consummate the Offer, or (ii) the operation or scope of the business of the Surviving Corporation, shall not have been obtained, filed, expired or been terminated; or

(c) at any time after the date of the Agreement and before the acceptance of such Shares of Viasoft Common Stock for payment or the payment therefor (whether or not any shares have heretofore been accepted for payment or paid pursuant to the Allen Systems Offer), any of the following conditions exists and is continuing:

              (i) there will be pending or overtly threatened any suit, action or proceeding brought by or on behalf of any Governmental Entity (or the staff of the Federal Trade Commission or the staff of the Antitrust Division of the Department of Justice will have recommended the commencement of such), or any suit, action or proceeding (other than Excluded Litigation) brought by or on behalf of any shareholder of Viasoft or any other person or party (but only if such suit, action or proceeding is deemed by Allen Systems to have a reasonable likelihood of success) directly or indirectly (A) challenging the acquisition by ASG Sub of any shares of Viasoft Common Stock pursuant to the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Agreement, or alleging that any such acquisition or other transaction relates to, involves or constitutes a breach of fiduciary duty by Viasoft's directors or a violation of federal securities law or applicable corporate law, (B) seeking to prohibit or limit the ownership or operation by Viasoft, Allen Systems or any of their respective Subsidiaries of a material portion of the business or assets of Viasoft and its Subsidiaries, taken as a whole, or Allen Systems and its Subsidiaries, taken as a whole, or to compel Viasoft or Allen Systems to dispose of or hold separate any material portion of the business or assets of Viasoft and its Subsidiaries, taken as a whole, or Allen Systems and its Subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by the Agreement, (C) seeking to impose material limitations on the ability of Allen Systems and its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any shares of Viasoft Common Stock accepted for payment pursuant to the Allen Systems Offer including without limitation the right to vote Viasoft Common Stock accepted for payment by ASG Sub on all matters properly presented to the shareholders of Viasoft, (D) seeking to prohibit Allen Systems and its Subsidiaries from effectively managing or controlling in any material respect the business or operations of Viasoft and its Subsidiaries taken as a whole, or (E) seeking to impose a material condition to the Offer, the Merger or the Agreement which would be adverse to Allen Systems;

              (ii) there will be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action will be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, in any of the consequences referred to in clauses (A) through (E) of paragraph (c)(i) above;

              (iii) there will have occurred any Material Adverse Change in Viasoft and its Subsidiaries taken as a whole or any event that is reasonably likely to result in a Material Adverse Effect on Viasoft and its Subsidiaries taken as a whole; provided that no change or event shall excuse Allen Systems or ASG Sub from their respective obligations to consummate the Allen Systems Offer unless, as a result of such change or event, (A) the Viasoft Cash shall be less than $83,000,000, or (B) the Claims Reserve shall be greater than $5,000,000;

              (iv) (A) Viasoft's Board of Directors or any committee thereof will have failed to recommend the Offer, the Merger, the Agreement, or Viasoft Shareholder Approval, including any failure to include such recommendation in the Schedule 14D-9 or the Proxy Statement, or will have so resolved; (B) Viasoft's Board of Directors or any committee thereof will have withdrawn or modified (including by amendment of the Schedule 14D-9 or Proxy Statement) in a manner adverse to Allen Systems its approval or recommendation of the Offer, the Merger, the Agreement, or Viasoft Shareholder Approval, will have approved or recommended any Takeover Proposal (including a superior proposal),or will have resolved to do any of the foregoing; (C) Viasoft will have entered into any letter of intent or similar document, agreement or commitment with respect to any Takeover Proposal (including a superior proposal) or Viasoft's Board of Directors or any committee thereof will have resolved to do so; (D) Viasoft's Board of Directors or any committee thereof upon a request to reaffirm Viasoft's approval or recommendation of the Offer, the Merger or the Agreement, will have failed to do so within two business days after such request is made or will have so resolved; or (E) a tender or exchange offer relating to securities of Viasoft will have been commenced by a person unaffiliated with Allen Systems or ASG Sub, and Viasoft will not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Viasoft recommends rejection of such tender or exchange offer;

              (v) any of the representations and warranties of Viasoft set forth in the Agreement will have failed to be true and correct in any material respect as of the date of the Agreement or will have ceased to be true and correct in any material respect at any time thereafter; provided that if any such failure is curable by Viasoft through the exercise of its reasonable efforts, then Allen Systems and ASG Sub may not terminate the Offer under this subsection (b)(v) (and will extend the Offer, if requested to do in writing by Viasoft) until ten business days after written notice thereof has been given to Viasoft by Allen Systems and ASG Sub and unless at such time the matter has not been cured; and further provided, that the failure of any such representations or warranties of Viasoft to be true and correct as of the date of the Agreement or at any time thereafter shall not excuse Allen Systems or ASG Sub from their respective obligations to consummate the Allen Systems Offer unless, as a result of such failure, (i) the Viasoft Cash shall be less than $83,000,000, or (ii) the Claims Reserve shall be greater than $5,000,000;

              (vi) Viasoft will have breached or failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Viasoft to be performed or complied with by it; provided that if any such breach or failure (other than a breach of Sections
                     5.2 or 6.1 or any other breach that has caused irreparable harm) is curable by Viasoft through the exercise of its reasonable efforts, then Allen Systems and ASG Sub may not terminate the Offer under this subsection (b)(vi) (and will extend the Offer, if requested to do so in writing by Viasoft) until ten business days after written notice thereof has been given to Viasoft by Allen Systems and ASG Sub and unless at such time the matter has not been cured; and further provided that the failure by Viasoft to perform any covenant set forth in Section 5.1 of the Agreement shall not excuse Allen Systems or ASG Sub from their respective obligations to consummate the Allen Systems Offer unless, as a result of such failure, (A) the Viasoft

                     Cash shall be less than $83,000,000, or (B) the Claims Reserve shall be greater than $5,000,000;

              (vii) the Agreement will have been terminated in accordance with its terms;

              (viii) there will have occurred (A) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq National Market, (B) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (C) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States and having a Material Adverse Effect on Viasoft or materially adversely affecting (or materially delaying) the consummation of the Offer, (D) any limitation or proposed limitation (whether or not mandatory) by any U.S. governmental authority or agency, or any other event, that materially adversely affects generally the extension of credit by banks or other financial institutions, or (E) in the case of any of the situations described in clauses (A) through (D) inclusive existing at the date of commencement of the Allen Systems Offer, a material escalation or worsening thereof;

              (ix) any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Allen Systems and any of its Subsidiaries and Affiliates (including ASG Sub), or any group of which any of them is a member, will have entered into a definitive agreement or an agreement in principle with Viasoft with respect to a tender offer or exchange offer for any shares of Viasoft Common Stock or merger, consolidation or other business combination with or involving Viasoft or any of its Subsidiaries;

              (x) any bankruptcy proceedings will have been instituted with respect to Viasoft and not dismissed; or

              (xi) any third party consents, the failure of which to obtain would have a Material Adverse Effect on Viasoft, will not have been obtained; provided, that the failure to obtain any such consent shall not excuse Allen Systems or ASG Sub from their respective obligations to consummate the Allen Systems Offer, unless as a result of such failure (A) the Viasoft Cash shall be less than $83,000,000, or (B) the Claims Reserve shall be greater than $5,000,000;

(d) the Viasoft Offer shall fail to be consummated in accordance with the Agreement at the same time as the Allen Systems Offer, provided that such failure is not the result of any breach of any of the representations, warranties or covenants of Allen Systems or ASG Sub under the Merger Agreement; or

(e)  on the Expiration Date, the Viasoft Cash shall be less than $83,000,000;

    which, in the reasonable judgment of Allen Systems, in any such case, and regardless of the circumstances giving rise to any such condition (other than any action or inaction by Allen Systems or ASG Sub which constitutes a breach of the Agreement), makes it inadvisable to proceed with the Allen Systems Offer or with such acceptance for payment or payment for Shares.

    The foregoing conditions are for the sole benefit of Allen Systems, ASG Sub and their respective Affiliates and may be asserted by Allen Systems or ASG Sub regardless of the circumstances giving rise to such condition (other than any action or inaction by Allen Systems or ASG Sub which constitutes a breach of the Agreement) or may be waived by Allen Systems or ASG Sub in whole or in part at any time and from time to time in their sole discretion (except for the Minimum Tender Condition). The failure by Allen Systems or ASG Sub at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX 2
                                                 TO AGREEMENT AND PLAN OF MERGER


                         CONDITIONS TO THE VIASOFT OFFER

Notwithstanding any other term of the Viasoft Offer or the Agreement, Viasoft will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Viasoft's obligation to pay for or return tendered Shares of Viasoft Common Stock after the termination or withdrawal of the Viasoft Offer), pay for any Shares of Viasoft Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Viasoft Offer, IF

(a) the Minimum Tender Condition shall not have been satisfied at 12:00 midnight on the Expiration Date; or

(b) any consents of, filings with or expirations of waiting periods imposed by, any Governmental Entity applicable to the purchase of shares of Viasoft Common Stock pursuant to the Offer under the HSR Act, and any of the foregoing under Non-US Competition Laws which if not obtained would have a material adverse effect on (i) Allen Systems', ASG Sub's or Viasoft's ability to consummate the Offer, or (ii) the operation or scope of the business of the Surviving Corporation, shall not have been obtained, filed, expired or been terminated; or

(c) at any time after the date of the Agreement and before the acceptance of such Shares of Viasoft Common Stock for payment or the payment therefor (whether or not any shares have heretofore been accepted for payment or paid pursuant to the Viasoft Offer), any of the following conditions exists and is continuing:

                     (i) there will be pending or overtly threatened any suit, action or proceeding brought by or on behalf of any Governmental Entity (or the staff of the Federal Trade Commission or the staff of the Antitrust Division of the Department of Justice will have recommended the commencement of such), or any suit, action or proceeding (other than Excluded Litigation) brought by or on behalf of any shareholder of Viasoft or any other person or party (but only if such suit, action or proceeding is deemed by Viasoft to have a reasonable likelihood of success) directly or indirectly (A) challenging the acquisition of any shares of Viasoft Common Stock pursuant to the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Agreement, or alleging that any such acquisition or other transaction relates to, involves or constitutes a breach of fiduciary duty by Viasoft's directors or a violation of federal securities law or applicable corporate law or (B) seeking to impose a material condition to the Offer, Merger or Agreement which would be adverse to Viasoft's shareholders;

                     (ii) there will be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action will be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, in any of the consequences referred to in clauses (A) and (B) of paragraph (c)(i) above;

                     (iii) (A) Viasoft's Board of Directors or any committee thereof will have failed to recommend the Offer, the Merger, the Agreement, or Viasoft Shareholder Approval, including any failure to include such recommendation in the Schedule 14D-9 or the Proxy Statement, or will have so resolved; (B) Viasoft's Board of Directors or any committee thereof will have withdrawn or modified (including by amendment of the Schedule 14D-9 or Proxy Statement) in a manner adverse to Allen Systems its approval or recommendation of the Offer, the Merger, the Agreement, or Viasoft Shareholder Approval, will have approved or recommended any Takeover Proposal (including a superior proposal),or will have resolved to do any of the foregoing; (C) Viasoft will have entered into any letter of intent or similar document, agreement or commitment with respect to any Takeover Proposal (including a superior proposal) or Viasoft's Board of Directors or any committee thereof will have resolved to do so; (D) Viasoft's Board of Directors or any committee thereof upon a request to reaffirm Viasoft's approval or recommendation of the Offer, the Merger or the Agreement, will have failed to do so within two business days after such request is made or will have so resolved; or (E) a tender or exchange offer relating to securities of Viasoft will have been commenced by a person unaffiliated with Allen Systems or ASG Sub, and Viasoft will not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Viasoft recommends rejection of such tender or exchange offer; but only if, in the case of clauses (A) through (E) above, any such action or non-action would not constitute a breach of Viasoft's obligations under the Agreement;

                     (iv) any of the representations and warranties of Allen Systems or ASG Sub set forth in the Agreement will have failed to be true and correct in any material respect as of the date of the Agreement or will have ceased to be true and correct in any material respect at any time thereafter; provided that if any such failure is curable by Allen Systems or ASG Sub through the exercise of their reasonable efforts, then Viasoft may not terminate the Offer under this subsection (b)(v) until ten business days after written notice thereof has been given to Allen Systems and ASG Sub by Viasoft and unless at such time the matter has not been cured;

                     (v) Allen Systems or ASG Sub will have breached or failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Allen Systems or ASG Sub to be performed or complied with by either of them; provided that if any such breach or failure is curable by Allen Systems or ASG Sub through the exercise of their reasonable efforts, then Viasoft may not terminate the Offer under this subsection (b)(vi) until ten business days after written notice thereof has been given to Allen Systems and ASG Sub by Viasoft and unless at such time the matter has not been cured;

                     (vi) the Agreement will have been terminated in accordance with its terms;

                     (vii) there will have occurred (A) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq National Market, (B) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (C) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States and having a Material Adverse Effect on Viasoft or materially adversely affecting (or materially delaying) the consummation of the Offer, (D) any limitation or proposed limitation (whether or not mandatory) by any U.S. governmental authority or agency, or any other event, that materially adversely affects generally the extension of credit by banks or other financial institutions, or (E) in the case of any of the situations described in clauses (A) through (D) inclusive existing at the date of commencement of the Viasoft Offer, a material escalation or worsening thereof; or

(d) the Allen Systems Offer shall fail to be consummated in accordance with the Agreement at the same time as the Viasoft Offer; provided that such failure is not the result of any breach of any of the representations, warranties or covenants of Viasoft under the Merger Agreement;

which, in the reasonable judgment of Viasoft, in any such case, and regardless of the circumstances giving rise to any such condition (other than any action or inaction by Viasoft which constitutes a breach of the Agreement), makes it inadvisable to proceed with the Viasoft Offer or with such acceptance for payment or payment for Shares.

The foregoing conditions are for the sole benefit of Viasoft and its Affiliates and may be asserted by Viasoft regardless of the circumstances giving rise to such condition (other than any action or inaction by Viasoft which constitutes a breach of the Agreement) or may be waived by Viasoft in whole or in part at any time and from time to time in its sole discretion (except for the Minimum Tender Condition). The failure by Viasoft or any Affiliate of Viasoft at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of May 25, 2000 (this "Amendment") by and between Allen Systems Group, Inc., a Delaware corporation ("Allen Systems"), ASG Sub, Inc., a Delaware corporation ("ASG Sub") and Viasoft, Inc., a Delaware corporation ("Viasoft").

RECITALS

A. Allen Systems, ASG Sub and Viasoft have entered into that certain Agreement and Plan of Merger dated as of April 27, 2000 (the "Merger Agreement");

B. Allen Systems, ASG Sub and Viasoft desire to amend the Merger Agreement to revise Annex 1 and Annex 2 thereto;

THEREFORE, the parties agree as follows:

1. Subclause (c) of the first paragraph of Annex 1 to the Merger Agreement is hereby deleted and replaced with the following:

                  (c) at any time after the date of the Agreement and before 12:00 Midnight on the Expiration Date (or in the case of any action by a Governmental Entity described in (i) or (ii) below, at any time before the acceptance of such Shares for payment or the payment therefor (whether or not any Shares have heretofore been accepted for payment or paid pursuant to the Allen Systems Offer)), any of the following conditions exists and is continuing:


2. Subclause (c) of the first paragraph of Annex 2 to the Merger Agreement is hereby deleted and replaced with the following:

                  (c) at any time after the date of the Agreement and before 12:00 Midnight on the Expiration Date (or in the case of any action by a Governmental Entity described in (i) or (ii) below, at any time before the acceptance of such Shares for payment or the payment therefor (whether or not any Shares have heretofore been accepted for payment or paid pursuant to the Viasoft Offer)), any of the following conditions exists and is continuing:

3. Except as specifically modified by this Amendment, all of the terms of the Merger Agreement shall continue in full force and effect.

4. This Amendment will be governed by, and construed in accordance with, the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

5. This Amendment may be executed in counterparts, all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, Allen Systems, ASG Sub and Viasoft have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


     ALLEN SYSTEMS GROUP, INC.               VIASOFT, INC.

     /s/ PATRICK L. PULLEN                   /s/ STEPHEN D. WHITEMAN
     ----------------------------            ------------------------------

     Name: Patrick L. Pullen                 Name:  Stephen D. Whiteman
          -----------------------                  -------------------------

     Title: Senior Vice President            Title: Chairman of the Board
           ----------------------------            ------------------------
            and Chief Financial Officer             and Chief Executive
           ----------------------------            ------------------------
                                                    Officer
                                                   ------------------------


     ASG SUB, INC.

      /s/ Patrick L. Pullen
     ----------------------------

     Name: Patrick L. Pullen
          -----------------------

     Title: Senior Vice President
           ----------------------------
            and Chief Financial Officer
           ----------------------------

                                                                         ANNEX B

     262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this:
State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation May fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the Surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificate's representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L '98, eff. 7-1-98.)

                                                                         ANNEX C

                     OPINION OF BROADVIEW INTERNATIONAL LLC

                                   BROADVIEW

                                                                  April 27, 2000

                                  CONFIDENTIAL

Board of Directors
Viasoft, Inc.
3033 N. 44th St.
Phoenix, AZ 85018-7296

Dear Members of the Board:

     We understand that Viasoft, Inc. ("Viasoft" or the "Company"), Allen Systems Group, Inc. ("Allen Systems") and ASG Sub, Inc. ("Merger Sub") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which (i) Allen Systems will cause Merger Sub to make a tender offer (the "Allen Systems Offer") to purchase at least a majority of the shares of common stock of Viasoft ("Viasoft Common Stock") for $8.40 per share (the "Offer Price") and Viasoft will simultaneously make an offer (the "Viasoft Offer", and together with the Allen Systems Offer, the "Offer") to purchase all outstanding shares of Viasoft Common Stock tendered in connection with the Offer and not acquired by Merger Sub at a price per share equal to the Offer Price and, (ii) subsequently Merger Sub will be merged with Viasoft (the "Merger"). Pursuant to the Merger, each issued and outstanding share of Viasoft Common Stock not acquired in the Offer will be converted into the right to receive an amount of cash equal to the Offer Price. We understand that the Allen Systems Offer and the Viasoft Offer will be conducted for practical purposes as a single offer, with shares of Viasoft Common Stock being purchased according to the order of priority set forth in the Agreement. The terms and conditions of the above described Offer and Merger (together the "Transaction") are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Offer Price is fair, from a financial point of view, to Viasoft shareholders.

     Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Viasoft's Board of Directors and will receive a fee from Viasoft upon the successful conclusion of the Transaction.

     In rendering our opinion, we have, among other things:

     1.) reviewed the terms of the Agreement dated April 26, 2000 furnished to us by Viasoft management on April 26, 2000 which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed except that we have been informed by Viasoft management that the Offer Price will be $8.40;

     2.) reviewed Viasoft's annual report on Form 10-K for its fiscal year ended
         June 30, 1999, including the audited financial statements included therein, and Viasoft's financial press release dated April 21, 2000 for the period ended March 31, 2000, including the unaudited financial statements included therein;

     3.) reviewed certain internal financial and operating information relating to Viasoft, including certain quarterly projections through June 30, 2001, prepared and furnished to us by Viasoft management;

     4.) participated in discussions with Viasoft management concerning the operations, business strategy, current financial performance and prospects for Viasoft;

     5.) discussed with Viasoft management its view of the strategic rationale for the Transaction;

     6.) reviewed the recent reported closing prices and trading activity for Viasoft Common Stock;

     7.) compared certain aspects of the financial performance of Viasoft with public companies we deemed comparable;

     8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

     9.) reviewed recent equity research analyst reports covering Viasoft;

     10.) assisted in negotiations and discussions related to the Transaction among Viasoft, Allen Systems and their respective financial and legal advisors; and

     11.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Viasoft. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Viasoft as to the future performance of Viasoft. We have neither made nor obtained an independent appraisal or valuation of any of Viasoft assets.

     Based upon and subject to the foregoing, we are of the opinion that the Offer Price is fair, from a financial point of view, to Viasoft shareholders.

     For purposes of this opinion, we have assumed that Viasoft is not currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Viasoft Board in connection with its consideration of the Transaction and does not constitute a recommendation to any Viasoft shareholder as to whether such shareholder should tender its shares in the Offer or as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to, and the inclusion of, this opinion in its entirety in the Schedules to be filed in connection with the Offer, and the Solicitation/Recommendation Statement on Schedule 14D-9 and Proxy Statement to be distributed to Viasoft shareholders in connection with the Transaction.

Sincerely,

/s/ BROADVIEW INTERNATIONAL LLC

Broadview International LLC




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